  As filed with the Securities and Exchange Commission on September 19, 2006
                    Investment Company Act File No. 811-21655

================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM N-2
                       (Check appropriate box or boxes)

[X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
[X] Amendment No. 5
                          A T FUNDS INVESTMENT TRUST
              (Exact Name of Registrant as Specified in Charter)
--------------------------------------------------------------------------------
                     300 Pacific Coast Highway, Suite 305
                      Huntington Beach, California 92648
                   (Address of Principal Executive Offices)
              Registrant's Telephone Number, including Area Code:
                                (714) 969-0521
--------------------------------------------------------------------------------
                              Alexander L. Popof
                     300 Pacific Coast Highway, Suite 305
                      Huntington Beach, California 92648
                    (Name and Address of Agent for Service)

                          Copies of Communications to:

                             David A. Hearth, Esq.
                     Paul, Hastings, Janofsky & Walker LLP
                         55 Second Street, 24th Floor
                     San Francisco, California 94105-3441

                                      and

                           Mitchell E. Nichter, Esq.
                     Paul, Hastings, Janofsky & Walker LLP
                         55 Second Street, 24th Floor
                     San Francisco, California 94105-3441

This Registration Statement has been filed by Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. Securities of Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in Registrant may be made only by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of Registrant.
================================================================================

                         PRIVATE PLACEMENT MEMORANDUM

         PRIVATE PLACEMENT MEMORANDUM DATED AS OF: SEPTEMBER 19, 2006




                               A T FUND OF FUNDS
                                A T FUNDS, LLC
                                    ADVISER
                               -----------------
                            TREESDALE PARTNERS, LLC
                                  SUBADVISER
                               -----------------
                     ALLEGIANCE INVESTMENT MANAGEMENT, LLC
                                 ADMINISTRATOR
                               -----------------

                         CITIGROUP FUND SERVICES, LLC

                               SUBADMINISTRATOR

   The A T Fund of Funds (the "Fund") is the sole series of the A T Funds Investment Trust (the "Company"), which is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company. The Fund operates as a "fund-of-hedge funds." The Fund's investment objective is to seek risk-adjusted, fixed-income, absolute returns by investing in investment funds ("Portfolio Funds") managed by various investment managers ("Portfolio Managers") that use a variety of investment strategies. The Fund cannot guarantee that its investment objective will be achieved or that its portfolio design and risk monitoring strategies will be successful. SEE "TYPES OF INVESTMENT AND RELATED RISKS" ON PAGE 19 AND "OTHER RISKS" ON PAGE 26 OF THIS PRIVATE PLACEMENT MEMORANDUM.

   This Private Placement Memorandum ("PPM") applies to the private placement of shares of beneficial interest of the Fund ("Shares"). The Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. The Fund will issue Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This PPM shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this PPM. Neither the U.S. Securities and

Exchange Commission ("SEC") nor any state securities commission has approved or disapproved these securities or determined if this PPM is truthful or complete. Any representation to the contrary is a criminal offense.

   If you purchase Shares of the Fund, you will become bound by the terms and conditions of the Company's Agreement and Declaration of Trust ("Trust Agreement"). The Trust Agreement is incorporated by reference to Appendix A to the PPM included in the Company's Amendment No. 4 to the Registration Statement on Form N-2 (file No. 811-21655) filed on April 13, 2005.


           Offering Price/(1)/ Maximum Placement Fee /(2)/ Proceeds to the Fund
           ------------------  --------------------------  --------------------
 Per Share        $100                     3%                      $97



(1) For illustrative purposes, it is assumed that the Offering Price is $100.00 per share. The actual Offering Price will be the per share NAV of the Fund as of the effective date of investment.

(2) Investors may be charged a sales commission of up to three percent
(3%) (the "Placement Fee"), in the sole discretion of their account executives. Financial intermediaries and other entities may be retained by the Fund to assist in the placement of Shares ("Placement Agents"). A Placement Agent may charge investors a Placement Fee of up to three percent (3%), based on the amount invested in the Fund through the Placement Agent. The Placement Fee will be either added to or deducted from the investor's subscription amount depending on the requirement of the Placement Agent. The Placement Fee will not constitute an investment in Shares and will not form part of the assets of the Fund. The example shown in the table above assumes that the Placement Fee is deducted from the investor's subscription amount of $100. If the Placement Fee is instead added to the prospective investor's subscription amount such that the proceeds provided by the investor would equal $103, the information in the table would be as follows:

                                           Maximum     Proceeds
                         Offering Price Placement Fee to the Fund
                         -------------- ------------- -----------
               Per Share      $100            3%         $100

   The Shares will not be listed on any securities exchange and it is not anticipated that a secondary market for the Shares will develop. The Shares are also subject to substantial restrictions in transferability and resale and may not be transferred or resold except as permitted under the Trust Agreement. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor's option nor will they be exchangeable for interests or shares of any other fund, because the Company is a closed-end investment company. As a result, you may not be able to sell or otherwise liquidate your Shares. If the Fund does not repurchase your Shares within two years after your request that the Fund repurchase all of your Shares, the Fund will be liquidated. It may take the Fund a substantial period of time to liquidate its assets. As a result, your investment could be locked up for two years or substantially longer depending on the Fund's ability to repurchase Shares or liquidate its assets. Your investment is also at risk of possible loss of the total amount invested. The Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment. SEE "TYPES OF INVESTMENT AND RELATED RISKS" ON PAGE 19, "OTHER RISKS" ON PAGE 26 AND "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES" ON PAGE 39 OF THIS PPM.

   You should not construe the contents of this PPM as legal, tax or financial advice. You should consult your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

   This PPM concisely provides the information that you should know about the Fund before investing. You are advised to read this PPM carefully and to retain it for future reference. The Fund's Statement of Additional

Information ("SAI"), dated as of September 19, 2006, is filed with this PPM, and the table of contents for the SAI can be found in Part B of this registration statement. Additional information about the Company has been filed with the SEC. Such information, including free copies of our shareholder reports, is available upon request and without charge by writing to the Company, c/o Citigroup Fund Services, LLC, Two Portland Square, Portland, ME 04101 or by calling (800) 441-7288. You can also obtain other information about the Company on the SEC's website (http://www.sec.gov). The address of the SEC's Internet site is provided solely for the information of prospective investors and is not intended to be an active link.

   This PPM is dated as of September 19, 2006.

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
SUMMARY OF TERMS.............................................................................   1
SUMMARY OF FUND EXPENSES.....................................................................  10
THE FUND.....................................................................................  12
USE OF PROCEEDS..............................................................................  12
STRUCTURE....................................................................................  12
INVESTMENT PROGRAM...........................................................................  12
Investment Objective.........................................................................  12
Investment Strategy..........................................................................  13
Selection and Continued Evaluation of Portfolio Funds........................................  15
Additional Information About the Subadviser's Investment Strategy............................  19
TYPES OF INVESTMENTS AND RELATED RISKS.......................................................  19
General......................................................................................  19
       General Economic and Market Conditions................................................  19
       Market Risk...........................................................................  19
       Highly Volatile Markets...............................................................  19
       Achievement of the Fund's Investment Goal and Objective...............................  20
       General Trading Risks.................................................................  20
       Multiple Subadvisers..................................................................  20
       Availability of Investment Strategies.................................................  20
       Commercial and Residential Mortgage-Backed Securities and Asset-Backed Securities.....  21
       Interest Rate Risk....................................................................  21
       Corporate Debt Obligations............................................................  21
       Variable and Floating Rate Securities.................................................  21
       Performance-Based Compensation Arrangements with Portfolio Managers...................  21
       Lack of Diversification...............................................................  22
       Activities of Portfolio Funds.........................................................  22

       Limited Operating History.............................................................  22

       Limits on Information.................................................................  22
       Leverage; Short Sales; Options........................................................  22
       Illiquidity...........................................................................  23
       Foreign Securities....................................................................  23
       Currency Risks........................................................................  24
       High Yield Securities.................................................................  24

                               TABLE OF CONTENTS
                                  (continued)

                                                                                   PAGE
                                                                                   ----
       Futures Contracts..........................................................  24
       Derivative Instruments.....................................................  25
       Equity-Related Instruments in General......................................  25
       Risk of Portfolio Investments..............................................  25
       Risks of Arbitrage Strategies..............................................  25
       Convergence Risk...........................................................  25
       Absence of U.S. Regulation.................................................  25
       Potential Conflicts of Interest............................................  26
       Other Clients of Portfolio Managers........................................  26
       When-Issued and Forward Commitment Securities..............................  26
       Additional Risks...........................................................  26
OTHER RISKS.......................................................................  27

Limited Operating History of the Fund.............................................  27
Limited Operating History of the Adviser..........................................  27

Availability of Investment Opportunities..........................................  27
Liquidity Risks...................................................................  27
Repurchase Risks..................................................................  27
Potential Significant Effect of the Performance of a Limited Number of Investments  28
Counterparty Credit Risk..........................................................  28
Inadequate Return.................................................................  28
Inside Information................................................................  28
Recourse to the Fund's Assets.....................................................  28
Possible Exclusion of a Shareholder Based on Certain Detrimental Effects..........  29
Limitations on Transfer; No Market for Shares.....................................  29
LIMITS OF RISK DISCLOSURES........................................................  29
CONFLICTS OF INTEREST.............................................................  30
Adviser and Subadviser............................................................  30
       Voting Rights in Private Funds.............................................  30
       Client Relationships.......................................................  30
       Diverse Shareholders; Relationships with Shareholders......................  30

                               TABLE OF CONTENTS
                                  (continued)

                                                                                 Page
                                                                                 ----
       Management of the Fund...................................................  30
       Other Matters............................................................  31
Portfolio Managers..............................................................  31
       Performance-Based Compensation Arrangements..............................  31
MANAGEMENT OF THE FUND..........................................................  31
Board of Trustees...............................................................  31
The Adviser.....................................................................  31
The Subadviser..................................................................  32
The Administrator...............................................................  32
The Subadministrator............................................................  32
The Custodian...................................................................  33

Subadviser Management Team......................................................  33
       Dennis Rhee..............................................................  33
       Yung Lim.................................................................  34


VOTING..........................................................................  35
FEES AND EXPENSES...............................................................  35
   Expenses.....................................................................  35
       Non-Fund Expenses........................................................  35
       Fund Expenses............................................................  35
       Portfolio Fund Fees and Expenses.........................................  35
       Expense Limitation.......................................................  35

   Fees.........................................................................  36
       Management Fee...........................................................  36
SUBSCRIPTIONS FOR SHARES........................................................  36
   Subscription Terms...........................................................  36
   Eligible Investors...........................................................  37
   Placement Fees...............................................................  37
   Outstanding Securities.......................................................  38
REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES................................  38
   No Right of Redemption.......................................................  38

                               TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE
                                                                                        ----
   Repurchases of Shares...............................................................  38
   Repurchase Procedures...............................................................  39
   Repurchase Fee......................................................................  41
   Mandatory Repurchase................................................................  41
   Transfers of Shares.................................................................  41
CAPITAL ACCOUNTS AND ALLOCATIONS.......................................................  42
   Capital Accounts....................................................................  42
   Allocation of Net Profits and Net Losses............................................  42
   Allocation of Special Items - Certain Withholding Taxes and Other Expenditures......  43
   Reserves............................................................................  43
TAX ASPECTS............................................................................  43
   Tax Treatment of the Fund's Operations..............................................  44
       Classification of the Fund......................................................  44
       Allocation of Profits and Losses................................................  45
       Tax Elections; Returns; Tax Audits..............................................  45
   Tax Consequences to a Withdrawing Shareholder.......................................  46
       Distributions of Property.......................................................  46
   Tax Treatment of Fund Investments...................................................  46
       In General......................................................................  46
       Currency Fluctuations - "Section 988" Gains or Losses...........................  47
       "Section 1256 Contracts"........................................................  48
       Certain Securities Futures Contracts............................................  48
       Mixed Straddle Election.........................................................  49
       Short Sales.....................................................................  49
       Effect of Straddle Rules on Shareholders' Securities Positions..................  49
       Limitation on Deductibility of Interest and Short Sale Expenses.................  49
       Deductibility of Fund Investment Expenditures by Non-Corporate Shareholders.....  50
       Application of Rules for Income and Losses from Passive Activities..............  50
       Application of Basis and "At Risk" Limitations on Deductions....................  50
       "Phantom Income" from Fund Investments..........................................  51
   Non-U.S. Taxes......................................................................  51

                               TABLE OF CONTENTS
                                  (continued)

                                                                                 PAGE
                                                                                 ----
   Taxation of Foreign Shareholders.............................................  51

   Unrelated Business Taxable Income............................................  52
   Certain Matters Relating to Specific Exempt Organizations....................  54
       Private Foundations......................................................  54
       Qualified Retirement Plans...............................................  54
       Endowment Funds..........................................................  54
   Tax Shelter Reporting Requirements...........................................  55
   Certain State and Local Taxation Matters.....................................  55
   ERISA Considerations.........................................................  56
FISCAL YEAR.....................................................................  57
REPORTS TO SHAREHOLDERS.........................................................  57
NET ASSET VALUE.................................................................  57
ADDITIONAL INFORMATION REGARDING THE TRUST AGREEMENT............................  60
   Liability of Shareholders....................................................  60
   Liability of Trustees and Officers...........................................  60

   Amendment of the Trust Agreement.............................................  60
   Power of Attorney............................................................  60
   Term, Dissolution and Liquidation............................................  61
PRIVACY NOTICE FOR INDIVIDUAL INVESTORS.........................................  61
INQUIRIES.......................................................................  61
APPENDIX A ADDITIONAL INFORMATION............................................... A-1

                               SUMMARY OF TERMS

THE FUND           A T Fund of Funds (the "Fund") is the sole series of
                   A T Funds Investment Trust (the "Company"), which is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a closed-end, non-diversified, management investment company.
                   The Fund is a specialized investment vehicle that may be referred to as a private "fund-of-hedge funds." It is similar to certain other investment funds in that shares of beneficial interest of the Fund (the "Shares") are sold in large minimum denominations to high net worth individuals and institutional investors ("Investors") and are subject to substantial restrictions on transferability. However, unlike certain other investment funds, the Fund has registered under the 1940 Act to be able to offer the Shares without limiting the number of Investors who can participate in its investment program.

ADVISER A T Funds, LLC, a Delaware limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), serves as the Fund's investment adviser (the "Adviser"). The Adviser is a direct subsidiary owned equally by the Subadviser and the Administrator.

SUBADVISER         Treesdale Partners, LLC, a Delaware limited
                   liability company and an investment adviser registered under the Advisers Act, serves as the Fund's subadviser (the "Subadviser"), and is responsible for management of the Fund's investment portfolio.
                   The Subadviser is headquartered in New York, New
                   York. It currently operates as a specialized asset management company managing various funds of hedge funds focusing on 'best of breed' relative value fixed income funds. As of June 1, 2006, the Subadviser had approximately $792 million of assets under management.

ADMINISTRATOR      Allegiance Investment Management, LLC, a
                   Delaware limited liability company carrying on business as Allegiance Capital, serves as the Fund's administrator and provides certain administrative services to the Fund (the "Administrator").

SUBADMINISTRATOR   Citigroup Fund Services, LLC, a Delaware limited
                   liability company, serves as the Fund's
                   subadministrator (the "Subadministrator"). The
                   Subadministrator is an indirect, wholly-owned subsidiary of Citigroup Inc. The Fund reimburses the Administrator for the fees paid to the Subadministrator.

INVESTMENT         The Fund's investment objective is to seek risk-
PROGRAM            adjusted, fixed-income, absolute returns regardless
                   of the market conditions. The Fund operates as a "fund of hedge funds."
                   The Fund seeks to accomplish its objective by investing its assets in investment funds ("Portfolio
                   Funds") that are managed by various investment managers ("Portfolio Managers") that use an "absolute return" investment strategy. An "absolute return" investment strategy refers to a broad class of investment strategies that historically have exhibited limited correlation to each other or to the performance of major equity and debt market indices. The Subadviser expects the selected
                   Portfolio Funds to invest primarily in relative value, market neutral strategies in the fixed-income markets that are intended to generate consistent returns.

                   The Portfolio Funds may invest in various instruments, including, among other things, public and private, leveraged and non-leveraged, U.S. and foreign, long and short positions in fixed-income debt instruments, cash and cash equivalents, options, warrants, futures and other commodities, currencies, over-the-counter derivative instruments (such as swaps), securities that lack active public markets, repurchase and reverse repurchase agreements, preferred stocks, convertible bonds and other financial instruments; and real estate related securities (collectively, "Financial Instruments").

                      In addition to investments in Portfolio Funds, the Fund may, to the extent permitted by applicable law or exemptive relief obtained by the Fund, allocate assets directly to Portfolio Managers either in the form of a directly managed account or through the creation of a special purpose investment vehicle in which the Fund might be the sole investor. Portfolio Managers to whom managed account or special purpose investment vehicle allocations are made are referred to in this PPM as "Direct Allocation Portfolio Managers." For purposes of the Fund's investment objectives, strategies, policies and restrictions and investment limitations under the 1940 Act, the Fund will "look through" to the underlying investments of any managed accounts or special purpose investment vehicles it creates for the specific purpose of facilitating management of the Fund's assets by a Direct Allocation Portfolio Manager (as opposed to Portfolio Funds formed and managed by third parties). Other Portfolio Funds in which the Fund invests, however, are not subject to the Fund's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act.

                      See "INVESTMENT PROGRAM."

SELECTION AND         It is the responsibility of the Subadviser to research
CONTINUED             and select the Portfolio Funds, to satisfy itself as to
EVALUATION OF         the suitability of the terms and conditions of the
PORTFOLIO FUNDS       Portfolio Funds or, where relevant, negotiate the
                      respective portfolio management agreements with the Portfolio Managers, and to allocate and reallocate the assets of the Fund among Portfolio
                      Funds. The Subadviser makes its allocation decisions based on its view of the optimal mix of investment sectors and styles, using advanced risk analytics and asset allocation analysis. The risk profile of the Fund's portfolio is monitored using advanced risk management tools. The major types of risks that are evaluated include duration, convexity, volatility, prepayment, basis, liquidity, leverage, credit and financing.
                      Portfolio Funds are chosen on the basis of selection criteria and risk parameters established by the Subadviser, including an analysis of the Portfolio
                      Fund's performance during various time periods and market cycles and the Portfolio Manager's reputation, experience, training and investment philosophy and policies. In addition, the Portfolio
                      Manager's ability to provide timely and accurate reporting and its internal controls will be considered. In an effort to optimize its investment program, the Subadviser may allocate a portion of the Fund's assets to Portfolio Funds that lack historical track records but, in the Subadviser's judgment, offer appropriate potential. The
                      Subadviser monitors each Portfolio Fund on an ongoing basis, and investment policies and philosophy are discussed with each Portfolio
                      Manager regularly. The identity and number of Portfolio Funds for the Fund is likely to change over time. The Subadviser may withdraw assets from a Portfolio Fund or allocate assets to a Portfolio Fund without prior notice to or the consent of the Shareholders.
                      The Fund may invest through investment
                      partnerships, limited liability companies, corporations and other entities managed by Direct
                      Allocation Portfolio Managers, as well as through accounts managed by Direct Allocation Portfolio
                      Managers. To the extent permitted by applicable law, some of the investments may be made through one or more investment entities for which the Subadviser or an associated person may serve as the general partner, sponsor or manager.

POTENTIAL BENEFITS    The Fund offers the benefits associated with the
OF INVESTING IN THE   Portfolio Funds' individual investment strategies. In
FUND                  addition, by allocating its assets among a number of
                      Portfolio Funds, the Fund has the potential to invest in a wider array of investments than would be possible by investing in a single Portfolio Fund.
                      The Subadviser expects that by allocating the Fund's assets for investment among multiple
                      Portfolio Funds, the Fund may reduce the volatility
               inherent in a direct investment in any single
               Portfolio Fund.

               An investment in the Fund will enable investors to have their assets managed by a group of Portfolio Managers whose services generally are not available to the general investing public, whose investment funds may be closed from time to time to new investors or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Fund also will enable investors to invest with a cross section of Portfolio Funds without being subject to the high minimum investment requirements that Portfolio Funds typically impose on investors.

RISK FACTORS   The investment program of the Fund is speculative
               and involves substantial risks. There can be no assurance that the investment objective of the Fund will be achieved. The investment performance of the Fund will depend on the performance of the Portfolio Funds with which the Fund invests, and the Subadviser's ability to select Portfolio Funds and to allocate and reallocate effectively the Fund's assets among Portfolio Funds. The value of an investment in the Fund will fluctuate with changes in the values of the Portfolio Fund's investments.
               The general risks of an investment in the Fund including the following:
               Investing in the Fund can result in a loss of capital invested.
               Shares will not be traded on any securities exchange or other market and will be subject to substantial restrictions on transfer and have very limited liquidity.
               Portfolio Funds may borrow, issue debt or other senior securities and utilize other forms of leverage.
               If a Portfolio Fund issues preferred stock, the holders of such preferred stock may have voting rights superior to those of other investors in such Portfolio Fund, including the Fund, and may be able to block actions that are in the best interests of such other investors, including the Fund. The use of leverage presents opportunities for increasing total return, but it also has the effect of potentially increasing losses. The cumulative effect of the use of leverage in a market that moves adversely to a leveraged investment could result in a substantial loss that would be greater than if leverage were not used. In periods of extreme market volatility, the need to sell assets in a declining market can cause even greater losses, as prices may be artificially depressed. Claims of creditors with respect to the borrowed funds may be senior to those of the Fund and other investors in such Portfolio Funds.
               The use of short sales and derivative transactions by Portfolio Funds can result in significant losses to the Fund.
               The Fund is a non-diversified fund and invests in Portfolio Funds that may not have diversified investment portfolios and may, in some cases, concentrate their investments in a single sector or group of related sectors, thereby increasing investment risk.

               The Fund was formed on October 7, 2004 and began investment operations as of May 1, 2005, and thus has a limited operating history upon which investors can evaluate its performance. In addition, certain Portfolio Funds may be newly formed and have no operating histories upon which investors can evaluate their performance.

               By investing in Portfolio Funds indirectly through the Fund, an investor indirectly bears a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an investor in Portfolio Funds. These are in addition to the fees paid by the Fund to the Adviser and the operating expenses of the Fund.
               The incentive-based allocations assessed by
               Portfolio Managers and borne by the Fund may create an incentive for Portfolio Managers to make investments that are riskier or more speculative than those that might have been made in the absence of incentive-based allocations. In addition, because an incentive-based allocation will generally be calculated on a basis that includes unrealized appreciation of a Portfolio Fund's assets, the allocation may be greater than if it were based solely on realized gains. Because the Portfolio
       Managers value the Portfolio Funds they manage, which directly impacts the amount of incentive-based allocations they receive, Portfolio Managers face a conflict of interest in performing such valuations.
       Each Portfolio Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Portfolio Funds and the Fund generally. Accordingly, a Portfolio
       Manager that manages a Portfolio Fund with positive performance may receive incentive-based compensation from the Fund, which will be borne indirectly by the Fund's investors, even if the Fund's overall returns are negative.

       Investment decisions for Portfolio Funds are made by Portfolio Managers independently of each other.
       As a result, at any particular time, one Portfolio
       Fund may be purchasing securities of an issuer whose securities are being sold by another Portfolio
       Fund. Consequently, the Fund could indirectly incur certain transaction costs without accomplishing any net investment result.

       Various risks are associated with the securities and other instruments in which Portfolio Funds may invest, their investment strategies and the specialized investment techniques they may use.

       Portfolio Funds are not registered as investment companies under the 1940 Act. Therefore, the Fund, as an investor in Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds. There are no restrictions on the proportion of its assets the Fund may invest in unregistered investment companies. To the extent that all of the Portfolio Funds in which the Fund invests are unregistered investment companies, the Fund's entire portfolio will lack 1940 Act protections, even though the Company is itself registered under the 1940 Act.

       Portfolio Funds may invest in securities of companies in foreign countries, which involves potential risks not typically involved in investing in domestic securities. Such risks may include the instability of foreign governments, possibility of expropriation, limitations on the use or removal of assets, changes in governmental administration or economic or monetary policy, changes in dealings between nations, foreign tax laws or confiscatory taxation, exchange rate risk, higher expenses due to the costs of conversions between various currencies and foreign brokerage commissions, less liquidity, more volatility, less governmental supervision, lack of uniform accounting, auditing and financial reporting standards, and potential difficulties in enforcing contractual obligations.

       Certain Portfolio Managers are not willing to fully disclose the investment positions of the Portfolio
       Funds on a timely basis. Even in cases where the Portfolio Manager does provide information to the Subadviser, the Subadviser may have little or no means of independently verifying information provided. Therefore, the Subadviser may not be able to ascertain whether Portfolio Funds are adhering to their disclosed investment strategies and their investment and risk management policies. A
       Portfolio Fund may use proprietary investment strategies that are not fully disclosed to the Subadviser, which may involve risks under some market conditions that are not anticipated by the Subadviser.
       To the extent the Fund purchases non-voting securities of a Portfolio Fund or waives its right to vote its securities with respect to Portfolio Funds, it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund, including matters that could adversely affect the Fund's investment in the Portfolio Fund. Although the Fund does not currently intend to invest primarily in non-voting securities, there are no restrictions on the Fund's ability to invest in such securities. However, in accordance with applicable regulations, it is the policy of the Fund to waive its voting rights for any portion of its investment in a Portfolio Fund which exceeds 3% of such Portfolio Fund's outstanding voting securities.

                    To the extent the Fund invests in Portfolio Funds that allow its investors to effect withdrawals only at certain specified times, the Fund may not be able to withdraw its investment in a Portfolio Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund's investment return. There are no restrictions as to the proportion of its assets the Fund may invest in such Portfolio Funds. To the extent that all of the Portfolio Funds in which the Fund invests place restrictions on the Fund's ability to withdraw its investment, the Fund's entire portfolio may be illiquid at any particular time.
                    To the extent the Fund invests in Portfolio Funds that are permitted to distribute securities in kind to investors making withdrawals, upon the Fund's withdrawal of all or a portion of its interest in a Portfolio Fund, the Fund may receive securities that are illiquid or difficult to value.
                    The investment activities of the Adviser, Subadviser, Portfolio Managers and their affiliates for their own accounts and for other accounts they manage may give rise to conflicts of interest that may disadvantage the Fund.
                    See "TYPES OF INVESTMENTS AND RELATED
                    RISKS," "OTHER RISKS" and "CONFLICTS OF
                    INTEREST."

BOARD OF TRUSTEES   The Board of Trustees of the Company
                    (individually, a Trustee and collectively, the Board of Trustees) has overall responsibility for the management and supervision of the operations of the Fund. The initial Trustees serving on the Board of Trustees were elected by the organizer of the Company. . Any vacancy on the Board of Trustees may be filled by the remaining Trustees, except to the extent the 1940 Act requires the election of Trustees by investors holding shares (each a "Shareholder"). Seventy-five percent (75%) of the Trustees are persons who are not "interested persons" (as defined by the 1940 Act) of the Company, the Adviser, the Subadviser or their affiliates (the "Independent Trustees"). See
                    "MANAGEMENT OF THE FUND" and "VOTING."

EXPENSES The Adviser and the Subadviser will bear all of their own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Funds and the fees and expenses of any distributors (other than Placement Agents) that may be retained by them. The Adviser and/or its affiliates may compensate outside distribution agents out of their own financial resources. The Administrator will bear the expenses for sales, marketing, distribution and client servicing with respect to the Fund. The Fund bears all other ordinary operating and extraordinary expenses, including, among other things, all expenses related to the formation and organization of the Fund, initial and on-going registration requirements of the Fund, and day-to-day operations, administration, third-party research, record keeping and compliance of the Fund.
                    The Adviser has contractually agreed to reduce its fees, or to pay or absorb the ordinary operating expenses of the Fund, to the extent necessary to limit the ordinary operating expenses of the Fund to 2.5% per annum of the Fund's average monthly net assets (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses reduced, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred. Subject to authorization by the Board of Trustees, the Fund will reimburse the Adviser for such amounts carried forward, which reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the Fund (the "Management Agreement"). The
                   Management Agreement has an initial term of two years, and will then continue for successive one year periods so long as it is approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The
                   Management Agreement may be terminated at any time, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders.
                   See "FEES AND EXPENSES."

MANAGEMENT FEE     In consideration of the advisory and other services
                   provided by the Adviser to the Fund, the Fund pays the Adviser a monthly fee of 1/12 of 2% (2% on an annualized basis) of the Fund's net assets (the
                   "Management Fee"). The Management Fee is an expense out of the Fund's assets. The Fund does not pay any separate fees to the Subadviser and the Administrator, but they are compensated through their respective ownership of the Adviser. The Fund will reimburse the Administrator for any fees or expenses the Administrator pays to the Subadministrator.
                   See "FEES AND EXPENSES."

REPURCHASE FEE     If a Shareholder tenders any of its Shares to the
                   Fund for repurchase and such Shares are
                   repurchased by the Fund before the first anniversary after such Shares were initially purchased by the Shareholder, a repurchase fee equal to two percent
                   (2%) of the value of the Shares repurchased will be levied against the Shareholder. The Fund will retain the repurchase fee.

ELIGIBILITY        Each prospective investor will be required to certify
                   that the Shares subscribed for are being acquired directly or indirectly for the account of an "accredited investor" (within the meaning of Regulation D under the Securities Act) and a "qualified client" (within the meaning of the Advisers Act). See "SUBSCRIPTIONS FOR
                   SHARES - Eligible Investors." Investors who are both "accredited investors" and "qualified clients" are referred to in this PPM as "Eligible Investors."
                   Existing Shareholders subscribing for additional
                   Shares will be required to qualify as "Eligible
                   Investors" at the time of the additional subscription.
                   The qualifications required to invest in the Fund will appear in a subscription agreement that must be completed by each prospective investor.

SUITABILITY        An investment in the Fund involves substantial
                   risks and is not necessarily suitable for all Eligible
                   Investors. You may lose some or all of your investment in the Fund. Before making a decision to invest in the Fund, you should consider whether the investment is consistent with your investment goals and needs and your personal financial situation, considering such factors as personal net worth, income, age, risk tolerance and liquidity needs.

SUBSCRIPTION FOR   Each Shareholder must subscribe for a minimum
SHARES             initial investment in the Fund of $100,000.
                   Additional investments in the Fund must be made in a minimum amount of $50,000. The minimum initial and additional investments may be reduced by the Board of Trustees with respect to individual investors or classes of investors (as, for example, with respect to certain control persons, officers and employees of the Company, the Adviser, the Subadviser, the Administrator or their affiliates).


                   The Fund intends to accept initial and additional subscriptions for Shares as of the first business day of each calendar month, except that the Fund may offer Shares more or less frequently as determined by the Board of Trustees. All subscriptions are subject to the receipt by the Fund of cleared funds prior to the applicable subscription date in the full amount of the subscription. A prospective investor must also submit a completed subscription agreement before the applicable subscription date, provided that such subscription agreement may require both earlier submission of the completed agreement and earlier receipt by the Fund of cleared funds. The Board of Trustees reserves the right to reject any subscription for Shares (or portions of Shares) and may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time.

PLACEMENT AGENTS   Financial institutions and other entities may be
                   retained by the Fund to assist in the placement of Shares. These entities ("Placement Agents"), which may be affiliated with the Adviser, will generally be entitled to receive a sales commission of up to three percent (3%) (the "Placement Fee") from each investor purchasing Shares through a Placement
                   Agent. The Placement Fee will be based on a formula that takes into account the amount invested through the Placement Agent, and will be either added to or deducted from a prospective investor's subscription amount depending on the requirements of the Placement Agent. The Placement Fee will not constitute an investment in Shares and it will not form part of the assets of the Fund. The Placement Fee may be adjusted or waived at the sole discretion of the Placement Agent. The Adviser and/or its affiliates may also compensate Placement Agents out of their own financial resources. The compensation paid by the Adviser and/or its affiliates to the Placement Agents may be significant in amount and the prospect of receiving such compensation may provide the Placement Agents an incentive to favor sales of Shares over other investment options. See
                   "SUBSCRIPTIONS FOR SHARES - PLACEMENT FEES."

TRANSFER           Any Shares (or portion of a Share) held by a
RESTRICTIONS       Shareholder may be transferred only (i) by operation
                   of law due to the death, divorce, bankruptcy, insolvency or dissolution of the Shareholder, or
                   (ii) under certain limited circumstances, with the prior written consent of the Board of Trustees (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

                   A Shareholder who transfers any Share will be charged reasonable expenses incurred by the Fund or the Board of Trustees in connection with the transfer. Such expenses may include attorneys' and accountants' fees. Such expenses will vary depending on the complexity of the transfer and other circumstances and whether an opinion of legal counsel is required. Generally, a simple transfer of Shares (which would typically not include a transfer in which an opinion of counsel was required) should not be expected to incur expenses of more than approximately $1,000, but actual expenses could be less or greater than this estimate.

                   See "REDEMPTIONS, REPURCHASES AND
                   TRANSFERS OF SHARES."

REDEMPTIONS AND    Shares are not redeemable and a Shareholder has no
REPURCHASES OF     right to require the Fund to redeem its Shares.
SHARES BY THE

FUND The Fund will from time to time make offers to repurchase Shares from Shareholders, at such times and on such terms as may be determined by the Board of Trustees, in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees will consider the recommendations of the Adviser. The
                   Board of Trustees will also consider the following factors, among others, in making this determination:
                   (i) whether any Shareholders have requested the Fund to repurchase Shares; (ii) the liquidity of the Fund's assets; (iii) the investment plans and working capital requirements of the Fund; (iv) the relative economies of scale with respect to the size of the Fund; (v) the history of the Fund in repurchasing Shares; (vi) the economic condition of the securities markets; and
                   (vii) the anticipated tax consequences of any proposed repurchases of Shares. See "Redemptions,
                   Repurchases and Transfers of Shares".

                   The Trust Agreement generally provides that the Fund will be dissolved if the Shares of any Shareholder that has submitted a written request to the Fund for the repurchase of all of its Shares, in accordance with the terms of the Trust Agreement, are not repurchased by the Fund within a period of two years following the date the request is received by the Fund.
                   If a repurchase offer is oversubscribed by Shareholders who tender Shares for repurchase, the Fund may choose to repurchase only a pro rata portion of the Shares tendered by each Shareholder. In addition, a Shareholder who tenders for repurchase only a portion of its Shares will be required to maintain a minimum Share account balance of $100,000, or such lesser amount as the Board of Trustees may determine. The Fund maintains the right to reduce the portion of the Shares to be repurchased from a Shareholder so that the required minimum
                   Share account balance is maintained.
                   The Fund may repurchase all or part of a Shareholder's Shares if, among other reasons, ownership of Shares by a Shareholder would cause the Fund or the Adviser to be in violation of the securities, commodities or other laws of the U.S. or any other relevant jurisdiction.
                   See "REDEMPTIONS, REPURCHASES AND TRANSFERS
                   OF SHARES."

TAXATION The Fund operates as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
                   The Fund itself should not be subject to U.S. federal income tax, and each Shareholder will be required to report on his, her or its own annual tax return the Shareholder's distributive share of the Fund's taxable income or loss. If the Fund was determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund generally would be treated as dividends to the extent of the Fund's earnings and profits. See "TAX ASPECTS."

EMPLOYEE BENEFIT   Investors subject to the Employee Retirement Income
PLANS AND OTHER    Security Act of 1974, as amended ("ERISA") and
TAX-EXEMPT         other tax-exempt entities (each, a "tax-exempt entity")
ENTITIES           may purchase Shares in the Fund. Because the Fund
                   has registered as an investment company under the 1940 Act, so long as that registration is in effect, the Fund's assets would not be deemed to be "plan assets" for purposes of ERISA, and would not be considered
                   "plan assets" for purposes of the fiduciary responsibility rules and prohibited transaction rules contained in ERISA and Section 4975 of the Code.
                   Portfolio Funds may utilize leverage in connection with their investment or trading activities with the result that a tax-exempt entity that is a Shareholder may incur income tax liability with respect to its share of the net profits derived from these leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income" within the meaning of the Code. The Fund will provide to Shareholders that are tax-exempt entities such accounting information as is available to the Fund to assist the Shareholders in reporting unrelated business taxable income for income tax purposes.
               Investment in the Fund by tax-exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this PPM and to consult their legal, tax and accounting advisors with respect to their consideration of an investment in the Fund.
               See "TAX ASPECTS."

FISCAL YEAR    For accounting purposes, the Fund's fiscal year is
               the 12-month period ending on March 31. The first fiscal year of the Fund ended on March 31, 2005, although the Fund did not commence investment operations until May 1, 2005. The 12-month period ending December 31 of each year will be the taxable year of the Fund.

REPORTS TO     The Fund will furnish to Shareholders as soon as
SHAREHOLDERS   practicable after the end of each taxable year
               information as is required by law to assist the Shareholders in preparing their tax returns. A
               Portfolio Manager's delay in providing this information to the Fund could delay the Fund's preparation of tax information for investors, which will likely require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report. The
               Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. See "TYPES OF INVESTMENTS
               AND RELATED RISKS."

CUSTODIAN      Citibank, N.A. (the "Custodian"), provides certain
               custodial services to the Fund. Fees payable to the Custodian for these services, and reimbursement for the Custodian's out-of-pocket expenses, are paid by the Fund.

TERM The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the Trust
               Agreement.

                           SUMMARY OF FUND EXPENSES

   By investing in the Fund, Shareholders will directly pay the fees and expenses charged by the Fund, and will indirectly bear the fees and expenses incurred by the Fund, including fees and expenses charged by the Portfolio Funds. The following table illustrates the fees and expenses that the Fund will charge Shareholders, including the fees and expenses that the Fund expects to incur and that Shareholders will bear indirectly. However, the table does not illustrate the fees and expenses that the Portfolio Funds will charge the Fund.

     SHAREHOLDER TRANSACTION EXPENSES
        Maximum Placement Fee (percentage of investment amount) (1)  3.00%
        Repurchase Fee (percentage of repurchase value) (2)          2.00%
     ANNUAL EXPENSES (as a percentage of the Fund's net assets)
        Management Fee (to the Adviser)                              2.00%
        Other expenses                                               2.46%
        Total Annual Expenses (3)                                    4.46%
        Fee waiver and expense reimbursement (4)                     1.96%
        Net Expenses                                                 2.50%

  (1) In connection with initial and additional investments, investors may be charged Placement Fees of up to three percent (3%) based on the amounts transmitted in connection with their subscriptions, in the sole discretion of their account executives. See "SUBSCRIPTIONS FOR SHARES - PLACEMENT FEES."

  (2) If a Shareholder tenders any of its Shares to the Fund for repurchase and such Shares are repurchased by the Fund before the first anniversary after such Shares were initially purchased by the Shareholder, a repurchase fee equal to two percent (2%) of the value of the Shares repurchased will be levied by the Fund against the Shareholder. The repurchase fee will be retained by the Fund.
     "Other expenses" reflect all ordinary operating expenses (i.e., Annual Expenses) other than the Management Fee incurred by the Fund. The amount represents an estimate based on the Fund's operations, and includes professional fees and other expenses that the Fund will bear directly, including, among other things, organizational expenses and administrative, custody and accounting fees and expenses.

     Any fees or expenses charged by
     Direct Allocation Portfolio Managers or affiliates of the Adviser, including any incentive fees, are included within this amount. The Fund does not intend to issue any debt or other senior securities and, therefore, there is no interest expense included within "other expenses." All of the "other expenses" have been taken into consideration in the example calculations on the next page of this PPM. See "FEES AND EXPENSES."

  (3) Investors also indirectly bear a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an investor in the Portfolio Funds or special purpose investment vehicles. It is currently expected that the Fund will generally be charged fees and expenses in the range of 1% to 2% of the value of the assets invested in such Portfolio Fund or vehicle, plus an incentive fee currently expected to range from 15% to 20% of any realized and unrealized capital appreciation in the value of the Fund's investments in such Portfolio Funds or vehicles. The fee arrangements with Portfolio Funds or special purpose vehicles may or may not provide for a "clawback" (i.e., recovery by the Fund of incentive fees paid on unrealized appreciation that later turned into realized depreciation) or a "high water mark" (i.e., whether appreciation would be determined based on a prior high value or whether prior losses would need to be recovered before a performance fee is payable). If there is no "clawback" provision, the Fund may pay incentive fees without ultimately realizing any appreciation. If there is no "high water mark" provision, prior losses would not have to be recovered before the Fund pays further incentive fees (i.e., the Fund may pay incentive fees on appreciation that does nothing more than make up all or a portion of prior losses).

  (4) The Adviser has contractually agreed to reduce its fees, or to pay or absorb the ordinary operating expenses of the Fund, to the extent necessary to limit the ordinary operating expenses of the Fund to 2.50% per annum of the Fund's average monthly net assets (the "Expense Limitation"). Because placement fees, sales loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation are excluded from the Expense Limitation, if the Fund incurs such costs and all other expenses remain the same the actual expenses of the Fund will be greater than 2.5% notwithstanding the Expense Limitation noted above. However, the Fund does not currently anticipate incurring during the next twelve (12) months any of those expenses excluded from the Expense Limitation, and placement fees, if any, will be charged by Placement Agents directly to investors in the amount of up to three percent (3%) from each investor in the Fund whose Shares the Placement Agent places (see "Subscription of Shares - Placement Fees"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses reduced, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred. Subject to authorization by the Board of Trustees, the Fund will reimburse the Adviser for such amounts carried forward, which reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the Fund (the "Management Agreement"). The Management Agreement has an initial term of two years, and will then continue for successive one year periods so long approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The Management Agreement may be terminated at any time, without the payment of any penalty, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders.

   The purpose of the table above is to assist prospective investors in understanding the various costs and expenses Shareholders will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see "FEES AND EXPENSES" and "SUBSCRIPTIONS FOR SHARES."

EXAMPLE

   You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                     ------   -------   -------   --------
                      $75      $144      $234       $463

   The Example is based on the fees and expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. Because the Expense Limitation will remain in effect for the term of the Management Agreement, which has an initial term of two years, the contractual Expense Limitation has been taken into consideration in the Example only for one year, reflecting the remaining term of the Management Agreement.

                                   THE FUND

   The Fund, A T Fund of Funds, which is a closed-end, non-diversified, management investment company, was formed as the sole series of A T Funds Investment Trust, a statutory trust organized under the laws of Delaware on October 8, 2004. The Fund began investment operations as of May 1, 2005. The Fund's principal office is located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. Investment advisory services are provided to the Fund by the Adviser, A T Funds, LLC, a limited liability company organized under Delaware law, and investment sub-advisory services are provided to the Adviser and the Fund by the Subadviser, Treesdale Partners, LLC, a limited liability company organized under Delaware law. Responsibility for monitoring and overseeing the Fund's investment program and its management and operation is vested in the individuals who serve on the Board of Trustees (individually, a "Trustee" and collectively, the "Board of Trustees"). See "THE BOARD OF TRUSTEES".

                                USE OF PROCEEDS

   The proceeds from the sale of shares of beneficial interest of the Fund ("Shares"), not including the amount of any Placement Fees paid by investors, will be invested by the Fund to pursue its investment program and objectives as soon as practicable, consistent with market conditions, after receipt of the proceeds by the Fund.

                                   STRUCTURE

   The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as "private investment funds," with those of a closed-end registered investment company. Private investment funds are unregistered, commingled asset pools that are often aggressively managed and that offer their securities privately without registration under the Securities Act in large minimum denominations (often over $1 million) to a limited number of high net worth individuals and institutional investors. The general partners or investment advisers of these funds, which in the United States are typically structured as limited partnerships, are usually compensated through asset-based fees and incentive-based allocations. Closed-end registered investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies. These registered companies impose relatively modest minimum investment requirements, and publicly offer their shares to a broad range of investors. Unlike many other registered investment companies, the Fund is not offering its Shares to the public. The advisers to these closed-end investment companies are typically compensated through asset-based (but not performance or incentive-based) fees.

   The Fund shares a number of key elements with private investment funds. The portfolios of the Portfolio Funds may be actively managed and Shares will be sold in relatively large minimum denominations in private placements solely to high net worth individuals and institutional investors. Unlike many private investment funds, however, the Fund, as a registered closed-end investment company, can offer Shares without limiting the number of investors that can participate in its investment program. The structure of the Fund is designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in a sophisticated investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Fund to the limitations on the number of investors faced by many of those private investment funds.

                              INVESTMENT PROGRAM

INVESTMENT OBJECTIVE

   The Fund's investment objective is to seek risk-adjusted, fixed-income, absolute returns regardless of the market conditions. It pursues this objective by investing its assets primarily in various Portfolio Funds managed by a select group of Portfolio Managers primarily in fixed income markets. This form of investment structure is commonly known as a "fund-of-hedge funds."

   The investment objective of the Fund is fundamental and may not be changed without a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act.

   The Subadviser expects that each Portfolio Fund will use an "absolute return" investment strategy, which refers to a broad class of investment strategies that historically have exhibited limited correlation to each other or to the performance of major equity and debt market indices. The Subadviser expects the selected Portfolio Funds to invest primarily in relative value, market neutral strategies in the fixed-income markets that are designed to generate consistent returns.


   The Portfolio Funds may invest in various Financial Instruments, including, among other things, public and private, leveraged and non-leveraged, U.S. and foreign, long and short positions in fixed-income debt instruments, cash and cash equivalents, options, warrants, futures and other commodities, currencies, over-the-counter derivative instruments (such as swaps), securities that lack active public markets, repurchase and reverse repurchase agreements, preferred stocks, convertible bonds and other financial instruments; and real estate related securities.

INVESTMENT STRATEGY

   The Subadviser expects to allocate Fund assets among broad categories of investment strategies and techniques primarily in the fixed income markets. However, there are no restrictions as to the proportion of its assets the Fund may invest in any particular investment strategy or technique. To the extent that all of the Portfolio Funds in which the Fund invests use the same investment strategy or technique, the Fund's entire portfolio, although invested in multiple Portfolio Funds, may be subject to risks associated with concentration of its investments in a particular investment strategy or technique. (See "TYPES OF INVESTMENTS AND RELATED RISKS - Lack of Diversification.") Portfolio Funds will be permitted to invest in public and private, U.S. and foreign, long and short positions in fixed income securities, options, convertible securities, financial and commodity futures, warrants, preferred stocks, currency forward contracts, over-the-counter derivative instruments, securities that lack active public markets, and other related financial instruments. Investment and trading strategies used may include hedging and arbitrage strategies, short sales and leveraging.

   Until investments of the type described above are made, the Subadviser may temporarily invest the Fund's available monies in securities or financial instruments such as certificates of deposit, money market funds or other cash equivalents.

   The Fund has the authority to borrow and may do so primarily to pay redemptions, which would otherwise result in the premature liquidation of investments. Generally, such borrowing will be limited to 25% of the Fund's net asset value at the time of the borrowing. In addition, Portfolio Funds may be permitted to borrow.

   The Subadviser may monitor the exposure of the Fund to different markets and may enter into futures or options and other transactions, and may purchase government securities, for hedging purposes or to achieve the overall investment objective of the Fund. In addition, the Subadviser may monitor the exposure of the Fund to currency risk and may enter into currency transactions principally, but not solely, for hedging purposes. The Subadviser does not expect to conduct such monitoring or to engage in such hedging transactions, although it reserves the right to do so.

   The Subadviser is responsible for selecting Portfolio Funds and determining the portion of the Fund's assets to be allocated to each Portfolio Fund, subject to the general supervision of the Adviser. The Subadviser seeks to select Portfolio Funds that it believes possess an advantage that sets them apart from other funds following similar strategies. Such advantages may include superior market models, a team of talented and experienced investment professionals, or a strategy or strategy implementation that cannot be easily duplicated by competitors.

   The Subadviser endeavors to allocate the Fund's investment portfolio to a variety of Portfolio Funds and strategies to limit the negative impact that any single fund might have on the risk and return targets of the overall portfolio if such fund should perform below expectations. To minimize the risk of insufficient diversification, the Subadviser will not allocate more than 20% of the Fund's assets to any single Portfolio Fund, measured at the time of investment. This limit may be exceeded over time as a result of relative outperformance of a Portfolio Fund, and the Subadviser may or may not adjust the portfolio allocations in such event.

   Pursuant to the requirements of the 1940 Act, the Fund limits its investment in any one Portfolio Fund to 3% or less of the Portfolio Fund's voting securities, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) permitting investments constituting a greater percentage of such securities. However, to permit the investment of more of its assets in a Portfolio Fund deemed attractive by the Subadviser, the Fund may purchase non-voting securities of Portfolio Funds or contractually forgo its voting rights, on a case-by-case basis, by expressly waiving such rights in the appropriate documentation required to effect purchases of securities in the Portfolio Funds, subject to a limitation that the Fund will not purchase voting and non-voting interest in a Portfolio Fund that in the aggregate represent 25% or more of a Portfolio Fund's outstanding equity, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) providing that investments of a greater percentage would not constitute control of a Portfolio Fund.

   In addition to investments in Portfolio Funds, the Fund may, to the extent permitted by applicable law or exemptive relief obtained by the Fund, allocate assets directly to Direct Allocation Portfolio Managers either in the form of a directly managed account or through the creation of a special purpose investment vehicle in which the Fund might be the sole investor. For purposes of the Fund's investment objectives, strategies, policies and restrictions and investment limitations under the 1940 Act, the Fund will "look through" to the underlying investments of any managed accounts or special purpose investment vehicles it creates for the specific purpose of facilitating management of the Fund's assets by a Direct Allocation Portfolio Manager (as opposed to Portfolio Funds formed and managed by third parties). Other Portfolio Funds in which the Fund invests, however, are not subject to the Fund's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act.

   The Fund may invest in high quality fixed income securities, money market instruments and money market funds or may hold cash or other cash equivalents pending the investment of assets in Portfolio Funds, to maintain the liquidity necessary to effect repurchases of Shares, temporarily during periods of adverse market conditions in the securities markets, or for other purposes.

   Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) as to the types of securities that may be owned, the types of trading strategies that may be employed and in some cases, the amount of leverage that may be used. Portfolio Funds selected by the Subadviser may invest and trade in a wide range of Financial Instruments and markets and may pursue a variety of investment strategies. The investment programs of Portfolio Funds may also involve use of a variety of sophisticated investment techniques, for both hedging and non-hedging purposes, including: short sales of securities; use of leverage (i.e., borrowing money for investment purposes); and transactions in derivative securities and other financial instruments such as swaps, index options, futures contracts and options on futures. These techniques may, in some cases, be an integral part of Portfolio Funds' investment programs and involve significant risks. Portfolio Funds are generally not limited in the markets in which they invest or the investment discipline that they may employ. Portfolio Managers have full discretion, without the Fund's input, to purchase and sell securities and other investments for their respective Portfolio Funds consistent with the relevant investment advisory agreements, partnership agreements or other governing documents of the Portfolio Funds.

   The strategies employed by the Portfolio Funds in which the Fund may invest may include basic yield oriented strategies in which securities are purchased primarily for the yield that they generate. However, many Portfolio Funds will also utilize complex strategies involving many types of risks. Strategies used include, but may not be limited to, strategies such as fixed-income/relative value arbitrage or out-of-favor securities investing.

   Portfolio Funds pursuing fixed-income/relative value arbitrage strategies generally attempt to profit from anomalous price differences in fixed-income instruments and related derivatives. Fixed-income/relative value arbitrage funds often take arbitrage positions among similar bonds, among bonds of different maturities and among securities and related derivatives. Many fixed-income/relative value arbitrage funds attempt to mitigate exposure to the risk of changing interest rates, the risk of changing foreign exchange rates and the risk that a company may be unable or unwilling to pay its debts. One sub-strategy of fixed-income/relative value arbitrage is mortgage-backed securities arbitrage, which attempts to exploit inexpensive mortgage-backed securities and may attempt to hedge the associated risks using a variety of fixed-income securities and interest rate derivatives. Fixed-income/relative value arbitrage funds generally seek to have relatively low correlation to major market indices.

   Portfolio Funds pursuing out-of-favor securities investing strategies generally invest in bank loans, trade claims, debt securities or other securities that are in financial distress. The securities that are out of favor typically trade at substantial discounts due to a number of factors including difficulty in valuation and difficulty of traditional investors to value the structures. Out-of-favor securities funds typically take long positions, but may use various strategies involving hedged or short positions. Out-of-favor securities funds generally seek to have relatively low correlation to major market indices.

SELECTION AND CONTINUED EVALUATION OF PORTFOLIO FUNDS

   The Subadviser's team of highly experienced investment professionals is responsible for identifying prospective Portfolio Funds, performing due diligence and review of those Portfolio Funds, analyzing the various strategies by Portfolio Funds and monitoring risk management, evaluating Portfolio Funds, reviewing ongoing performance of Portfolio Funds, and allocating and reallocating the Fund's assets among Portfolio Funds. The Subadviser applies rigorous investment process, and the selection of Portfolio Funds will result from the methodologies, relationships, networks of practitioners and academics, and processes that have contributed to the past success of the senior professionals of the Subadviser. However, no assurances can be given that those levels of success will be achieved by the Fund. The sophisticated selection and allocation process used by the Subadviser is highly complex and may fail to achieve its objectives for many reasons, including reasons not currently anticipated.

   Portfolio Funds in which the Fund invests may use leverage. In addition, the Fund may borrow to invest in Portfolio Funds on a secured or unsecured basis, in connection with its investment activities, for cash management purposes or to fund repurchases or as further described below. Each Portfolio Fund may invest, for defensive purposes or otherwise, some or all of its assets in fixed income securities and money market instruments, or may hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances.

   Additional information about the types of investments that are expected to be made by the Portfolio Funds, their investment practices and related risk factors is provided below. The Fund's investment policies and restrictions are not fundamental and may be changed without a vote of Shareholders.

   The Subadviser has developed a disciplined and detailed program for identifying, evaluating and monitoring Portfolio Funds. After allocating assets to a Portfolio Fund, the Subadviser regularly reviews investment performance and other factors in determining whether allocation of the Fund's assets to the Portfolio Fund continues to be appropriate. In addition, the Subadviser may withdraw assets from a Portfolio Fund or allocate assets to Portfolio Funds as it sees fit based on the overall investment strategy of the Fund.

   The Subadviser uses both qualitative and quantitative criteria as part of the Portfolio Fund selection process. These criteria include, among other things, analysis of a Portfolio Fund's performance, historical performance and return patterns during various time periods and market cycles, investment strategy and style, and the Portfolio Manager's decision-making process, risk management procedures, reputation, experience, training, organizational infrastructure, ability to provide timely and accurate reporting, and internal controls. The Subadviser may allocate a portion of the Fund's assets to Portfolio Funds that lack historical track records but, in the Subadviser's judgment, offer appropriate potential.

   Each investment made for the Fund's investment portfolio will be subjected to a rigorous due diligence process. In evaluating investment opportunities and conducting due diligence, the Subadviser generally, but not in every case, focuses on the following key variables relating to Portfolio Managers and Portfolio Funds:

INVESTMENT STRATEGY                                           TERMS OF INVESTMENT
.. Differentiation and durability of strategy                  . Management and incentive fees
.. Adaptability of strategy to changing and market conditions  . Redemption policies
.. Investment universe and criteria                            . Conflict of interest
.. Research capabilities                                       . High-water mark details
.. Investment decision making                                  . Future capacity
.. Trade examples (both profitable and unprofitable examples,  . Transparency and openness to sharing information plus lessons learned)
.. Breadth and consistency of returns

TRACK RECORD                                                  DEPTH AND QUALITY OF MANAGEMENT TEAM
.. Length of record                                            . Level of hedge fund experience
.. Attribution of investment performance to key professionals  . Size, diversity and training of staff
.. Long/short positions performance attribution                . Allocation of responsibilities
.. Ability to generate returns on the long and short side      . Style and approach of organization
.. Consistency and distribution of returns                     . Compensation and incentive structure
.. Strength in various economic cycles                         . Ownership structure
.. Risk level and investment thesis at the time of investment  . Cohesion and experience of team
.. Performance relative to benchmarks and peer group of        . Average tenure of staff
   managers with similar investment style
                                                              . Backgrounds and reputation of team members
.. Examination of peak-to-valley drawdowns
                                                              . Organizational stability, business structure and sustainability
                                                              . Formal and informal reference checks
                                                              . Decision-making process

RISK CONTROLS                                                 ADMINISTRATION
.. Investment restrictions                                     . Portfolio Fund and management company structure
.. Historical leverage (net market exposure gross leverage)    . Back office audit
.. Minimum and maximum market exposure and leverage levels     . Prime brokerage relationships
.. Exposure to various risk parameters including yield curve,  . Level and depth of reporting (both audited and unaudited)
   convexity, pre-payments and spread
                                                              . List of service providers
.. Position sizing
                                                              . Level of internal controls
.. Sell discipline
.. Liquidity of the portfolio
.. Volatility and expected drawdown

   Provided that relevant information is made available by a Portfolio Manager, the Subadviser will engage in an ongoing analysis of each of the Portfolio Fund's investments in an effort to monitor its strategies and operations. The Subadviser may withdraw from or invest in Portfolio Funds in its discretion. Withdrawal may be for structural or strategic reasons (e.g., to emphasize a certain strategy based on market conditions) or for specific reasons (e.g., strategy/style drift; departure of key personnel; under performance relative to peers or relative to expectations). The Subadviser will generally divest, when able or appropriate, from investments that it believes are unjustifiably operating outside the scope of their objectives or investment skills, or that are otherwise failing to meet expectations. In addition, in constructing the Fund's investment portfolio, the Subadviser will consider the degree of liquidity available from the Portfolio Funds to help assure that the Fund has appropriate flexibility to adjust its investment positions, consistent with its investment goals, and offers reasonable liquidity to enable the Fund to make offers to repurchase Shares.

   The Subadviser evaluates each Portfolio Fund with a frequency deemed appropriate for the Portfolio Fund's investment strategy and market conditions to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance and other investment selection criteria are satisfactory. The Fund's assets may be reallocated among Portfolio Funds, and existing Portfolio Funds may be removed and additional Portfolio Funds selected, subject to the condition that the retention of a Direct Allocation Portfolio Manager will require approval of the Board of Trustees and of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. The termination of a Direct Allocation Portfolio Manager will only require the approval of the Board of Trustees. Certain of the Portfolio Managers may be registered as investment advisers under the 1940 Act, or similar state statutes, but the Subadviser does not require any Portfolio Managers to be so registered.

   The Subadviser monitors various factors with respect to the Portfolio Managers and Portfolio Funds. Depending on the specific Portfolio Manager or Portfolio Fund, the factors monitored may include one or more of the following, or may include other factors:

   . AVAILABILITY OF INFORMATION. Certain Portfolio Managers are not willing to fully disclose the investment positions of the Portfolio Fund on a timely basis. Even in cases where the Portfolio Manager does provide information to the Subadviser, the Subadviser may have little or no means of independently verifying information provided.

   . USE OF LEVERAGE: Leverage risk is a measure of economic risk relative to capital. The Subadviser believes that the use of leverage should depend on the liquidity of a particular investment strategy and the Portfolio Manager's overall investing skills.

   . LIQUIDITY RISK: There is always some possibility that the Financial Instruments in which a Portfolio Fund invests cannot be liquidated in time to meet redemption or margin calls without affecting the remaining investors. Liquidity risk may occur when Portfolio Funds mismatch assets and liabilities.

   . BASIS RISK: When modeling the relationships between price movements and underlying factors or calculating hedge ratios for investment positions maintained by a Portfolio Fund, tracking errors may occur. If not properly adjusted, this basis risk will skew the hedged positions taken by Portfolio Funds, and may lead to losses.

   . SPREAD RISK: Portfolio Funds take on spread risk when using strategies that are based on the future convergence of spreads between different Financial Instruments, based either on observed historical patterns or on mathematical models. The risk is that spreads may not converge, but rather may widen for a period of time, causing the Portfolio Fund to close out the position at a loss.

   . CROWDED TRADE RISK: When many Portfolio Funds attempt to effect the same trade at the same time, the momentum of their transactions heavily affects the supply and demand relationship. This may change the patterns and behaviors of Financial Instrument prices, thus increasing the magnitude of loss if all Portfolio Funds close out the same position at the same time.

   . INTEREST RATE RISK: Most of the investments held by a Portfolio Fund, as well as a Portfolio Fund's borrowings, are subject to risks associated with movements in interest rates. Arbitrageurs can use instruments such as Treasury futures or interest rate swaps to manage interest rate risk.

   . CREDIT RISK: Debt-based Financial Instruments are sensitive to the market's evaluation or perception of their creditworthiness. In addition, the credit profile of some such Financial Instruments may deteriorate rapidly in reaction to specific corporate or sovereign events. While it is possible to hedge some components of credit risk, this is generally expensive and hedges may not work as anticipated.

   . CURRENCY RISK: Portfolio Funds may trade currencies in the interbank market, a network of institutions in the United States, France, Germany, Japan, Switzerland and other nations. The interbank market is not directly regulated by any government agency and trading may be subject to certain risks not applicable to trading on U.S. and foreign exchanges, including, without limitation, illiquidity, unlimited daily price volatility, wide spreads, counterparty default and the effects of government intervention.

       Certain Portfolio Funds may hold Financial Instruments denominated in currencies other than the U. S. Dollar. Accordingly, in addition to other market factors, the value of such Financial Instruments may be effected by the change in value of foreign currencies relative to the U.
       S. Dollar.

   . COUNTERPARTY RISK: When Portfolio Funds enter into transactions with third parties there is a risk that the third party will fail to perform its obligations. This risk can occur in connection with financing, swaps and other over-the-counter ("OTC") derivatives.

   . MARKING OF POSITIONS: This is a concern when Portfolio Funds invest in Financial Instruments that do not trade actively in public markets. The lack of information on market price could allow Portfolio Managers to manipulate pricing of positions and smooth out returns.

   . OPERATIONAL RISK: To execute investment decisions timely and correctly and to clear a large amount of trades efficiently every day, Portfolio Managers need to have back offices that can minimize operational risks in various areas such as trade clearance, reconciliation and price documentation.

   . A DECREASE IN OR LACK OF VOLATILITY: Prolonged reductions in the volatility of Financial Instruments with discreet or embedded optionality can affect their value. If volatility decreases or disappears, option premiums can be lost.

   . OVERALL MONITORING: Provided that relevant information is made available by a Portfolio Manager, the Subadviser monitors both the Fund's investments in Portfolio Funds and the performance and composition of the Fund's portfolio as a whole. When possible, the Subadviser will review the following with such frequency as it deems appropriate:

       .   Each Portfolio Fund's gross long/short exposure;

       .   Individual and overall leverage;

       .   Liquidity of entire portfolio;

       .   Position concentration;

       . Exposure to various risk parameters including yield curve, convexity, pre-payments and spread;

       .   Breakdown of performance of various strategies;

       . The gross and net amount of derivatives in the portfolio, specified into various categories;

       . Each Portfolio Fund's near-term outlook and response to changing market environments; and

       .   Each Portfolio Fund's discipline to asset growth/inflows.

   . TRACKING OF EXPOSURE: Each Portfolio Fund's leverage and exposures to any subcategories is monitored in order to ensure appropriate diversification of investments and appropriate leverage levels.

   . MONITORING MARKETS AND ASSET CLASSES: The Subadviser may perform its own independent research into the relative attractiveness of each sub-asset class.

   . PORTFOLIO MANAGER VISITS AND CONFERENCE CALLS. Using the above-mentioned exposure and market data, the Subadviser may visit and/or call the Portfolio Managers to discuss portfolio strategy, risk management, individual trades, business issues and related matters.

   . TRADE ANALYSIS: The Subadviser may choose to monitor a sample of a Portfolio Fund's trades on a periodic basis in order to gauge the relative attractiveness or riskiness of each of the strategies, or sub-strategies. Trades that did not succeed are evaluated to determine whether risk parameters have been violated.

ADDITIONAL INFORMATION ABOUT THE SUBADVISER'S INVESTMENT STRATEGY

   Additional information about the Subadviser's investment strategy can be found in Appendix A attached hereto.


                    TYPES OF INVESTMENTS AND RELATED RISKS

GENERAL

   Discussed below are the investments generally made by the Portfolio Funds and the principal risks associated with those investments. The risk to a Portfolio Fund managed by a Portfolio Manager will, in turn, have an effect on the Fund. The value of the Fund's total net assets may be expected to fluctuate in response to fluctuations in the value of the Portfolio Funds in which it invests. To the extent that a Portfolio Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Portfolio Manager is increased. A Portfolio Fund's use of leverage is likely to cause the value of a Portfolio Fund it manages to appreciate or depreciate at a greater rate than if the Portfolio Fund did not use leverage. Each individual trading strategy to which the Fund allocates capital will involve a different set of complex risks, many of which are not disclosed in this PPM. The principal risks are described below.

   GENERAL ECONOMIC AND MARKET CONDITIONS

   The success of the Fund's activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and liquidity of the Fund's investments. Unexpected volatility or liquidity could impair the Fund's profitability or result in its suffering losses.

   MARKET RISK

   Market risk is the risk of potential adverse changes to the value of financial instruments and their derivatives because of changes in market conditions like interest and currency-rate movements and volatility in commodity or security prices. Each trading strategy utilized by the Fund, even one that is "market neutral" or "non-directional", involves some, and occasionally a significant degree of, market risk. The profitability of the Portfolio Funds, and, consequently, the Fund, depends, in part, upon the Portfolio Managers correctly assessing future price movements of securities and other financial instruments. The Fund cannot assure any Shareholder that the Subadviser or Portfolio Managers will accurately predict these price movements.

   HIGHLY VOLATILE MARKETS

   The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which a Portfolio Fund's assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. A Portfolio Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

   ACHIEVEMENT OF THE FUND'S INVESTMENT GOAL AND OBJECTIVE

   All securities, derivatives, commodities, financial futures, options and currency investments and trading risk the loss of capital. While the Subadviser believes that the Fund's investment program will moderate this risk to some degree through multiple Portfolio Funds and Portfolio Managers, no guarantee or representation is made that the program of the Fund will be successful. The investment program of the Fund may include the selection of Portfolio Funds that use such investment techniques as short sales, leverage, uncovered option and futures transactions, currency transactions and limited diversification, which practices can, in certain circumstances, increase the adverse impact to which the Fund may be subject.

   No assurance can be given that the Fund will achieve its goal of providing investors with the investment benefits of a variety of money managers while seeking to lessen the risks associated with any one money manager. In addition, no assurance can be given that the Fund will achieve its investment objective of long-term growth of capital with reduced volatility.

   GENERAL TRADING RISKS

   Substantial risks, including market risks, are involved in trading in U.S. and foreign government securities, corporate securities, derivatives, commodity and financial futures, options, and the various other financial instruments and investments in which the Portfolio Funds will trade. Substantial risks are also involved in borrowing and lending against such investments. The prices of these investments are volatile, market movements are difficult to predict and financing sources and related interest and exchange rates are subject to rapid change. One or more markets in which the Portfolio Funds will trade may move against the positions held by them, thereby causing substantial losses.

   MULTIPLE SUBADVISERS

   Because the Fund invests in Portfolio Funds that make their trading decisions independently, it is theoretically possible that one or more of such Portfolio Funds may, at any time, take positions that may be opposite to positions taken by other Portfolio Funds. It is also possible that the Portfolio Funds in which the Fund invests may on occasion be competing with each other for similar positions at the same time. Also, a particular Portfolio Manager may take positions for its other clients that may be opposite to positions taken for the Portfolio Fund.

   AVAILABILITY OF INVESTMENT STRATEGIES

   The success of the Fund's investment activities will depend on the Portfolio Managers' ability to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the securities markets. Identification and exploitation of the investment strategies to be pursued by the Portfolio Funds involves a high degree of uncertainty. No assurance can be given that the Portfolio Managers will be able to locate suitable investment opportunities in which to deploy all of the Fund's assets or to exploit discrepancies in the securities markets. A reduction in corporate and mortgage sector activities and the pricing inefficiency of the markets in which the Portfolio Funds will seek to invest, as well as other market factors, will reduce the scope for the Portfolio Funds' investment strategies.

   COMMERCIAL AND RESIDENTIAL MORTGAGE-BACKED SECURITIES AND ASSET-BACKED SECURITIES

   Investing in commercial and residential mortgage-backed securities involves the general risks typically associated with investing in traditional fixed-income securities (including interest rate and credit risk) and certain additional risks and special considerations (including the risk of principal prepayment and the risk of indirect exposure to real estate markets). Mortgage-backed securities generally provide for the payment of interest and principal on the mortgage-backed securities on a frequent basis and there also exists the possibility, particularly with respect to residential mortgage-backed securities, that principal may be prepaid at any time due to, among other reasons, prepayments on the underlying mortgage loans or other assets. As a result of prepayments, the Portfolio Funds may be required to reinvest assets at an inopportune time, which may indirectly expose the Fund to a lower rate of return. The rate of prepayments on underlying mortgages affects the price and volatility of a mortgage-backed security, and may have the effect of shortening or extending the effective maturity beyond what was anticipated. Further, different types of mortgage-backed securities are subject to varying degrees of prepayment risk. Finally, the risks of investing in such instruments reflect the risks of investing in real estate securing the underlying loans, including the effect of local and other economic conditions, the ability of tenants to make payments, and the ability to attract and retain tenants.

   INTEREST RATE RISK

   The Fund is indirectly subject to interest rate risk. Generally, the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income securities tends to decrease. Conversely, as interest rates fall, the market value of fixed income securities tends to increase. This risk will be greater for long-term securities than for short-term securities in which the Portfolio Funds invest.

   CORPORATE DEBT OBLIGATIONS

   The Fund may invest in Portfolio Funds that in turn invest in corporate debt obligations, including commercial paper. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations. Therefore, the Fund may be indirectly exposed to such risks associated with corporate debt obligations.

   VARIABLE AND FLOATING RATE SECURITIES

   While variable and floating rate securities provide the Portfolio Funds and the Fund with a certain degree of protection against rises in interest rates, the Portfolio Funds and the Fund may participate in any declines in interest rates as well.

   PERFORMANCE-BASED COMPENSATION ARRANGEMENTS WITH PORTFOLIO MANAGERS

   The Fund typically enters into arrangements with Portfolio Managers which provide that Portfolio Managers be compensated, in whole or in part, based on the appreciation in value (including unrealized appreciation) of the account during specific measuring periods. In certain cases, Portfolio Managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Subadviser anticipates that Portfolio Managers who charge such fees will take into account prior losses. Such performance fee arrangements may create an incentive for such Portfolio Managers to make investments that are riskier or more speculative than would be the case in the absence of such performance-based compensation arrangements.

   In addition to the foregoing, the Fund may be required to pay an incentive fee or allocation to the Portfolio Managers who make a profit for the Fund in a particular fiscal year even though the Fund may in the aggregate incur a net loss for such fiscal year.

   LACK OF DIVERSIFICATION

   The Fund will invest in a number of different Portfolio Funds with different strategies or styles, in an effort to invest its assets in a wider array of investments than is possible by investing in a single Portfolio Fund. However, it is possible that several Portfolio Funds may take substantial positions in the same security or group of securities at the same time. This possible concentration of investment may subject the Fund's portfolio to greater changes in value than would be the case if the assets of the Fund were less concentrated.

   It is possible that certain Portfolio Funds may impose on the Fund assessments and "capital calls" or require further contributions at the discretion of the Portfolio Fund. In that event, the Fund may have a greater proportion of its assets invested in such a Portfolio Fund than otherwise intended. In order to reduce such risk, in selecting Portfolio Funds the Subadviser will take into account their ability to assess or require further investments by the Fund and may reallocate the Fund's assets among Portfolio Funds.

   ACTIVITIES OF PORTFOLIO FUNDS

   The Subadviser will have no control over the day-to-day operations of any of the selected Portfolio Funds. As a result, there can be no assurance that every Portfolio Fund in which the Fund invests will invest on the basis expected by the Subadviser.

   LIMITED OPERATING HISTORY

   Some of the Portfolio Funds in which the Fund may invest have limited track records. Additionally, the past performance of any Portfolio Funds in which the Fund may invest may not be indicative of the future performance of such Portfolio Funds.

   LIMITS ON INFORMATION

   The Subadviser selects Portfolio Funds based upon the factors described under "Risk Analysis and Monitoring" above. The Subadviser requests certain information from each Portfolio Manager regarding the Portfolio Fund's historical performance (if any) and investment strategy. However, the Subadviser may not be provided with information regarding all the investments made by the Portfolio Funds because certain of this information may be considered proprietary information of Portfolio Funds.

   For the Fund to complete its tax reporting requirements and to provide an audited annual report to Shareholders, the Fund must receive timely information from the Portfolio Managers. A Portfolio Manager's delay in providing this information could delay the Fund's preparation of tax information for Shareholder's, which could require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report.

   The Fund will not generally be in a position to furnish to Shareholders information regarding the securities positions of Portfolio Funds that would permit a Shareholder to determine whether his, her or its transactions in securities also held by Portfolio Funds should be treated as offsetting positions for purposes of the "straddle" rules for U.S. federal income tax purposes. See "TAX ASPECTS - Tax Treatment of Fund Investments - Effect of Straddle Rules on Shareholders' Securities Positions."

   LEVERAGE; SHORT SALES; OPTIONS

   The Portfolio Funds to which the Fund allocates its funds may borrow, issue debt or other senior securities, and utilize various lines of credit, reverse repurchase agreements, "dollar" rolls, swaps, forward purchases, other off-balance sheet derivative transactions and other forms of leverage. The Portfolio Funds may also engage in the "short selling" of securities and may write or purchase options. While the use of leverage and "short sales" can substantially improve the return on invested capital, their use may also increase any adverse impact to which the investments of the Fund may be subject.

   Although leverage will increase investment return if a Portfolio Fund earns a greater return on investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if a Portfolio Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of changes in the value of investments held by Portfolio Funds that engage in this practice. In the event that a Portfolio Fund's equity or debt instruments decline in value, the Portfolio Fund could be subject to a "margin call" or "collateral call," pursuant to which the Portfolio Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of a Portfolio Fund's assets, the Portfolio Manager might not be able to liquidate assets quickly enough to pay off the Portfolio Fund's borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. Portfolio Funds also may be required to maintain minimum average balances in connection with borrowings or to pay commitment or other fees to maintain lines of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. Creditors' claims against the Portfolio Funds using leverage may be senior to the rights of investors in the Portfolio Fund, including the Fund.

   The Subadviser expects Portfolio Funds to primarily focus on utilizing advanced investment strategies with low to moderate leverage on their respective portfolios. However, there is no general restriction on the amount of leverage Portfolio Funds may use because the Subadviser believes that the use of leverage should depend on the liquidity of a particular investment strategy and the Portfolio Manager's overall investing skills. Each Portfolio Fund's leverage will be monitored by the Subadviser in an effort to ensure what it believes to be appropriate leverage levels. Certain Portfolio Managers may not be willing to fully disclose the leverage levels of the Portfolio Fund on a timely basis. Even in cases where the Portfolio Manager does provide such information, the Subadviser may have little or no means of independently verifying the information provided. Therefore, the Subadviser may not be able to ascertain whether the leverage levels of Portfolio Funds are in fact appropriate. In such case, Portfolio Funds may be extremely leveraged, using a very high degree of leverage that the Subadviser would not consider appropriate if it had more complete information.

   Selling securities short, while often used to hedge investments, does run the risk of losing an amount greater than the initial investment in a relatively short period of time. A short sale involves the risk of a theoretically unlimited increase in the market price of the particular investment sold short, which could result in an inability to cover the short position and a theoretically unlimited loss. There can be no assurance that securities necessary to cover a short position will be available for purchase. The writing or purchasing of an option also runs the risk of losing the entire investment or of causing significant losses to the Fund in a relatively short period of time.

   ILLIQUIDITY

   Because of the limitation on redemption rights and the fact that shares are not tradable, and furthermore, due to the fact that the Fund may invest in Portfolio Funds that do not permit frequent redemptions, an investment in the Fund is a relatively illiquid investment and involves a high degree of risk.

   The Subadviser may invest in investment partnerships or other investment entities which may not allow withdrawals or redemptions for significant periods of time, especially if such investments are in illiquid instruments.

   A subscription for Shares should be considered only by persons financially able to maintain their investment and who can afford a substantial loss of their investment.

   FOREIGN SECURITIES

   The Portfolio Funds to which the Fund allocates its assets may invest in securities of foreign governments or of companies domiciled or operating in one or more foreign countries. Investing in these securities involves considerations and possible risks not typically involved in investing in U.S. Government securities or in securities of companies domiciled and operating in the United States, including instability of some foreign governments, the possibility of expropriation, limitations on the use or removal of funds or other assets, changes in governmental administration or economic or monetary policy (in the United States or abroad) or changed circumstances in dealings between nations. The application of foreign tax laws (e.g., the imposition of withholding taxes on dividend, interest or other payments) or confiscatory taxation may also affect investment in foreign securities. Higher expenses may result from investment in foreign securities than would from investment in domestic securities because of the costs that must be incurred in connection with conversions between various currencies and foreign brokerage commissions that may be higher than the United States. Foreign securities markets also may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including lack of uniform accounting, auditing and financial reporting standards and potential difficulties in enforcing contractual obligations.

   CURRENCY RISKS

   The investments of Portfolio Funds in which the Fund invests that are denominated in a foreign currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Portfolio Funds may try to hedge these risks by investing in foreign currencies, foreign currency futures contracts and options thereon, forward foreign currency exchange contracts, or any combination thereof, but there can be no assurance that such strategies will be implemented, or if implemented, will be effective.

   HIGH YIELD SECURITIES

   While it is anticipated that the Fund will invest primarily with Portfolio Funds that are primarily focused on securities with investment grade credit ratings, the Portfolio Funds in which the Fund invests may invest in "high yield" bonds and preferred or other securities that are rated in the lower rating categories by the various credit rating agencies (or in comparable non-rated securities). Securities in the lower rating categories are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with the lower-rated securities, the yields and prices of such securities may tend to fluctuate more than those for higher-rated securities. The market for lower-rated securities is thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such lower-rated securities.


   FUTURES CONTRACTS

   Trading in futures contracts is a highly specialized activity which may entail greater than ordinary investment risks. Commodity futures markets (including financial futures) are highly volatile and are influenced by factors such as changing supply and demand relationships, governmental programs and policies, national and international political and economic events and changes in interest rates. In addition, because of the low margin of deposit normally required in commodity futures trading, a high degree of leverage is typical of a commodity futures trading account. As a result, a relatively small price movement in a commodity futures contract may result in substantial losses to the trader. Commodity futures trading may also be illiquid. Certain commodity exchanges do not permit trading in a particular future beyond certain set limits. If prices fluctuate during a single day's trading beyond those limits - which conditions have in the past sometimes lasted for several days in certain contracts - the Portfolio Funds could be prevented from promptly liquidating unfavorable positions and thus subjecting the Fund to substantial losses.

   The Adviser, as the operator of the of the Company, has filed a claim for exemption with the Commodity Futures Trading Commission. As a result, the Adviser is excluded from the definition of the term "commodity pool operator" and, therefore, is not subject to registration or regulation as a pool operator under the Commodity Exchange Act.

   DERIVATIVE INSTRUMENTS

   To the extent the Portfolio Funds invest in swaps, derivative or synthetic instruments, repurchase agreements or other over-the-counter transactions or, in certain circumstances, non-U.S. securities, such Portfolio Funds may take a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions that generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered directly between two counterparties generally do not benefit from such protections and expose the parties to the risk of counterparty default.

   EQUITY-RELATED INSTRUMENTS IN GENERAL

   Portfolio Funds may use equity-related instruments in their investment programs. Certain options and other equity-related instruments may be subject to various types of risks, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. In addition, equity-related instruments can involve significant economic leverage and may, in some cases, involve significant risks of loss.

   RISK OF PORTFOLIO INVESTMENTS

   The Fund may invest in Portfolio Funds that invest in diversified portfolios of "event driven" investments, including, without limitation, (i) risk arbitrage, (ii) restructurings, (iii) distressed liquidations, (iv) spin-offs and (v) spread trades. Certain investments of these Portfolio Funds' will be in specific securities of companies that are highly leveraged, with significant burdens on cash flow, and therefore will involve a high degree of financial risk. The Fund may also make investments in Portfolio Funds that invest in companies which are experiencing financial or operational difficulties or are otherwise out-of-favor. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be adversely affected by interest rate movements, changes in the general economic climate or the economic factors affecting a particular industry, or specific developments within such companies. Investments in Portfolio Funds that invest in companies operating in workout or bankruptcy modes also present additional legal risks, including fraudulent conveyance, voidable preference and equitable subordination risks.

   The Fund may invest in Portfolio Funds that invest in unlisted debt and warrants. These securities may be acquired with or without registration rights. Unregistered securities are highly illiquid and may not be freely traded for up to three years (although such investments may be redeemed, refinanced or registered prior to that time).

   RISKS OF ARBITRAGE STRATEGIES

   The arbitrage strategies of certain Portfolio Funds may result in greater portfolio turnover and, consequently, greater transactions costs. The Portfolio Funds' investment strategies are designed to be relatively neutral with respect to the movements in the underlying fixed income or equity markets in which the Portfolio Funds will invest. However, depending upon the investment strategies employed and market conditions, the Fund may be adversely affected by unforeseen events involving such matters as changes in interest rates or the credit status of an issuer, forced redemptions of securities or acquisition proposals.

   CONVERGENCE RISK

   The Portfolio Funds may pursue relative value strategies by taking long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. In the event that the perceived mispricings underlying the Portfolio Funds' trading positions were to fail to converge toward, or were to diverge further from, relationships expected by the Portfolio Funds, the Fund may incur a loss.

   ABSENCE OF U.S. REGULATION

   The Portfolio Funds and accounts managed by Portfolio Managers are generally not subject to many provisions of the federal securities laws, particularly the Investment Company Act, that are designed to protect investors in pooled investment vehicles offered to the public in the United States, and may not generally be subject to regulation or inspection by U.S. or other governmental authorities or any comparable scheme of regulation or governmental oversight in their home jurisdiction. Many of such Portfolio Funds and accounts, and their Portfolio Managers, in which the Fund will invest funds may be located outside the United States and may not be subject to U.S. law or the jurisdiction of U.S. courts and regulatory authorities. The laws and regulations to which Portfolio Funds may be subject may be substantially different from U.S. laws and regulations, including different accounting regulations and different regulations regarding conflicts of interest. As a result, Portfolio Funds may account for financial matters other than in accordance with U.S. generally accepted accounting principles and Portfolio Funds may not be prohibited from engaging in certain transactions with affiliates which are prohibited under Section 17 of the Investment Company Act.

   POTENTIAL CONFLICTS OF INTEREST

   It should be noted that an affiliate of the Subadviser serves as investment adviser to several other investment entities which have investment objectives substantially similar to that of the Fund. The Subadviser and its members, officers, affiliates and/or employees may have other clients, establish other client relationships (including funds and managed accounts) and give advice or take action with respect to such other clients that differs from the advice given with respect to the Fund, as well as trade for their own accounts. Similarly, the Portfolio Managers may serve as investment manager for other clients and invest for their own account and such other clients may have investments in the same or similar securities or use the same or similar strategies as the Fund. As a result of the foregoing, the Subadviser and the Portfolio Managers (and their respective principals, officers, affiliates and employees) may have conflicts of interest in allocating their time and activity between the Fund and other clients and in allocating investments among the Fund and other clients, including ones in which the Subadviser or the Portfolio Managers (and their respective affiliates) may have a greater financial interest.


   OTHER CLIENTS OF PORTFOLIO MANAGERS

   The Portfolio Managers will have exclusive responsibility for making trading decisions on behalf of the Fund to the extent the Fund has allocated assets to particular Portfolio Funds. The Portfolio Managers will have various levels of experience. In addition, the Portfolio Managers may also manage other accounts (including other funds and accounts in which the Portfolio Managers may have an interest) which, together with accounts already being managed, could increase the level of competition for the same trades the Fund might otherwise make, including the priorities of order entry. This could make it difficult to take or liquidate a position in a particular security or futures contract at a price indicated by the Portfolio Fund's strategy.

   WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES

   Portfolio Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by a Portfolio Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Portfolio Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If a Portfolio Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by a Portfolio Fund on a forward basis will not honor its purchase obligation. In such cases, a Portfolio Fund may incur a loss.

   ADDITIONAL RISKS

   Each strategy employed by the Portfolio Funds in which the Fund invests typically will involve a different set of complex risks, many of which are not described in this Memorandum. Each prospective investor should make such investigation and evaluation of such risks as he concludes is appropriate.

                                  OTHER RISKS

   Investing in the Fund will involve risks other than those associated with investments made by Portfolio Funds, including those described below:

LIMITED OPERATING HISTORY OF THE FUND

   The Fund commenced operations effective May 1, 2005, and therefore has a limited operating history upon which investors can evaluate its performance.

LIMITED OPERATING HISTORY OF THE ADVISER

   The Adviser was formed in 2004 and began rendering advisory services as of May 1, 2005 in conjunction with the start of investment operations of the Fund. As of June 30, 2006, the Fund is the only client of the Adviser. Accordingly, the Adviser has a limited operating history upon which investors can evaluate its performance.


AVAILABILITY OF INVESTMENT OPPORTUNITIES

   The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Moreover, identification of attractive investment opportunities by Portfolio Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by a Portfolio Manager, a Portfolio Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment funds sponsored, managed or advised by the Adviser or the Subadviser and their affiliates may seek investment opportunities similar to those the Fund may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Fund.

LIQUIDITY RISKS

   Shares will not be traded on any securities exchange or other market and will be subject to substantial restrictions on transfer. Although the Fund may offer to repurchase Shares from time to time, a Shareholder may not be able to liquidate Shares. The Adviser currently expects that it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders on a quarterly basis, effective on the last business day of each March, June, September and December. No assurances can be given, however, that the Adviser will make such recommendation or that the Fund will make such an offer. The Fund's first offer to repurchase Shares from Shareholders was made as of December 31, 2005 and the Fund has made quarterly offers to repurchase Shares from Shareholders since that date. Any repurchases of Shares before the first anniversary after purchase will be subject to a repurchase fee of two percent (2%). See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES."

REPURCHASE RISKS

   With respect to any future repurchase offer, Shareholders tendering Shares, or a portion of thereof, for repurchase will be asked to give written notice of their intent to so tender by a date specified in the notice describing the terms of the repurchase offer (the "Notification Date"). The Notification Date generally will be 100 days prior to the date that the Shares to be repurchased are valued by the Fund (the "Valuation Date"). Shareholders will be permitted to tender their Shares with respect to any repurchase offer until 70 days prior to the Valuation Date (the "Expiration Date"). The Adviser expects that it will not recommend repurchase of greater than 10% of outstanding Shares at any single Valuation Date and, in any event, will not recommend during any taxable year aggregate repurchases that would equal or exceed an amount that could cause the Fund to be treated as a "publicly traded partnership" under applicable U.S. federal income tax laws and regulations. Shareholders that elect to tender Shares, or a portion of thereof, for repurchase will not know the price at which such Shares will be repurchased until the Valuation Date, which is 70 days after the Expiration Date. It is possible that during the time period between the

Expiration Date and the Valuation Date, general economic and market conditions, or specific events affecting one or more underlying Portfolio Funds, could cause a decline in the value of Shares. See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES."

POTENTIAL SIGNIFICANT EFFECT OF THE PERFORMANCE OF A LIMITED NUMBER OF
INVESTMENTS

   As of June 30, 2006, the Fund had investments in 21 Portfolio Funds. The Subadviser currently expects that the Fund will maintain investments in approximately the same number of Portfolio Funds. Accordingly, a significant change in the value of a single Portfolio Fund could have a significant adverse effect on the value of the Fund.


COUNTERPARTY CREDIT RISK

   Many of the markets in which the Portfolio Funds effect their transactions are "over-the-counter" or "inter-dealer" markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent a Portfolio Fund enters into swaps or transactions in derivatives or synthetic instruments, or other over-the-counter transactions, it is assuming a credit risk with regard to parties with which it trades and may also bear the risk of settlement default. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes a Portfolio Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Portfolio Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where a Portfolio Fund has concentrated its transactions with a single or small group of counterparties. Portfolio Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. The ability of Portfolio Funds to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties' financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

INADEQUATE RETURN

   No assurance can be given that the returns on the Fund's investments will be commensurate with the risk of investment in the Fund. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

INSIDE INFORMATION

   From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of that entity.

RECOURSE TO THE FUND'S ASSETS

   The Fund's assets, including any investments made by the Fund and any interest in the Portfolio Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

POSSIBLE EXCLUSION OF A SHAREHOLDER BASED ON CERTAIN DETRIMENTAL EFFECTS

   The Fund may, as determined by the Board of Trustees, repurchase the Shares, or a portion thereof, held by a Shareholder or other person acquiring Shares from or through a Shareholder, or cause a Shareholder to sell the Shares held by such Shareholder to another Shareholder, if:

   . the Shares, or a portion thereof, have been transferred or has vested in any person other than by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetence of the Shareholder;

   . ownership of the Shares by the Shareholder or other person will cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

   . continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business of the Fund (for example, if continued ownership by a Shareholder would result in legal, regulatory or money laundering issues for the Fund); or

   . any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true.


   The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return. Mandatory repurchases of Shares in the circumstances specified above will be effected in accordance with applicable law. In the case of a mandatory repurchase of Shares, a Shareholder shall be paid the same value for such Shares as in a voluntary repurchase of Shares. See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES - Repurchase Procedures." No repurchase fee will apply to mandatory repurchases even if such repurchases occur before the first anniversary after such Shares were initially purchased by the Shareholder.

LIMITATIONS ON TRANSFER; NO MARKET FOR SHARES

   No Shareholder will be permitted to transfer his, her or its Shares without the consent of the Board of Trustees. The transferability of Shares will be subject to certain restrictions contained in the Trust Agreement and will be affected by restrictions imposed under applicable securities laws. No market currently exists for the Shares, and the Adviser contemplates that one will not develop. Although the Adviser currently expects to recommend to the Board of Trustees that the Fund offer to repurchase Shares quarterly, no assurances can be given that the Adviser will make such recommendation or that the Fund will make such an offer. Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.


                          LIMITS OF RISK DISCLOSURES

   The above discussions and the discussions contained in the SAI, of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire PPM, the SAI, and the Trust Agreement and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund's investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this PPM.

                             CONFLICTS OF INTEREST

ADVISER AND SUBADVISER

   VOTING RIGHTS IN PRIVATE FUNDS

   From time to time, sponsors of Portfolio Funds may seek the approval or consent of the investors in the Portfolio Funds in connection with certain matters. In such a case, if the Subadviser has purchased voting securities or has not contractually waived its voting rights with respect to such securities, the Subadviser will have the right to vote in its discretion the interest in the Portfolio Fund held by the Fund, on behalf of the Fund. The Subadviser will consider only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Subadviser and its affiliates, on the one hand, and the Portfolio Managers and affiliates of the Portfolio Funds on the other hand, other than as a result of the Fund's investment in the Portfolio Funds. As a result of these existing business relationships, the Subadviser may face a conflict of interest acting on behalf of the Fund and its Shareholders. The Subadviser shall, as far as practicable, monitor any overlap in holdings by the Portfolio Funds to minimize the possibility of such conflicts. To the extent that the Adviser is aware of such conflicts, the Subadviser shall act in the best interests of the Fund and its Shareholders, as determined by the Subadviser in its sole discretion.


   The Fund may, for regulatory reasons, limit the amount of voting securities it holds in any particular Portfolio Fund, and may as a result hold substantial amounts of non-voting securities in a particular Portfolio Fund. The Fund's lack of ability to vote may result in a decision for a Portfolio Fund that is adverse to the interests of the Shareholders. In certain circumstances, the Fund may waive voting rights or elect not to exercise them, such as to achieve compliance with U.S. bank holding company laws, or to resolve conflicts such as those referred to above.

   CLIENT RELATIONSHIPS

   The Adviser, the Subadviser and their affiliates have existing and potential relationships with a significant number of sponsors of Portfolio Funds, corporations and institutions. In providing services to its clients and the Fund, the Adviser and the Subadviser may face conflicts of interest with respect to activities recommended to or performed for the clients, and the Fund, the Shareholders and/or the Portfolio Funds. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Fund.

   DIVERSE SHAREHOLDERS; RELATIONSHIPS WITH SHAREHOLDERS

   Current Shareholders of the Fund include individuals as well as entities organized under U.S. law and in foreign jurisdictions. Current and future Shareholders may have conflicting investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual Shareholders may relate to or arise from, among other things, the nature of investments made by the Fund, the structuring of the acquisition of investments of the Fund, and the timing of disposition of investments. This structuring of the Fund's investments and other factors may result in different after-tax returns being realized by different Shareholders. Conflicts of interest may arise in connection with decisions made by the Subadviser, including decisions with respect to the nature or structuring of investments that may be more beneficial for one Shareholder than for another Shareholder, especially with respect to Shareholders' individual tax situations. In selecting Portfolio Funds for the Fund, the Subadviser will consider the investment and tax objectives of the Fund as a whole, not the investment, tax or other objectives of any Shareholder individually.


   MANAGEMENT OF THE FUND

   The Management Team and other employees of the Adviser, the Subadviser or their affiliates will devote such time as the Adviser, the Subadviser and their affiliates, in their discretion, deem necessary to carry out the operations of the Fund effectively. Officers and employees of the Adviser and its affiliates will also work on other projects (including other funds served by the Adviser, the Subadviser and their affiliates) and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

   OTHER MATTERS

   To lessen the possibility that the Fund will be adversely affected by personal trading, the Company, the Adviser and the Subadviser have each adopted a code of ethics (collectively, the "Codes of Ethics") in compliance with
Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund's portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC AT 1-202-551-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

   The Adviser, the Subadviser and their affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers or managing members or trustees. These transactions would be effected in circumstances in which the Adviser and the Subadviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

   Future investment activities of the Adviser, the Subadviser and their affiliates and their principals, partners, directors, officers, members or employees may give rise to conflicts of interest other than those described above. If such future conflicts of interest arise and are determined by THE ADVISER OR THE SUBADVISER to be material, and if the Fund is still selling Shares at that time, this PPM will be supplemented to describe such conflicts of interest; or, if the Fund has ceased selling Shares at that time, the Fund will describe such conflicts of interest in its annual or semi-annual report.


PORTFOLIO MANAGERS

   PERFORMANCE-BASED COMPENSATION ARRANGEMENTS

   Portfolio Managers may be compensated, in whole or in part, based on the appreciation in value of the Fund's investments in the applicable Portfolio Funds during specific measuring periods. Because the Portfolio Managers value the Portfolio Funds they manage, which directly impacts the amount of incentive-based allocations they receive, Portfolio Managers face a conflict of interest in performing such valuations.

                            MANAGEMENT OF THE FUND

BOARD OF TRUSTEES

   The Company's Board of Trustees has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operation, and has approved the Fund's investment program. It exercises similar powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. Seventy-five percent (75%) of the Board of Trustees is comprised of persons who are Independent Trustees. The Board of Trustees will monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business.

THE ADVISER

   A T Funds, LLC, the Adviser, is registered as an investment adviser registered under the Advisers Act and serves as the investment adviser of the Fund. The Adviser is owned equally by the Subadviser and the Administrator and was formed by them to serve as the investment adviser of the Fund (See "The Subadviser" and "The Administrator"). The Adviser is located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. As of June 30, 2006, the Fund is the only client of the Adviser. However, the Adviser may in the future serve as an investment adviser of other registered and unregistered private investment companies.

   Under the investment management agreement between the Adviser and the Fund (the "Management Agreement"), the Adviser has the responsibility to manage the operations of the Fund and monitor the performance of the Subadviser and the Administrator, subject to the ultimate supervision of, and any policies established by, the Board of Trustees. In consideration for its services, the Fund pays the Adviser a monthly Management Fee of 1/12 of 2% (2% on an annualized basis) of the Fund's net assets. The Management Fee is computed based on the net assets of the Fund determined as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and is due and payable in arrears within ten business days after the end of each calendar quarter.

THE SUBADVISER

   Treesdale Partners, LLC, the Subadviser, is registered as an investment adviser registered under the Advisers Act and serves as the investment subadviser of the Fund. The Subadviser is located at 1325 Avenue of the Americas, Suite 2302, New York, New York 10019. The Subadviser is a specialized asset management company that has been managing one or more sector fund-of-hedge funds since August 2002. The Subadviser also provides a variety of consulting services related to fixed income hedge fund strategies. As of June 1, 2006, it had approximately $792 million of assets under management. The Subadviser may also serve as an investment adviser of other registered U.S. investment companies and unregistered U.S. and non-U.S. private investment funds pursuing investment strategies similar to the Fund's investment strategy.

   Under the investment subadvisory agreement between the Subadviser and the Adviser (the "Subadvisory Agreement"), the Subadviser is responsible for managing the investment portfolio of the Fund, subject to the supervision of the Adviser and the ultimate supervision of, and any policies established by, the Board of Trustees. The Subadviser is responsible for allocating the Fund's assets and evaluating regularly each Portfolio Fund to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance and other criteria are satisfactory. The Subadviser may reallocate the Fund's assets among Portfolio Funds, withdraw assets from existing Portfolio Funds and allocate assets to new Portfolio Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Trustees and to the condition that the retention of any Direct Allocation Portfolio Manager will require approval of a majority of the Independent Trustees and, to the extent required by the 1940 Act, of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. The Adviser is responsible for compensating the Subadviser for its services.

THE ADMINISTRATOR

   The Administrator of the Fund, Allegiance Investment Management, LLC, maintains its offices at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. The Administrator is an investment manager that provides investment advisory services with respect to taxable fixed income securities for pension and profit-sharing plans, banks, thrift institutions, companies, trusts, hospitals, foundations, endowments and high net worth individuals.

   Under the administration agreement between the Administrator and the Adviser (the "Administration Agreement"), the Administrator is responsible for providing various management and administrative services (including, among other things, all expenses related to the formation and organization of the Fund, initial and on-going registration requirements of the Fund, and day-to-day operations, administration, record keeping and compliance of the
Fund), as well as sales, marketing, distribution and client services, subject to the supervision of the Adviser and the ultimate supervision of, and any policies established by, the Board of Trustees.

THE SUBADMINISTRATOR

   Citigroup Fund Services, LLC (formerly known as Forum Administrative Services, LLC), the Subadministrator, serves as the Fund's subadministrator. The Subadministrator is located at Two Portland Square, Portland, Maine, 04101. The Subadministrator provides administrative services to funds, including regulatory, financial, reporting, tax and compliance services, to enable funds to focus on asset management. The Subadministrator is an indirect, wholly-owned subsidiary of Citigroup Inc.

   Under the subadministration agreement between the Subadministrator and the Administrator (the "Subadministration Agreement"), the Administrator has retained the Subadministrator to assist it in performing the responsibilities described above. The Administrator is responsible for compensating the Subadministrator for its services, but the Fund will reimburse the Administrator for its out-of-pocket expenses incurred in providing the management and administrative services, including for the Subadministrator's fee.

THE CUSTODIAN

   Citibank, N.A., the Custodian, serves as the Fund's custodian. The Custodian is located at 388 Greenwich Street, New York, New York 10013. The Custodian provides funds with transfer agency and custody services, including shareholder recordkeeping, shareholder servicing and intermediary support services.

   Under the custodian agreement between the Custodian and the Fund (the "Custodian Agreement"), the Custodian is responsible for the custody and safekeeping of the Fund's assets. The fees and expenses of the Custodian are part of the Fund's ordinary operating expenses that will be borne by the Fund.

SUBADVISER MANAGEMENT TEAM

   The portfolio management team of the Subadviser (the "Management Team") is a group of experienced and educated investment professionals with substantial experience in the area of alternative investments. The investment process the Management Team follows contemplates an ongoing search for ideas, generated from travel, networking, academic research, the alternative manager community, prime brokers, conferences and other sources. The Management Team has identified, evaluated, structured, managed and monitored a wide range of alternative investments, including fund-of-hedge fund portfolios on behalf of the Subadviser, has access to portfolios chosen from numerous strategies and managers, and maintains a strong network within the alternative investment community as a result of its prior and ongoing experience. The Management Team has relationships with a large number of managers. The Management Team believes that, as a result of these relationships, the Fund should have access to a large number of Portfolio Managers and Portfolio Funds from which to select

   The primary members of the Management Team are:


   DENNIS RHEE

   Dennis Rhee is a Managing Partner of the Subadviser and a member of the Subadviser's Investment Executive Committee. Mr. Rhee co-founded the Subadviser with Yung Lim in August 2002. Mr. Rhee is responsible for new manager due diligence, business development, investor relations, and jointly supervises all aspects of the Subadviser's activities.

   Mr. Rhee has over fifteen years of Wall Street experience in various capacities in management, sales and trading, derivatives structuring, portfolio management, risk management and designing of electronic trading systems.

   Mr. Rhee served as senior vice president and head of Mortgage Backed Securities trading at Pedestal, a Reuters and Deutsche Bank sponsored electronic trading startup (February 2000 to August 2001). Mr. Rhee worked closely with Yung Lim to create one of the most respected and successful online fixed income operations. Mr. Rhee managed all aspects of Pedestal's most profitable business units, from sales and trading to negotiating strategic alliances and deals with investment banks, buy-side firms, hedge funds, and mortgage originators. Day to day business and technical operations of the securities trading unit ultimately reported up to Mr. Rhee.

   Mr. Rhee was head of product management at Deutsche Bank's fixed income electronic trading division (Nov 1997 to Feb 2000) where he was responsible for new product development and sales and marketing. Mr. Rhee initiated and established the strategic alliance between Deutsche Bank and Pedestal. Mr. Rhee was also part of the mortgage-backed securities (MBS) trading department as a trader.

   Mr. Rhee gained his asset management and entrepreneurial experience at Dongsuh Securities (March 1996 to July 1997), Korea's largest securities firm at the time. At Dongsuh, Martin Lee, an ex-Goldman colleague, and Mr. Rhee created Asia's very first hedge fund that invested in relative value fixed income strategies.

   Upon receiving an MBA from the University of Chicago in 1992, Mr. Rhee joined Goldman, Sachs & Co. in New York as a fixed income derivatives specialist. At Goldman (July 1992 to March 1996), Mr. Rhee generated top revenues in his peer group, and was then selected to head up Korea's country coverage and relocated to Goldman's Hong Kong office.

   Mr. Rhee has a MBA in Finance from the University of Chicago's Graduate School of Business and a BA in Government from Cornell University's School of Arts and Sciences in 1986.

   YUNG LIM

   Yung Lim is a Managing Partner of the Subadviser and a member of the Subadviser's Investment Executive Committee. Mr. Lim co-founded the Subadviser with Dennis Rhee in August 2002. Mr. Lim is responsible for portfolio allocation decisions, portfolio risk analysis, manager due diligence, and jointly supervises all aspects of the Subadviser's activities.

   Mr. Lim has over seventeen years experience in the fixed income markets. His experiences include investment advisory for sophisticated portfolio strategies, advanced risk management, consulting for large fixed income institutional investors, trading analysis of complex mortgage-backed securities
(MBS)/asset-backed securities (ABS) products, and developing and implementing new business initiatives.

   In March 1997, Mr. Lim founded Pedestal to provide a comprehensive electronic platform serving the mortgage market (March 1997 to August 2001). Mr. Lim guided the growth of Pedestal first as CEO and later as Chairman, making Pedestal a recognized name in the mortgage market for electronic trading. Pedestal's growth accelerated with equity financing from Reuters, Deutsche Bank and Battery Ventures, combined with strategic agreements with Deutsche Bank, Wells Fargo and Reuters.

   Mr. Lim was a senior consultant for Andrew Davidson & Co. (July 1992 to February 1997), a premier consulting and investment advisory firm specializing in fixed income markets and performing advisory work for major financial institutions. In addition to investment strategy and risk management work, his consulting services also addressed general corporate strategy issues. He also developed and marketed advanced analytical tools for mortgages.

   Mr. Lim spent six years at Merrill Lynch (April 1987 to June 1992), working in various roles focused on the mortgage and asset-backed markets. He was the vice president in charge of risk management for Merrill's mortgage desk, consistently one of the top three MBS/ABS dealers, managing the risk of $5 billion in trading inventory. Prior to this role, he served as the key senior portfolio strategist in the mortgage department, responsible for providing investment advice to major institutional clients. He evaluated clients' portfolios and balance sheets using advanced analytical tools and worked with traders and customers in generating appropriate trading strategies. During his initial years at Merrill, Mr. Lim served as a senior research analyst working on deal structuring and pricing as well as marketing of mortgage derivatives. He also authored numerous research publications including a comprehensive monthly publication on the mortgage and asset-backed markets.

   Mr. Lim has co-authored a book on advanced valuation and analysis techniques for mortgage securities titled "Collateral Mortgage Obligations," by Davidson, Ho, and Lim. He has also published various articles in major fixed-income publications, including "Bond and Mortgage Markets," edited by Frank Fabozzi. Mr. Lim has an MBA from the University of Chicago and BS in Electrical Engineering from the California Institute of Technology.

                                    VOTING

   Generally, the Fund will not hold an annual meeting of Shareholders unless required by the 1940 Act. Shareholders have one vote per dollar net asset value of Shares owned. Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Trustees, approval of any investment advisory agreement entered into by the Fund and certain other matters. Matters submitted to Shareholders must be approved by a majority of the outstanding Shares. At the request of the holders of at least 20% of the Shares, the Fund will hold a meeting to vote on the removal of a Trustee, which can occur by a vote of more than two-thirds of the outstanding Shares. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

                               FEES AND EXPENSES

EXPENSES

   NON-FUND EXPENSES

   The Adviser and the Subadviser bear all of their own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Funds and the fees and expenses of any distributors (other than Placement Agents) that may be retained by them. The Adviser and/or its affiliates may compensate outside distribution agents out of their own financial resources. The Administrator bears all of its own expenses for sales, marketing, distribution and client services with respect to the Fund. The Adviser is responsible for compensating the Subadviser and the Administrator from the Management Fee received by the Adviser.

   FUND EXPENSES

   The Fund bears all of its own ordinary operating expenses and extraordinary expenses that are not specifically assumed by the Adviser, Subadviser or Administrator. Such expenses include, among other things, all fees and expenses related to: the formation and organization of the Fund and any special purpose vehicles; initial and on-going registration requirements of the Fund; day-to-day operations, administration, record keeping and compliance of the Fund; third-party research; portfolio transactions and positions for the Fund such as transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; non-investment related interest expense; repurchases of Shares; any attorneys and accountants engaged on behalf of the Fund; audit and tax preparation; custody and escrow; errors and omissions/directors and officers liability insurance and a fidelity bond; equipment or services used in communicating information regarding the Fund's transactions among the Adviser and any custodian or other agent engaged by the Fund; the Management Fee payable to the Adviser; reimbursements to the Administrator, Custodian and other administrative service providers; the fees of the Subadministrator; and fees and travel-related expenses of the Independent Trustees of the Fund.

   PORTFOLIO FUND FEES AND EXPENSES

   Portfolio Funds bear various expenses in connection with their operations similar to those incurred by the Fund. Portfolio Managers generally assess asset-based fees to and receive incentive-based allocations from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds. These expenses, fees and allocations will be in addition to those incurred by the Fund itself. As an investor in the Portfolio Funds, the Fund bears its proportionate share of the expenses and fees of the Portfolio Funds and is also subject to incentive-based allocations to the Portfolio Managers.

   EXPENSE LIMITATION

   Under the Management Agreement, the Adviser has agreed to the Expense Limitation whereby the Adviser will reduce its management fees and absorb expenses to maintain total operating expenses (excluding placement fees, sales loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization, or extraordinary expenses such as litigation) for the Fund at or below the annualized rate of 2.5% of the Fund's average net assets. Because placement fees, sales loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation are excluded from the Expense Limitation, if the Fund incurs such costs and all other expenses remain the same the actual expenses of the Fund will be greater than 2.5% notwithstanding the Expense Limitation noted above. However, the Fund does not currently anticipate incurring during the next twelve (12) months any of those expenses excluded from the Expense Limitation, and placement fees, if any, will be charged by Placement Agents directly to investors in the amount of up to three percent (3%) from each investor in the Fund whose Shares the Placement Agent places (see "Subscription of Shares - Placement Fees"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses reduced, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred. Subject to authorization by the Board of Trustees, the Fund will reimburse the Adviser for such amounts carried forward, which reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. It is also possible that the expenses recouped may be greater than the reduction in expense rate. However, the amount that the Adviser can recoup can never exceed the aggregate amount of the reductions pursuant to the Expense Limitation during the permissible recoupment period. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the Fund (the "Management Agreement"). The Management Agreement, effective February 22, 2005, has an initial term of two years, and will then continue for successive one year periods so long approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The Management Agreement may be terminated at any time, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders. Following termination of the Management Agreement, the Adviser shall no longer be entitled to recoup any fees that were reduced prior to such termination.

FEES

   MANAGEMENT FEE

   In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser the Management Fee each month at the rate of 1/12 of 2% (2% on an annualized basis) of the Fund's net assets. The Management Fee will be an expense out of the Fund's assets, and will be borne by Shareholders (see "SUMMARY OF FUND EXPENSES"). Net assets for these purposes mean the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund. The Management Fee is computed based on the net assets of the Fund as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and is due and payable in arrears within ten business days after the end of each calendar quarter.

                           SUBSCRIPTIONS FOR SHARES

SUBSCRIPTION TERMS

   The minimum initial investment in the Fund from each investor is $100,000, and the minimum additional investment in the Fund is $50,000. For the purposes of these minimums, amounts constituting placement fees may be considered, even though placement fees are not deemed to be investments in, or subscriptions for, Shares. The minimum initial and additional investments may be reduced by the Fund with respect to individual investors or classes of investors (for example, with respect to certain key employees or directors of the Adviser, the Subadviser or their affiliates). The Fund intends to accept subscriptions for Shares as of the first business day of each calendar month.

   All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. The investor must also submit a completed subscription agreement before the applicable subscription date, provided that such subscription agreement may require both earlier submission of the completed agreement and earlier receipt by the Fund of cleared funds. The Fund reserves the right to reject any subscription for Shares and the Adviser may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time.

   Except as otherwise permitted by the Fund initial and any additional subscriptions for Shares by any Shareholder must be paid in cash, and all payments must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Initial and any additional subscriptions for Shares of will be payable in one installment. Although the Fund may accept payments in the form of securities in the discretion of the Adviser, the Fund has no intention at present of accepting payments in the form of securities. If the Fund chooses to accept a payment in the form of securities, the securities would be valued in the same manner as the Fund values its other assets.

   Each new Shareholder must agree to be bound by all of the terms of the Trust Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an "Eligible Investor" as described below and is purchasing Shares for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

ELIGIBLE INVESTORS

   Each prospective investor in the Fund will be required to certify to the Fund that the Shares subscribed for are being acquired for the account of an "accredited investor" and "qualified client." "Accredited investor" is defined in Regulation D under the Securities Act and includes individuals with a net worth, or joint net worth with such individual's spouse, that exceeds $1,000,000; individuals with an income in excess of $200,000 in each of the two most recent years, or joint income with such individual's spouse in excess of $300,000 in each of those years, and having a reasonable expectation of reaching the same income level in the current year; directors or executive officers of the Fund; and certain institutional investors as described in Regulation D. The term "qualified client" is defined in Rule 205-3 under the Advisers Act and includes individuals who (1) have at least $750,000 under management with the Adviser or Subadviser, or (2) have a net worth (or joint net worth with such individual's spouse) that exceeds $1,500,000, or (3) are directors, executive officers or other knowledgeable employees of the Adviser or Subadviser, or (4) are "qualified purchasers" as defined in
Section 2(a)(51)(A) of the 1940 Act. Entities can also be "qualified clients" if they meet any one of the criteria set out in clauses (1), (2) or (4) above, although in certain cases each equity owner of certain entities may need to meet one of the applicable criteria set out in clauses (1)-(4) above. An investor who is both an "accredited investor" and a "qualified client" is referred to in this PPM as an "Eligible Investor." Existing Shareholders who subscribe for additional Shares will be required to qualify as Eligible Investors at the time of each additional subscription. The specific investor qualifications that must be met in becoming a Shareholder are set out in the subscription agreement that must be completed by each prospective investor.

PLACEMENT FEES

   Placement Agents may be retained by the Fund or the Adviser to assist in the placement of Shares. A Placement Agent, which may be affiliated with the Adviser, will generally be entitled to receive a Placement Fee of up to three percent (3%) from each investor in the Fund whose Shares the Placement Agent places. The Placement Fee will be based on a formula that takes into account the amount invested through the Placement Agent, and will be either added to or deducted from a prospective investor's subscription amount depending on the requirements of the Placement Agent. The Placement Fee will not constitute an investment in Shares and it will not form part of the assets of the Fund. The Placement Fee may be adjusted or waived at the sole discretion of the Placement Agent, and is expected to be waived for institutional investors and certain control persons, officers and employees of the Adviser, Subadviser, Placement Agents and certain of their affiliates. The Adviser and/or its affiliates may also compensate Placement Agents out of their own financial resources. The compensation paid by the Adviser and/or its affiliates to the Placement Agent may be significant in amount and the prospect of receiving such compensation may provide the Placement Agent an incentive to favor sales of Shares over other investment options.

OUTSTANDING SECURITIES

   The table below reflects the securities issued by the Fund and outstanding as of May 31, 2006

                                         (2)                              (3)
            (1)               NUMBER OF SHARES HELD BY       NUMBER OF SHARES OUTSTANDING
NUMBER OF SHARES AUTHORIZED REGISTRANT OR FOR ITS ACCOUNT EXCLUSIVE OF AMOUNT SHOWN UNDER (2)
--------------------------- ----------------------------- -----------------------------------
        10,000,000                      1,000                           251,490


               REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES

NO RIGHT OF REDEMPTION

   No Shareholder or other person holding Shares, or a portion of thereof acquired from a Shareholder, will have the right to require the Fund to redeem the Shares. No public market for Shares exists, and none will develop in the future. Consequently, Shareholders will not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

REPURCHASES OF SHARES

The Fund may from time to time repurchase Shares from Shareholders in accordance with written tenders by Shareholders at those times and on terms and conditions as the Board of Trustees may determine. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees will consider the recommendation of the Adviser. The Adviser currently expects that it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders on a quarterly basis, effective on the last business day of each March, June, September and December, although there can be no assurance that the Adviser will make such recommendations or that the Fund will make such offers. The Fund's first offer to repurchase Shares from Shareholders was made as of December 31, 2005 and the Fund has made quarterly offers to repurchase Shares from Shareholders since that date. However, no assurances can be given that these repurchases will occur. The Adviser currently expects that it will not recommend repurchase of greater than 10% of outstanding Shares at any single Valuation Date, and, in any event, will not recommend during any taxable year aggregate repurchases that would equal or exceed an amount that could cause the Fund to be treated as a "publicly traded partnership" under applicable U.S. federal income tax laws and regulations.


   In determining whether to accept such a recommendation from the Adviser, the Board of Trustees will consider the following factors, among others:

   .   whether any Shareholders have requested to tender Shares to the Fund;

   .   the liquidity of the Fund's assets;

   .   the investment plans and working capital requirements of the Fund;

   . the relative economies of scale of the tenders with respect to the size of the Fund;

   .   the history of the Fund in repurchasing Shares;

   . the availability of information as to the value of the Fund's interests in the Portfolio Funds;

   .   the existing economic condition of the securities markets; and

   . any anticipated tax consequences to the Fund of any proposed repurchases of Shares.

   When the Board of Trustees determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity, and containing information on how to participate. The repurchase offer will be on terms and conditions that the Board of Trustees determines to be fair to the Fund, to all Shareholders, persons holding Shares acquired from Shareholders and/or applicable class or classes of Shareholders. The Fund will repurchase Shares on a pro rata basis from those Shareholders submitting written tenders in accordance with the repurchase offer. The value of a Shareholder's Shares that are being repurchased will be equal to the net asset value per Share of the Fund as of the date of the repurchase, multiplied by the number of the Shareholder's Shares that are being repurchased.

   Repurchases of Shares from Shareholders by the Fund may be paid, in the discretion of the Fund, in cash, or by the distribution of securities in-kind or partly in cash and partly in kind. The Fund, however, expects not to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Shareholders not tendering Shares for repurchase. Repurchases will be effective after receipt and acceptance by the Fund of all eligible written tenders of Shares from Shareholders. Any in-kind distribution of securities will be valued in accordance with the Trust Agreement and will be distributed to all tendering Shareholders on a proportional basis. The ability of the Fund to make an in-kind distribution of securities may be limited by restrictions imposed by the Portfolio Funds. In addition, Shareholders will continue to be subject to liquidation risk with respect to the securities distributed in-kind and Shareholders may not be able to liquidate such securities. Shareholders' ability to liquidate any securities distributed in-kind may be restricted by resale limitations or substantial restrictions on transfer imposed by the Portfolio Funds, by the issuers of securities in the case of in-kind distributions of securities of issuers held in directly managed accounts or special purposes investment vehicles, or by law. Shareholders may only be able to liquidate any securities distributed to them in-kind at a substantial discount from their value.

   The Fund does not impose any charges in connection with repurchases of Shares, other than the 2% redemption fee if Shares are repurchased before the first anniversary of the initial purchase of such Shares by the Shareholder (see "Repurchase Fee" below).

   The Trust Agreement provides that the Fund shall be dissolved if the Shares of any Shareholder that has submitted a written request for the repurchase of all of its Shares by the Fund, in accordance with the terms of the Trust Agreement, are not repurchased by the Fund within a period of two years following the date of the request; PROVIDED, HOWEVER, that dissolution shall not be required if the Fund is unable to repurchase a Shareholder's Shares as a result of regulatory restrictions that prevent the Fund from fulfilling a repurchase request. Shares will be considered to have been repurchased upon delivery of a promissory note for the repurchase price as described under "Repurchase Procedures" below (a "Promissory Note"). Due to the possibility of limited liquidity of the Portfolio Funds, it may take the Fund a substantial period of time to liquidate its assets, although the Fund would not expect complete liquidation to take longer than 2 years. As a result, your investment could be locked up for two years or substantially longer depending on the Fund's ability to repurchase Shares or liquidate its assets.

REPURCHASE PROCEDURES

   In light of liquidity constraints associated with the Fund's investments in Portfolio Funds and that the Fund may have to effect withdrawals from those Portfolio Funds to pay for Shares being repurchased, the Fund expects to employ the following repurchase procedures:

   Shares will be valued as of the Valuation Date, which will be the date Shares are to be repurchased. The Valuation Date is generally expected to be the last business day of March, June, September or December of each year.

   On the Notification Date, which will generally be approximately 100 days prior to each Valuation Date, the Fund will notify the Shareholders in writing of the commencement of a repurchase offer, describing the terms of the offer, including the amount of Shares that it intends to repurchase.

   Each Shareholder may accept the repurchase offer, or withdraw a previous acceptance of the repurchase offer, in writing until the Expiration Date, which will be approximately 70 days prior to the Valuation Date. Any acceptance of the repurchase offer shall become a binding offer of tender if not withdrawn by the Shareholder by written notice to the Fund prior to the Expiration Date. Shareholders that elect to tender Shares for repurchase will not know the price at which such Shares will be repurchased until the Valuation Date, which is approximately 70 days after the Expiration Date. Shareholders will be subject to market risk during the time between the Expiration Date and the Valuation Date. It is possible that during this 70 day period, general economic and market conditions, or specific events affecting one or more underlying Portfolio Funds, could cause a decline in the value of the Shares.

   In the event that the amount of Shares properly tendered by Shareholders as of the Expiration Date exceeds the amount of Shares specified in the Fund's repurchase offer, the Fund may choose to accept for repurchase only the amount of Shares specified in the repurchase offer or such greater amount of Shares as the Fund may determine, in its sole discretion. In the event the Fund does not purchase all of the Shares tendered, the Fund will repurchase those Shares tendered on a pro rata basis, according to the relative amounts of Shares tendered by each Shareholder as of the Expiration Date.

   A Shareholder who tenders for repurchase only a portion of its Shares will be required to maintain a minimum investment in Shares of $100,000, or such lesser amount as the Board of Trustees may determine. The Fund may reduce the portion of the Shares to be repurchased from a Shareholder so that the required minimum investment is maintained.

   No later than five business days after the Expiration Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a notice indicating the acceptance of such Shares.

   Within ten business days after the Valuation Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a Promissory Note entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares. The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

   The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to at least 90% of the estimated value of the repurchased Shares, determined as of the Valuation Date. The Initial Payment will be made as of the later of (i) within 50 days after the Valuation Date, or (ii) if the Fund has requested withdrawals of its capital from any Portfolio Funds in order to fund the repurchase of Shares, within ten business days after the Fund has received at least 90% of the aggregate amount withdrawn by the Fund from the Portfolio Funds, which in certain circumstances may take a substantial period of time due to the possibility of limited liquidity of the Portfolio Funds, although the Fund would not expect such liquidation to take longer than 2 years.

   The second and final payment in respect of the Promissory Note (the "Second Payment") is expected to be in an amount equal to the excess, if any, of
(i) the value of the repurchased Shares, determined as of the Valuation Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Valuation Date occurs, over (ii) the Initial Payment. The Adviser anticipates that the annual audit of the Fund's financial statements will be completed within 60 days after the end of each fiscal year of the Fund, and that the Second Payment will be made no later than 30 days after the completion of the audit; PROVIDED, HOWEVER, that the Board of Trustees, in its discretion, may determine that the Second Payment be paid prior to completion of the Fund's audit. Under certain circumstances, Shares accepted for tender may be paid by combining the Initial Payment and the Second Payment into a single payment.

   Although the amounts required to be paid by the Fund under the Promissory Note will generally be paid in cash, the Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities. The ability of the Fund to pay amounts due by in-kind distributions will in certain circumstances be impacted by restrictions on in-kind distributions to which the Portfolio Funds may be subject.

   Upon its acceptance of tendered Shares for repurchase, the Fund will maintain on its books a segregated account consisting of (i) cash, (ii) liquid securities, or (iii) interests in Portfolio Funds that the Fund has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Shareholders tendering Shares.

   If modification of the Fund's repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Trustees will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

   Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund's investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Trustees, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

REPURCHASE FEE

   If a Shareholder tenders any of its Shares to the Fund for repurchase and such Shares are repurchased by the Fund before the first anniversary after such Shares were purchased by the Shareholder, a repurchase fee equal to two percent (2%) of the value of the Shares repurchased will be levied by the Fund against the Shareholder.

MANDATORY REPURCHASE

   The Trust Agreement provides that the Fund may repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including if:

     a. such Shares, or a portion thereof, have been transferred or have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder;

     b. ownership of Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation order, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

     c. continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Adviser (for example, if continued ownership by a Shareholder would result in legal, regulatory or money laundering issues for the Fund), or may subject the Fund or any of the Shareholders to an undue risk of adverse tax or other fiscal consequences; or

     d. any of the representations and warranties made by a Shareholder in connection with the acquisition of the Shares was not true when made or has ceased to be true.

TRANSFERS OF SHARES

   Shares held by a Shareholder may be transferred only:

     a. by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of the Shareholder; or

     b. under certain limited circumstances, with the written consent of the Board of Trustees, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

   Notice to the Fund of any proposed transfer of Shares must include evidence satisfactory to the Board of Trustees that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) is an Eligible Investor. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Board of Trustees will not consent to a transfer of Shares by a Shareholder unless the transfer is to a single transferee or after the transfer of the Shares, the minimum investment in Shares of each of the transferee and transferor is not less than $100,000. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer Shares, the Board of Trustees may require the Shareholder requesting the transfer to obtain, at the Shareholder's expense, an opinion of counsel selected by the Board of Trustees as to such matters as the Board of Trustees may reasonably request.

   Any transferee acquiring Shares of a Shareholder in accordance with this PPM and the Trust Agreement will be entitled to all rights of a Shareholder. If a Shareholder transfers Shares with the approval of the Board of Trustees, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Shares are transferred is recognized on the books and records of the Fund.

   In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Fund, the Board of Trustees, the Adviser, the Subadviser, the Administrator, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder in connection with any such transfer.

                       CAPITAL ACCOUNTS AND ALLOCATIONS

CAPITAL ACCOUNTS

   The Fund will maintain a separate capital account for each Shareholder (including the Adviser, the Subadviser or any of their respective affiliates to the extent any of them contributes capital to the Fund as a Shareholder). Each such capital account will have an opening balance equal to the Shareholder's initial contribution to the capital of the Fund and will be increased by the sum of the amount of cash and the value of any securities contributed by the Shareholder to the capital of the Fund, plus any amounts credited to the Shareholder's capital account as described below. Each Shareholder's capital account will be reduced by the sum of the amount of any repurchase by the Fund of the Share, or portion of an Share, held by the Shareholder, plus the amount of any distributions to the Shareholder that are not reinvested, plus any amounts debited against the Shareholder's capital account as described below. Shareholders will not be subject to assessments, "capital calls" or further contributions.

   Capital accounts of Shareholders are adjusted as of the close of business on the last day of each of the Fund's fiscal periods. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of the Fund's business on the first to occur of the following: (i) the last day of a fiscal year of the Fund; (ii) the last day of a taxable year of the Fund;
(iii) the day preceding any day on which a contribution to the capital of the Fund is made; (iv) any day on which the Fund repurchases any Share or portion of a Share of any Shareholder; or (v) any day on which any amount is credited to or debited against the capital accounts of all Shareholders in accordance with their "investment percentages". An "investment percentage" will be determined for each Shareholder as of the start of each fiscal period by dividing the balance of the Shareholder's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Shareholders as of that date.

ALLOCATION OF NET PROFITS AND NET LOSSES

   Net profits or net losses of the Fund for each fiscal period will be allocated among and credited to or debited against the capital accounts of all Shareholders as of the last day of the fiscal period in accordance with Shareholders' respective investment percentages for the fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, before giving effect to any repurchases by the Fund of Shares or portions of Shares, and excluding the amount of any items to be allocated among the capital accounts of the Shareholders other than in accordance with the Shareholders' investment percentages. Allocations for U.S. federal income tax purposes generally will be made among Shareholders so as to reflect equitably amounts credited or debited to each Shareholder's capital account for the current and prior calendar years. See "TAX ASPECTS - Tax Treatment of Fund's Operations - Allocation of Profits and Losses".

ALLOCATION OF SPECIAL ITEMS - CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

   Withholding taxes or other tax obligations incurred by the Fund that are attributable to any Shareholder will be debited against the capital account of that Shareholder as of the close of the fiscal period during which the Fund paid those obligations, and any amounts distributable at or after that time to the Shareholder will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Shareholder and any successor to the Shareholder's Shares is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess. The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder, although in the event that the Fund determines that a Shareholder is eligible for a refund of any withholding tax, it may, at the request and expense of the Shareholder, assist the Shareholder in applying for the refund.

   Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Shareholders, will generally be charged to only those Shareholders on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Shareholders as of the close of the fiscal period during which the items were paid or accrued by the Fund.

RESERVES

   The Fund may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Shareholders for contingent liabilities as of the date the contingent liabilities become known to the Fund. Reserves will be in such amounts (subject to increase or reduction) that the Board of Trustees may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Shareholders at the time when the reserves are created, increased or decreased, regardless of whether they were Shareholders at the time, as determined by the Fund, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased. As a result, any reserves charged or credited to Shareholders that were not Shareholders at the time such contingent liability arose will be to the detriment of such Shareholders and to the benefit of those current and former Shareholders that were Shareholders at the time such contingent liability arose. Conversely, any reserves not charged or credited to Shareholders that were Shareholders at the time such contingent liability arose will be to the benefit of such former Shareholders and to the detriment of those Shareholders to which such reserves are charged or credited.

                                  TAX ASPECTS

   The following discussion is not intended to be a complete discussion of all applicable federal tax consequences of an investment in the Fund. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") or any other U.S. federal, state or local agency with respect to any tax matters affecting the Fund, nor has Paul, Hastings, Janofsky & Walker LLP expressed any opinion in respect thereof, except as described below.

   The summary of the U.S. federal income tax treatment of the Fund set out below is based upon the Code, judicial decisions, Treasury Regulations (the "Regulations") and rulings in effect on the date of this PPM, all of which are subject to change, possibly with retroactive effect. The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund.

   The summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies. In addition, nonresident aliens and other foreign persons are subject to different tax rules, and may be subject to United States federal income tax withholding on certain payments received from the Fund. Entities exempt from U.S. federal income tax, should, in addition to reviewing the discussions below, focus on those sections of the PPM regarding liquidity and other financial matters to determine whether the investment objectives of the Fund are consistent with their overall investment plans. Each prospective investor should consult with his, her or its own tax advisor in order fully to understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Fund.

TAX TREATMENT OF THE FUND'S OPERATIONS

   CLASSIFICATION OF THE FUND

   The Fund will receive an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Fund, substantially to the effect that based on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations, and the Trust Agreement and certain representations of the Board of Trustees, the Adviser and the Subadviser, the Fund will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Paul, Hastings, Janofsky & Walker LLP also will provide the Fund with an opinion substantially to the effect that, based upon, among other things, the restrictions on transferability of the Shares in the Fund and the limitations on any right to have the Shares repurchased by the Fund at the request of the Shareholders, the anticipated operations of the Fund and certain representations of the Board of Trustees, the Adviser and the Subadviser, the Shares in the Fund will not be readily tradable on a secondary market (or the substantial equivalent of such a market) and, therefore, that the Fund will not be treated as a "publicly traded partnership" taxable as a corporation.

   However, the opinions of counsel received by the Fund are not binding on the IRS or the courts and will be based on representations from the Fund made at the time of the opinion's issuance as to the Fund's future operations. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge to the Fund's reporting position by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code and/or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of that income, other than in certain redemptions of Shares, would be treated as dividend income when received by the Shareholders to the extent of the current or accumulated earnings and profits of the Fund; and Shareholders would not be entitled to report profits or losses realized by the Fund.

   The balance of the discussion below is based on the assumption that the Fund will be treated as a partnership for U.S. federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Fund's investments, activities, income, gain and loss, include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being an investor in a Portfolio Fund.

   As an entity taxed as a partnership, the Fund will not itself be subject to U.S. federal income tax. The Fund will file an annual partnership information return with the IRS that reports the results of its operations. Each Shareholder will be required to report separately on the Shareholder's income tax return the Shareholder's distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Shareholder will be taxed on the Shareholder's distributive share of the Fund's taxable income and gain regardless of whether the Shareholder has received or will receive a distribution from the Fund. Companies such as the Fund with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of Fund audits. If the Fund is eligible, the Board of Trustees may elect to have such rules and procedures apply to the Fund if it believes that they may be beneficial to a majority of the Shareholders. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the

Shareholders. Because each Shareholder has unique tax circumstances and the possible items of income and deduction for the Fund are currently unknown, it is difficult to predict whether or how any Shareholder would be affected by such an election. Nevertheless, certain adverse effects could include (i) the limitation of certain items at the partnership (i.e., the Fund) level that would otherwise have been deductible by a Shareholder without limitation if no election had been made and (ii) the inability to use the character of certain long-term or short-term capital gains or losses to offset an individual Shareholder's other gains and losses because such gains and losses have been netted at the partnership level. Whether or not any such adverse effects are ultimately realized will be dependent upon each Shareholder's unique tax circumstances.

   ALLOCATION OF PROFITS AND LOSSES

   Under the Trust Agreement, the Fund's net capital appreciation or net capital depreciation for each accounting period of the Fund is allocated among the Shareholders and to their capital accounts without regard to the amount of income or loss recognized by the Fund for U.S. federal income tax purposes. Items of income, deduction, gain, loss or credit recognized by the Fund for each taxable year will generally be allocated for income tax purposes among the Shareholders pursuant to the Regulations, based upon amounts of the Fund's net capital appreciation or net capital depreciation allocated to each Shareholder's capital account for the current and prior taxable years.

   Under the Trust Agreement, the Board of Trustees has the discretion to specially allocate an amount of the Fund's capital gain (including short-term capital gain) and ordinary income or capital loss and ordinary loss for U.S. federal income tax purposes to a withdrawing Shareholder to the extent that the Shareholder's capital account exceeds his, hers or its U.S. federal income tax basis in his, her or its Shares, or such Shareholder's U.S. federal income tax basis exceeds his, her or its capital account. No assurance can be given that, if the Board of Trustees makes such a special allocation, the IRS will accept the allocation. If the allocation were successfully challenged by the IRS, the Fund's gains allocable to the remaining Shareholders could be increased.

   TAX ELECTIONS; RETURNS; TAX AUDITS

   The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) if a partnership election has been made under Section 754 of the Code. The Board of Trustees, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Portfolio Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement an election, the Board of Trustees currently does not intend to make an election. Even if the Fund does not make an election under Code Section 754, the Code does require mandatory adjustments (as if an election were in place) to the Fund's basis in certain loss assets upon certain triggering events, such as a transfer of an interest in the Fund. The mandatory adjustments in certain cases may be avoided if the Fund is an "electing investment partnership." The Fund does not anticipate that it will elect to be an electing investment partnership.

   The Board of Trustees decides how to report the partnership items on the Fund's tax returns, and all Shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency, which inconsistency is in accordance with federal tax laws. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Fund's items have been reported. In the event the income tax returns of the Fund are audited by the IRS, the tax treatment of the Fund's income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the Shareholders. The Adviser will be the Fund's "Tax Matters Partner" and in that capacity will have the authority to bind Shareholders to settlement agreements and the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' tax liabilities with respect to Fund items.

TAX CONSEQUENCES TO A WITHDRAWING SHAREHOLDER

   A Shareholder receiving a cash liquidating distribution from the Fund, in connection with a complete or partial withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the Shareholder and the Shareholder's adjusted tax basis in his, her or its Shares. The capital gain or loss will be short-term or long-term, depending upon the Shareholder's holding period for his, her or its Shares. A withdrawing Shareholder will, however, recognize ordinary income to the extent the Shareholder's allocable share of the Fund's "unrealized receivables" exceeds the Shareholder's basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Shareholder would recognize ordinary income. A Shareholder receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds the Shareholder's adjusted tax basis in his, her or its Shares (except that the Shareholder could recognize ordinary income nevertheless with respect to a reduction in its share of "unrealized receivables").

   The Board of Trustees may specially allocate items of Fund capital gain (including short-term capital gain), ordinary income, losses or expenses to a withdrawing Shareholder to the extent the Shareholder's capital account would otherwise differ from the Shareholder's adjusted tax basis in his, her or its Shares. The special allocation may result in the withdrawing Shareholder recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Shareholder receives its liquidating distribution upon withdrawal.

   DISTRIBUTIONS OF PROPERTY

   A partner's receipt of a distribution of property from a partnership is generally not taxable, except that a distribution consisting of marketable securities generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" and the recipient is an "eligible partner" within the meaning of the Code. The Board of Trustees will determine at the appropriate time whether the Fund qualifies as an "investment partnership." If the Fund qualifies, and if a Shareholder is an "eligible partner," which term should include a Shareholder whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

TAX TREATMENT OF FUND INVESTMENTS

   IN GENERAL

   The Fund expects that it and the Portfolio Funds will act as a trader or investor, and not as a dealer, with respect to their securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation.

   Generally, gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. The Fund expects that its gains and losses from its securities transactions and the gains and losses from the Portfolio Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund or a Portfolio Fund maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts, and certain options contracts that qualify as (or qualify for treatment as) "Section 1256 Contracts", which are described below. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain non-U.S. regulated contracts and options contracts may serve to alter the manner in which the Fund's or a Portfolio Fund's holding period for a security is determined or may otherwise affect the characterization as short term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund or the Portfolio Funds.

   The Fund may acquire a derivative position with respect to other Portfolio Funds, which may be treated as constructive ownership of the other fund. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and contemporaneous maturity dates. If the Fund has long-term capital gain from a "constructive ownership transaction", the amount of the gain that may be treated as long-term capital gain by the Fund is limited to the amount that the Fund would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge is imposed with respect to any amount recharacterized as ordinary income on the underpayment of tax for each year that the constructive ownership was open.

   The Fund may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. The Fund or a Portfolio Fund may hold debt obligations with "original issue discount," in which case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund or a Portfolio Fund may also acquire debt obligations with "market discount". Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount or its share of such market discount in the case of an obligation held by a Portfolio Fund that accrued during the period the debt obligation was held by the Fund or a Portfolio Fund. The Fund may realize ordinary income or loss with respect to its or a Portfolio Fund's investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Fund or a Portfolio Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" or "investment interest" which, for a noncorporate, non-managing Shareholder, may be subject to restrictions on their deductibility.

   Gain recognized by the Fund or a Portfolio Fund from certain "conversion transactions" will be treated as ordinary income. In such a transaction, substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (i) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis,
(ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in Regulations.

   Shareholders may be treated as owning positions held by the Fund, including positions held by the Fund through different investment advisory agreements or Portfolio Funds. Those positions, and other positions held by a Shareholder, may be treated as positions in a straddle as described below under "Effect of Straddle Rules on Shareholders' Securities Positions".

   CURRENCY FLUCTUATIONS - "SECTION 988" GAINS OR LOSSES

   To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Fund or a Portfolio Fund frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the U.S. dollar. Gains or losses with respect to the Fund's or a Portfolio Fund's investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Fund or a Portfolio Fund on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund or a Portfolio Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Fund or a Portfolio Fund collects the receivables or pays the liabilities may be treated as ordinary income or ordinary loss.

   The Fund or a Portfolio Fund may acquire non-U.S. currency forward contracts, enter into non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. If the Fund or a Portfolio Fund acquires currency futures contracts or option contracts, including those that are
Section 1256 Contracts, or any currency forward contracts, however, any gain or loss realized by the Fund with respect to the instruments will be ordinary, unless (1) the contract is a capital asset in the hands of the Fund or a Portfolio Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 will govern the character of any gain or loss recognized on the contract.

   "SECTION 1256 CONTRACTS"

   The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain options contracts. Section 1256 Contracts held by the Fund or a Portfolio Fund at the end of a taxable year of the Fund or a Portfolio Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund or a Portfolio Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund's or a Portfolio Fund's obligations under the Contract), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund or a Portfolio Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

   Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains and losses. Gains and losses from certain non-U.S. currency transactions however, will be treated as ordinary income and losses unless certain conditions described under "Currency Fluctuations - 'Section 988' Gains or Losses," above, are met. These gains and losses will be taxed under the general rules described above. If an individual taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by an individual may be deducted only to the extent (i) the loss does not exceed the net gain on Section 1256 Contracts for the year and (ii) the allowance of the carry back does not increase or produce a net operating loss for the year.

   CERTAIN SECURITIES FUTURES CONTRACTS

   Under the Code, a "securities futures contract" is not treated as a
Section 1256 contract except when it meets the definitions of a "dealer securities futures contract." A "securities futures contract" is any security future as defined in Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

   Any "dealer securities futures contract" is treated as a Section 1256 contract. A "dealer securities futures contract" is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer

(or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts and
(2) is traded on a qualified board of trade or exchange.

   MIXED STRADDLE ELECTION

   The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Under certain temporary Regulations, the Fund (and any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Fund or the Portfolio Fund will be accepted by the IRS.

   SHORT SALES

   Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund's or a Portfolio Fund's hands. Except with respect to certain situations in which the property used to close a short sale has a long-term holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Fund or a Portfolio Fund for more than one year. Certain Regulations may suspend the running of the holding period of "substantially identical property" held by the Fund or a Portfolio Fund.

   Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If the Fund or a Portfolio Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, however, the Fund or a Portfolio Fund generally will recognize gain on the date it acquires the property as if the short sale was closed on that date with the property. If the Fund or a Portfolio Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund or a Portfolio Fund generally will recognize gain as if the appreciated financial position was sold at its fair market value on the date the Fund or a Portfolio Fund enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if the position was acquired on the date of the constructive sale.

   EFFECT OF STRADDLE RULES ON SHAREHOLDERS' SECURITIES POSITIONS

   The IRS may treat certain positions in securities held, directly or indirectly, by a Shareholder and his, her or its indirect interest in similar securities held by the Fund or a Portfolio Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a Shareholder's holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Fund will not generally be in a position to furnish to Shareholders information regarding the securities positions of Portfolio Funds that would permit a Shareholder to determine whether his, her or its transactions in securities also held by Portfolio Funds should be treated as offsetting positions for purposes of the straddle rules.

   LIMITATION ON DEDUCTIBILITY OF INTEREST AND SHORT SALE EXPENSES

   The Code limits the ability of non-corporate taxpayers to deduct "investment interest," which is interest on indebtedness, and any amount allowable as a deduction in connection with property used in a short sale, that is properly allocable to property held for investment. Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on the amount at ordinary income tax rates.

   The Fund's (or a Portfolio Fund's) activities will be treated as giving rise to investment income for a Shareholder, and the investment interest limitation would apply to a non-corporate Shareholder's share of the interest and short sale expenses attributable to the Fund's (or a Portfolio Fund's) operation. In such case, a non-corporate Shareholder would be denied a deduction for all or part of that portion of his, her or its distributive share of the Fund's ordinary losses attributable to interest and short sale expenses unless he, she or it had sufficient investment income from all sources including the Fund. A Shareholder that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a non-corporate Shareholder on money borrowed to finance his, her or its investment in the Fund. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

   DEDUCTIBILITY OF FUND INVESTMENT EXPENDITURES BY NON-CORPORATE SHAREHOLDERS

   Investment expenses, including, for example, investment advisory fees, of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of certain amounts to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may be deducted by such an individual only to the extent the excess expenses (along with certain other itemized deductions) exceed a certain amount. However, beginning in 2006, this overall deduction limitation is being phased out, although the full limitation will return in 2011 unless the phaseout is extended by legislation. In addition, these investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

   Under certain temporary Regulations, the limitations on deductibility should not apply to a non-corporate Shareholder's share of the trade or business expenses of the Fund. These limitations will apply, however, to a non-corporate Shareholder's share of the investment expenses of the Fund (including the Management Fee, and any fee payable to a Portfolio Manager, to the extent these expenses are allocable to a Portfolio Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Fund). The Fund intends to treat its expenses attributable to a Portfolio Fund that it determines is engaged in trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to these limitations, although no assurance can be given that the IRS will agree with the treatment.

   The consequences of the Code's limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, noncorporate Shareholders should consult their tax advisors with respect to the application of these limitations to their situation.

   APPLICATION OF RULES FOR INCOME AND LOSSES FROM PASSIVE ACTIVITIES

   The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain temporary Regulations, income or loss from the Fund's securities investment and trading activity generally will not constitute income or loss from a passive activity. Passive losses from other sources generally could not be deducted against a non-managing Shareholder's share of such income and gain from the Fund. Income or loss attributable to the Fund's investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

   APPLICATION OF BASIS AND "AT RISK" LIMITATIONS ON DEDUCTIONS

   The amount of any loss of the Fund that a Shareholder is entitled to include in his, her or its income tax return is limited to such Shareholder's adjusted tax basis in its Shares as of the end of the Fund's taxable year in which such loss occurred. Generally, a Shareholder's adjusted tax basis for its Shares is equal to the amount paid for such Shares, increased by the sum of (i) its share of the Fund's liabilities, as determined for Federal income tax purposes, and (ii) its distributive share of the Fund's realized income and gains, and decreased (but not below zero) by the sum of (a) distributions made by the Fund to such Shareholder and (b) such Shareholder's distributive share of the Fund's realized losses and expenses.

   Similarly, a Shareholder that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the Fund to the extent that they exceed the amount such Shareholder has "at risk" with respect to its Shares at the end of the year. The amount that a Shareholder has "at risk" will generally be the same as its adjusted basis as described above, except that it will generally not include any amount attributable to liabilities of the Fund or any amount borrowed by the Shareholder on a non-recourse basis.

   Losses denied under the basis or "at risk" limitations are suspended and may be carried forward in subsequent taxable years, subject to these and other applicable limitations.

   "PHANTOM INCOME" FROM FUND INVESTMENTS

   Under various "anti-deferral" provisions of the Code (the "passive foreign investment company" and "controlled foreign corporation" provisions), investments, if any, by the Fund in certain foreign corporations may cause a Shareholder (i) to recognize taxable income prior to the Fund's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred, or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.

NON-U.S. TAXES

   Certain dividends and interest directly or indirectly received by the Fund from sources outside the U.S. may be subject to non-U.S. withholding taxes. In addition, the Fund or a Portfolio Fund may be subject to non-U.S. capital gains taxes imposed by countries in which they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Fund cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Fund's assets to be invested in various countries is not known at this time.

   The Shareholders will be informed by the Fund as to their proportionate share of the non-U.S. taxes paid by the Fund or a Portfolio Fund that they will be required to include in their income. The Shareholders generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their U.S. federal income taxes. A tax-exempt Shareholder will not ordinarily benefit from such credit or deduction.

TAXATION OF FOREIGN SHAREHOLDERS

Foreign Shareholders should consider carefully the potential tax implications of an investment in the Fund and discuss them with their own tax advisors. For purposes of determining the tax treatment of foreign Shareholders, a foreign Shareholder should not be deemed to be engaged in a U.S. trade or business solely by reason that it invests or trades in securities for its own account (unless it is a "dealer," which the Board of Trustees does not expect the Fund to be). However, if as a result of one or more of its investments or the investments of the Portfolio Funds (for example, investments in pass through entities that are engaged in a U.S. trade or business), the Fund is deemed to be engaged in a U.S. trade or business, then a foreign Shareholder may also be deemed to be so engaged. If a foreign Shareholder is deemed to be engaged in a U.S. trade or business, then the Shareholder's distributive share of Fund income that is effectively connected with that U.S. trade or business will be subject to U.S. federal income tax in the same manner as a U.S. shareholder. Effectively connected income realized by a corporate foreign Shareholder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If the Fund is not deemed to be engaged in a U.S. trade or business, a foreign Shareholder's allocable share of Fund income (assuming it is not "effectively connected" with a U.S. trade or business in which the foreign Shareholder is otherwise engaged) should be subject to U.S. federal income tax only if it is fixed or determinable annual or periodical gains, profits and income (including dividends and certain interest income). Such income will be taxed at a rate of thirty percent (30%) and generally will be collected through withholding from distributions made by the Fund. The tax and withholding rate may be reduced or eliminated by an applicable tax treaty; however, it should be noted that the Code may deny otherwise applicable treaty benefits to a foreign Shareholder if (i) an income item derived from the Fund is not treated as an income item of the foreign Shareholder by the tax laws of the foreign country of residence of such foreign Shareholder, (ii) such foreign country does not impose tax on an allocation of such income item by the Fund to the foreign Shareholder; and (iii) the treaty does not contain a provision addressing the applicability of the treaty in the case of an item of income derived through a partnership. Except as described below as to "United States real property interests," a foreign Shareholder's share of the Fund's capital gains generally will not be subject to U.S. income tax (assuming it is not effectively connected with a U.S. trade or business in which the foreign Shareholder is otherwise engaged), unless the foreign Shareholder is an individual who has been present in the U.S. for an aggregate of 183 days or more during the taxable year.

   FIRPTA. The Foreign Investment in Real Property Tax of 1980, as amended ("FIRPTA"), imposes a tax on gain realized on disposition by a foreign person of a "United States real property interest" ("USRPI") by treating such gain as "effectively connected" with a U.S. trade or business, and thus subject to U.S. income tax at graduated rates applicable to U.S. persons. Withholding at the maximum applicable tax rate is required with respect to a foreign Shareholder's allocable portion of gain derived from a disposition of a USRPI by a Portfolio Fund. A USRPI generally includes both a direct investment in real estate and an investment in a real estate operating company if such corporation is a "United States real property holding company" ("USRPHC"). A USRPHC generally includes any domestic corporation in which the fair market value of its USRPI represents one-half or more of the aggregate fair market value of its business assets and real property assets at any time during the preceding five years (or shorter period during which the Fund has held an interest in the corporation). A USRPI held by a partnership is deemed to be owned proportionately by its partners. A partnership interest in certain circumstances can itself be deemed a USRPI for purposes of computing the withholding proceeds from a sale of such interest.

   Special FIRPTA rules apply to any Fund investment in a "real estate investment trust" ("REIT"). Specifically, (i) a distribution by a REIT attributable to gain from the disposition of a USRPI will generally be treated under FIRPTA as "effectively connected" with a U.S. trade or business (with an exception for distributing from certain publicly traded REITs to shareholders that own 5% or less of the REIT's stock); (ii) any other dividend distribution by a REIT will be subject to withholding in the manner described above applicable to dividends generally; (iii) a foreign Shareholder will not be taxable on any gain from the disposition of a Fund investment in a REIT, provided that the REIT is "domestically controlled," i.e., less than 50% of its stock is held (directly or indirectly) by foreign shareholders, or in the case of a 5% or less shareholder in a REIT whose stock is regularly traded in an established securities market. Foreign Shareholders should be aware, however, that there is no assurance that the Fund will be able to dispose of an investment in a domestically controlled REIT by selling its stock of such REIT (as opposed to causing the REIT to sell its shares).

   U.S. Estate Tax. An individual foreign Shareholder's Interest in the Fund may be included in his, her or its gross estate for U.S. federal estate tax purposes, thereby subjecting his, her or its estate to U.S. estate tax.


UNRELATED BUSINESS TAXABLE INCOME

   An organization that is exempt from U.S. federal income tax is generally not subject to such tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This type of income is exempt (subject to the discussion of "unrelated debt financed income" below) even if it is realized from securities trading activity that constitutes a trade or business.

   This general exemption available to an exempt organization from U.S. federal income tax does not apply to the "unrelated business taxable income" ("UBTI") of such an organization. Except as noted above with respect to certain categories of exempt trading activity, UBTI generally includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

   UBTI includes not only trade or business income or gain or gain as described above, but also "unrelated debt-financed income." This latter type of income generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which "acquisition indebtedness" is incurred at any time during the taxable year; and
(ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

   The Fund may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving "acquisition indebtedness" and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Fund recognizes income in the form of dividends and interest from securities with respect to which "acquisition indebtedness" is incurred during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year.

   To the extent the Fund recognizes gain from securities with respect to which "acquisition indebtedness" is incurred at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund's debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

   The calculation of the Fund's "unrelated debt-financed income" will be complex and will depend on the amount of leverage used by the Fund from time to time; the amount of leverage used by Portfolio Funds; and other UBTI generated by those Funds. As a result of this complexity, the Fund cannot predict the percentage of its income and gains that will be treated as UBTI for a Shareholder that is an exempt organization. An exempt organization's share of the income or gains of the Fund that is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred).

   To the extent that the Fund generates UBTI, the applicable U.S. federal tax rate for an exempt Shareholder generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Shareholder. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Fund will report to a Shareholder that is an exempt organization information as to the portion of its income and gains from the Fund for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Fund is highly complex, and for that reason, no assurance can be given that the Fund's calculation of UBTI will be accepted by the IRS.

   In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund's income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Fund generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust will not be exempt from U.S. federal income tax under the Code for any year in which it has UBTI. A title-holding Fund will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund.

CERTAIN MATTERS RELATING TO SPECIFIC EXEMPT ORGANIZATIONS

   PRIVATE FOUNDATIONS

   Private foundations and their managers are subject to U.S. federal excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

   Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

   To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation's investment in the Fund would most likely be classified as a nonfunctionally related asset. A determination that Shares in the Fund are a nonfunctionally related asset could cause cash flow problems for a prospective Shareholder that is a private foundation as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Shares. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Shares is not significant in relation to the value of other assets it holds.

   In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. If a private foundation (either directly or together with a "disqualified person"), for example, acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have "excess business holdings." In such a case, the foundation may be required to divest itself of its Shares in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and the Regulations. The Fund believes that it will likely meet the 95% gross income test, although it can give no absolute assurance with respect to the matter.

   A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, rules similar to those discussed above generally govern their operations.

   QUALIFIED RETIREMENT PLANS

   Employee benefit plans subject to the provisions of ERISA, individual retirement accounts ("IRAs") and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Fund (see "ERISA Considerations").

   ENDOWMENT FUNDS

   Investment managers of endowment funds should consider whether the acquisition of Shares is legally permissible. This is not a matter of federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted in various forms by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

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
TAX SHELTER REPORTING REQUIREMENTS

   Under recently issued Regulations, the activities of the Fund and a Portfolio Fund may include one or more "reportable transactions," requiring the Fund and, in certain circumstances, a Shareholder to file information returns as described below. In addition, the Board of Trustees and other material advisors to the Fund may each be required to maintain for a specified period of time a list containing certain information regarding the "reportable transactions" and the Fund's investors, and the IRS could inspect such lists upon request.

   A "reportable transaction" of a partnership includes, among others, a transaction that results in a loss claimed under Section 165 of the Code (computed without taking into account offsetting income or gain items, and without regard to limitations on its deductibility) generally of at least $2 million in any one taxable year or an aggregate of at least $4 million over a period of six taxable years (beginning with the taxable year in which the transaction is entered into), unless the transaction has been exempted from reporting by the IRS. Subject to certain significant exemptions described below, a partner will be treated as participating in a partnership's "loss transaction," and thus be required to report the transaction, if (i) the partner's allocable share of such a partnership's loss exceeds certain thresholds, or (ii) the partner is an individual or a trust which is allocated in any one taxable year a loss of at least $50,000 from a Section 988 transaction (see "Currency Fluctuations - 'Section 988' Gains or Losses").

   The IRS has published guidance exempting many transactions of the Portfolio Funds and the Fund from the reporting requirements, provided that the Fund or a Portfolio Fund has a "qualifying basis" in the assets underlying the transaction. An asset with a "qualifying basis" includes, among others, an asset purchased by the Fund or a Portfolio Fund for cash. However, even if the Fund or a Portfolio Fund has a "qualifying basis" in the asset generating the loss, each of the following transactions is still subject to the reporting requirements unless it is marked to market under the Code (e.g., a Section 1256 Contract): (i) a transaction involving an asset that is, or was, part of a straddle (other than a mixed straddle), (ii) a transaction involving certain "stripped" instruments, (iii) the disposition of an Share in a pass-through entity (such as a Portfolio Fund), and (iv) a foreign currency transaction which generates an ordinary loss (see "Currency Fluctuations - 'Section 988' Gains or Losses").

   The Regulations require the Fund to complete and file Form 8886 ("Reportable Transaction Disclosure Statement") with its tax return for each taxable year in which the Fund participates in a "reportable transaction." Additionally, each Shareholder treated as participating in a reportable transaction of the Fund is required to file Form 8886 with its tax return. The Fund and any such Shareholder, respectively, must also submit a copy of the completed form with the IRS's Office of Tax Shelter Analysis. The Fund intends to notify the Shareholders that it believes (based on information available to the Fund) they are required to report a transaction of the Fund or a Portfolio Fund, and intends to provide such Shareholders with any available information needed to complete and submit Form 8886 with respect to the transactions of the Fund and a Portfolio Fund.

   Under the above rules, a Shareholder's recognition of a loss upon its disposition of Shares in the Fund could also constitute a "reportable transaction" for such Shareholder. Investors should consult with their own advisors concerning the application of these reporting obligations to their specific situations.

CERTAIN STATE AND LOCAL TAXATION MATTERS

   Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Fund. The Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. No assurance can be given, however, that the Fund will be able to achieve this goal.

   State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. A partnership in which the Fund acquires an interest may conduct business in a jurisdiction that will subject to tax a Shareholder's share of the partnership's income from that business. A prospective Shareholder should consult his, her or its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is a resident.

ERISA CONSIDERATIONS

   ERISA and Section 4975 of the Code impose certain requirements on employee benefit plans (as defined in Section 3(3) of ERISA) and plans described in
Section 4975(e)(1) of the Code ("Plans"). ERISA imposes general and specific responsibilities on persons who are "fiduciaries" for purposes of ERISA with respect to a Plan that is subject to ERISA ("an ERISA Plan"), including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, a fiduciary of an ERISA Plan must comply with rules adopted by the U.S. Department of Labor (the "DOL"), which administers the fiduciary provisions of ERISA. Under those rules, the fiduciary of an ERISA Plan must: (i) give appropriate consideration to, among other things, the role that the investment plays in the plan's portfolio, taking into account whether the investment is designed reasonably to further the plan's purposes; (ii) examine the risk and return factors associated with the investment; (iii) assess the portfolio's composition with regard to diversification, as well as the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the plan; and (iv) evaluate income tax consequences of the investment and the projected return of the total portfolio relative to the plan's funding objectives.

   Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with his, her or its fiduciary responsibilities as set out in the DOL's regulations. The fiduciary should, for example, consider whether an investment in the Fund may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the plan would be sufficiently diversified if the investment is made. If a fiduciary of an ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for the plan, the fiduciary may be held personally liable for losses incurred by the plan as a result of the breach.

   Because the Fund will register as an investment company under the 1940 Act, the underlying assets of the Fund would not be considered to be "plan assets" of Plans investing in the Fund for purposes of ERISA's fiduciary responsibility rules and the prohibited transaction rules of ERISA and the Code. For that reason, neither the Adviser, the Subadviser nor any of the Portfolio Managers (including Direct Allocation Portfolio Managers) will be fiduciaries with respect to ERISA Plans investing in the Fund.

   The Board of Trustees will require an ERISA Plan proposing to invest in the Fund to represent that it, and any fiduciaries responsible for its investments, are aware of and understand the Fund's investment objective, policies and strategies; and that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

   ERISA and the Code prohibit certain transactions between a Plan and persons who have certain specified relationships to such Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the
Code). Certain prospective Plan investors may currently maintain relationships with the Adviser, the Subadviser or the Portfolio Managers, or with other entities that are affiliated with the Adviser, the Subadviser or the Portfolio Managers. Each of the Adviser, the Subadviser, the Portfolio Managers and their affiliates may be deemed to be a party in interest or disqualified person to any Plan to which it provides investment management, investment advisory or other services. Plan investors should consult with counsel to determine if an investment in the Fund is a transaction that is prohibited by ERISA or the Code. A Plan investing in the Fund will be required to make certain representations, including representations that the decision to invest in the Fund was made by a person that is independent of the Adviser, the Subadviser, the Portfolio Managers and their affiliates; that such person is duly authorized to make such investment decision; and that the Plan has not relied on any individualized advice or recommendation of the Adviser, the Subadviser, a Portfolio Manager or their affiliates, as a primary basis for the decision to invest in the Fund.

   The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this PPM is, of necessity, general
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
and may be affected by future publication of DOL regulations and rulings. Potential Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

                                  FISCAL YEAR

   For accounting purposes, the Fund's fiscal year is the 12-month period ending on March 31 of each year. The first fiscal year of the Fund ended
March 31, 2005, although the Fund did not commence investment operations until May 1, 2005. For tax purposes, the taxable year of the Fund is the 12-month period ending December 31 of each year.

                            REPORTS TO SHAREHOLDERS

   The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. A Portfolio Manager's delay, however, in providing this information could delay the Fund's preparation of tax information for investors, which will likely require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report. The Fund anticipates sending to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act.

                                NET ASSET VALUE

   The value of the Fund's net assets will be determined as of the last business day of each calendar month in accordance with the valuation procedures approved by the Board of Trustees and described below. The net asset value per Share will equal the net asset value of the Fund divided by the number of outstanding Shares.

   In accordance with these policies, investments in Portfolio Funds are valued at their "fair value." Ordinarily, this will be the values determined by the Portfolio Managers of the Portfolio Funds in accordance with the Portfolio Funds' valuation policies and as reported by the Portfolio Managers. As a general matter, the fair value of the Fund's interest in a Portfolio Fund will represent the amount that the Fund could reasonably expect to receive from the Portfolio Fund if the Fund's interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. Because Portfolio Funds typically do not provide net asset value information to the Fund on a more frequent basis than monthly, and do not generally provide detailed information on their investment positions, except on an annual basis, the Fund generally will not be able to determine the fair value of its investments in Portfolio Funds or its net asset values other than as of the end of each month and may not be able to verify valuation information given to the Fund by Portfolio Managers (except in the case of Direct Allocation Portfolio Managers). In the event that a Portfolio Fund does not report a value to the Fund on a timely basis, the Fund would determine the fair value of its interest in that Portfolio Fund based on the most recent value reported by the Portfolio Fund, as well as any other relevant information available at the time the Fund values its assets. The Board of Trustees has determined that any values of interests in Portfolio Funds reported as "estimated" or "final" values (using the nomenclature of the hedge fund industry) will be deemed to reasonably reflect market values of securities for which market quotations are available or the fair value of such securities.

   Before investing in any Portfolio Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Portfolio Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. Although the procedures approved by the Board of Trustees provide that the Adviser will periodically review the valuations of interests in Portfolio Funds provided by the Portfolio Managers, the Adviser will not be able to confirm independently the accuracy of valuations of such interests provided by such Portfolio Managers (which are unaudited, except for year-end valuations).

   The Fund's valuation procedures require the Adviser to consider all relevant information reasonably available at the time the Fund values its assets. The Adviser, the Subadviser, or, in certain cases, the Board of

Trustees, will consider such information, and may conclude in certain circumstances that the information provided by a Portfolio Manager does not represent the fair value of the Fund's interests in a Portfolio Fund. Although redemptions of interests in Portfolio Funds are subject to advance notice requirements, Portfolio Funds typically will make available net asset value information to their investors which will represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if a redemption request had been timely made or if, in accordance with the terms of the Portfolio Fund's governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in interests in a particular Portfolio Fund, the Fund could consider whether it was appropriate, in light of all relevant circumstances, to value such a position at the Portfolio Fund's net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. Any such decision must be made in good faith, and subject to the review and supervision of the Board of Trustees.

   The Portfolio Funds are required to provide estimated net asset value determinations to the Fund on a monthly basis, generally within four to six weeks following the end of the month. The Adviser attempts to confirm the accuracy of each Portfolio Fund's monthly valuation using various means, including: discussing monthly with Portfolio Managers their Portfolio Funds' values; reviewing Portfolio Fund portfolio positions, when available; periodically reviewing with third parties the equity balances of various Portfolio Funds; and analyzing audited financial statements of Portfolio Funds. Failure of a Portfolio Fund to provide on a timely or accurate basis required monthly valuation information to the Fund could result in an adjustment to the fair value given by the Fund to its investment in a Portfolio Fund or a decision by the Adviser to liquidate the Fund's investment in a Portfolio Fund. The valuations reported by the Portfolio Managers, upon which the Fund calculates its net asset value, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Portfolio Funds are audited by the independent auditors of the Portfolio Funds and may be revised as a result of such audits. Other adjustments may occur from time to time. If Direct Allocation Portfolio Managers are engaged to manage a portion of the Fund's assets, or if the Fund holds any securities other than interests in Portfolio Funds, the portfolio securities managed by the Direct Allocation Portfolio Managers or held by the Fund will generally be valued at market value or, in the absence of a market value, at fair value as determined in good faith by the Subadviser pursuant to procedures approved by or under the direction of the Board of Trustees as follows:

   . TRADED SECURITIES. Securities that are primarily traded on a national or foreign securities exchange shall be valued at the last sale price, on the exchange on which they are primarily traded, on the business day as of which such value is being determined or, if there has been no sale on such day, at the mean between the most recent bid and asked prices on such day. Notwithstanding the foregoing, securities listed on the NASDAQ stock market will be priced at the NASDAQ official closing price ("NOCP"). If the NOCP is not available, such securities shall be valued at the last sale price on the NASDAQ on the day of valuation or, if there has been no sale on such day, at the mean between the bid and asked prices on the day of valuation.

   . OTC SECURITIES. Securities traded in the over-the-counter market will be valued at the mean between the last available bid and asked price prior to the time of valuation.

   . SHORT-TERM SECURITIES. Short-term debt obligations with remaining maturities in excess of 60 days will be valued at current market prices, as discussed above. Short-term securities with 60 days or less remaining to maturity will be, unless conditions indicate otherwise, amortized to maturity based on their cost to the Fund if acquired within 60 days of maturity or, if already held by the Fund on the 60th day, based on the value determined on the 61st day.

   . OPTIONS. An option that is written by the Fund will be valued at the last sale price or, in the absence of the last sale price, the last offer price. An option that is purchased by the Fund will be valued at the last sale price or, in the absence of the last sale price, the mean between the last bid and asked prices. The value of a futures contract equals the unrealized gain or loss on the contract that is determined by marking the contract to the current settlement price for a like contract on the valuation date of the futures contract if the securities underlying the futures contract experience significant price fluctuations after the determination of the settlement price. When a settlement price cannot be used, futures contracts will be valued at their fair market value as determined by the Subadviser in good faith in accordance with the good faith valuation procedures described below.

   . OTHER SECURITIES. Corporate debt securities, U.S. government securities, mortgage-related securities and asset-backed fixed-income securities held by the Fund will be valued, at the option of the Fund (i) on the basis of valuations provided by dealers in those instruments, (ii) by an independent pricing service, or (iii) at fair value as determined by the Subadviser in good faith in accordance with the good faith valuation procedures described below. Any such pricing service, in determining value, will use information with respect to transactions in the securities being valued, quotations from dealers, market transactions in comparable securities, analyses and evaluations of various relationships between securities and yield-to-maturity information. If the pricing service does not provide market values, then the securities will be valued at fair value by the Subadviser in good faith in accordance with the Fund's valuation procedures described below.

   . FOREIGN CURRENCIES. Any assets or liabilities initially expressed in terms of foreign currencies will be translated into U.S. dollars at the official exchange rate or, alternatively, at the mean of the current bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks. If neither of these alternatives is available or both are deemed not to provide a suitable methodology for converting a foreign currency into U.S. dollars, the Fund in good faith will establish a conversion rate for such currency in accordance with procedures adopted by the Board of Trustees.

   Securities and assets for which market quotations are not readily available (including restricted securities which are subject to limitations as to their sale) and all other assets of the Fund not described above, will be valued at fair value as determined in good faith by the Subadviser under the direction of the Board of Trustees. The fair value of such securities shall generally be determined as the amount that the Fund could reasonably expect to realize from an orderly disposition of such securities over a reasonable period of time. In making a good faith valuation, consideration shall generally be given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by the Fund in connection with such disposition). In addition, specific factors shall also generally be considered, such as (i) the cost of the investment, (ii) the market value of any unrestricted securities of the same class (both at the time of purchase and at the time of valuation), (iii) the size of the holding, the prices of any recent transactions or offers with respect to such securities, and (iv) any available analysts' reports regarding the issuer. The Board of Trustees will periodically review all good faith valuations and the foregoing good faith valuation procedures.

   The Subadviser or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Subadviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund because the valuation procedures of other clients may differ from those of the Fund. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration, and since the fee rates may be different for the Fund and other clients.

   Expenses of the Fund, including the Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

   Prospective   investors   should  be  aware   that   situations   involving
uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund's net assets, which, in turn, would affect amounts paid on repurchases of Shares and the amount of fees paid, if the judgments made regarding appropriate valuations should be proven incorrect.

             ADDITIONAL INFORMATION REGARDING THE TRUST AGREEMENT

   The following is a summary description of the material provisions of the Trust Agreement that may not be described elsewhere in this PPM. The description of such provisions is not complete and reference should be made to the complete text of the Trust Agreement, which is incorporated by reference herein from Appendix A to the Company's PPM, dated as of April 30, 2005 and included in Amendment No. 4 to the Company's Registration Statement on Form N-2 filed with the U.S. Securities and Exchange Commission on April 13, 2005, pursuant to the Investment Company Act of 1940, as amended (File No. 811-21655).


LIABILITY OF SHAREHOLDERS

   Persons who purchase Shares in the offering being made hereby will be Shareholders. The Adviser may subscribe for Shares, and to that extent will be a Shareholder of the Fund. Under Delaware law and the Trust Agreement, each Shareholder will be liable for the debts and obligations of the Fund only to the extent of any payments to the Fund for the subscription of Shares (plus any accretions in value thereof prior to repurchase) and a Shareholder, in the sole discretion of the Board of Trustees, may be obligated (i) to satisfy withholding tax obligations with respect to such Shareholders, or (ii) to return to the Fund amounts distributed to the Shareholder in accordance with the Trust Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Fund exceed the fair market value of the Fund's assets.

LIABILITY OF TRUSTEES AND OFFICERS

   The Trust Agreement provides that a Trustee or officer shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of the Trustee's or officer's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's or officer's office. The Trust Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Trustee or officer by the Fund (but not by the Shareholders individually) against any liability and expense to which the Trustee or officer may be liable which arise in connection with the performance of the Trustee's or officer's activities on behalf of the Fund. Trustees or officers shall not be personally liable to any Shareholder for the repayment of any payments made by the Shareholder to the Fund for the subscription of Shares or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Trust Agreement shall not be construed so as to provide for indemnification of a Trustee or officer for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Trust Agreement to the fullest extent permitted by law.

AMENDMENT OF THE TRUST AGREEMENT

   The Trust Agreement may generally be amended, in whole or in part, with the approval of the Board of Trustees (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required by the 1940 Act. Without limiting such power of the Board of Trustees to amend the Trust Agreement generally, the Board of Trustees will also have the power to amend the Trust Agreement to add to, delete, replace or otherwise modify any provisions relating to the Shares, without Shareholder approval provided that the Board of Trustees determines that such amendment is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by law. If Shares have been issued, Shareholder approval will be required to adopt any amendments to the Trust Agreement that would adversely affect to a material degree the rights and preferences of the Shares.

POWER OF ATTORNEY

   In subscribing for Shares, an investor will appoint the Board of Trustees as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a statutory trust under Delaware law or signing all instruments effecting authorized changes in the Company or the Trust Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. This power of attorney, which will be contained in an investors' subscription agreement, is a special power-of-attorney and is coupled with an interest in favor of the Board of Trustees and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Shareholder granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Shareholder of all or any portion of the Shareholder's Shares, except that when the transferee of the Shares has been approved by the Board of Trustees for admission to the Fund as a substitute Shareholder, or upon the withdrawal of a Shareholder from the Fund pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

TERM, DISSOLUTION AND LIQUIDATION

   The Fund will be dissolved upon the affirmative vote to dissolve the Fund by: (i) the Board of Trustees; or (ii) Shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Shareholders. The Fund will also be dissolved as required by operation of law.

   Upon the occurrence of any event of dissolution, the Board of Trustees or Adviser, acting as liquidator under appointment by the Board of Trustees (or another liquidator, if the Board of Trustees does not appoint the Adviser to act as liquidator or the Adviser is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.

   Upon the liquidation of the Fund, its assets will be distributed (i) first, to satisfy the debts, liabilities and obligations of the Fund (other than debts of Shareholders) including actual or anticipated liquidation expenses,
(ii) next, to repay debts owing to the Shareholders, and (iii) finally, to the Shareholders proportionately in accordance with the value of their Shares. Assets may be distributed in kind on a proportionate basis if the Board of Trustees or liquidator determines that the distribution of assets in kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

                    PRIVACY NOTICE FOR INDIVIDUAL INVESTORS

   The Fund may collect or capture nonpublic information about Shareholders from the following sources:

  .   Forms, like the Fund's subscription booklet;

  .   Oral conversations with the Fund's representatives;

  .   Shareholder's transactions with the Fund;

  .   Electronic sources such as the Adviser's Web sites or e-mails; and

  .   Bank accounts used for transfers and wires

   The Fund does not disclose any nonpublic personal information about our customers or former customers to non-affiliated third parties without the customer's authorization, except as permitted by law or in response to inquiries from governmental authorities. The Fund restricts access to Shareholder's personal and account information to those employees who need to know that information to provide products and services to Shareholders. The Fund also may disclose that information to unaffiliated third parties (such as the transfer agent or brokers) only as permitted by law and only as needed for the Fund to provide agreed services to Shareholders. The Fund maintains physical, electronic and procedural safeguards to guard nonpublic personal information.

                                   INQUIRIES

Inquiries concerning the Fund and Shares (including information concerning subscription and withdrawal procedures) should be directed to Customer Service at 1-800-441-7288.

                                  APPENDIX A
                            ADDITIONAL INFORMATION

        HISTORICAL PERFORMANCE OF A T FUND OF FUNDS AND TREESDALE FUNDS

HISTORICAL PERFORMANCE OF THE A T FUND OF FUNDS

   The A T Fund of Funds ("A T Fund") is the sole series of the A T Funds Investment Trust, which is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company. A T Fund operates as a "fund-of-hedge funds." A T Fund's investment objective is to seek risk-adjusted, fixed-income, absolute returns by investing in investment funds managed by various investment managers that use a variety of investment strategies. A T Funds, LLC, a Delaware limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), serves as A T Fund's investment adviser (the "Adviser"). Treesdale Partners, LLC, a Delaware limited liability company and an investment adviser registered under the Advisers Act, serves as A T Fund's subadviser (the "Subadviser"), and is responsible for management of A T Fund's investment portfolio. The Adviser is a direct subsidiary owned equally by the Subadviser and A T Fund's administrator, Allegiance Investment Management, LLC, a Delaware limited liability company carrying on business as Allegiance Capital.

   THE FOLLOWING PERFORMANCE INFORMATION REFLECTS THE ACTUAL INVESTMENT PERFORMANCE OF A T FUND DURING THE PERIODS INDICATED. A T FUND COMMENCED INVESTMENT OPERATIONS ON MAY 1, 2005. PAST PERFORMANCE INFORMATION FOR A T FUND PRESENTED BELOW DOES NOT GUARANTEE OR DETERMINE THE FUTURE RESULTS. THE INVESTMENT ENVIRONMENT AND MARKET CONDITIONS MAY BE MARKEDLY DIFFERENT IN THE FUTURE AND INVESTMENT RESULTS WILL FLUCTUATE IN VALUE. THE FOLLOWING PERFORMANCE INFORMATION FOR A T FUND IS UNAUDITED AND HAS BEEN PREPARED ONLY FOR GENERAL INFORMATION PURPOSES FOR CONSIDERATION BY CURRENT OR PROSPECTIVE INVESTORS. THE PERFORMANCE DATA IS CALCULATED IN ACCORDANCE WITH THE SEC STANDARDIZED METHOD.

   THE RETURNS SHOWN REFLECT THE ACTUAL FEES AND EXPENSES INCURRED BY A T FUND BUT DO NOT REFLECT PAYMENT OF ANY PLACEMENT FEES WHICH WOULD REDUCE RETURNS. THE RETURNS REPRESENT THE NET ASSET VALUE APPRECIATION (NET OF ALL A T FUND OPERATING EXPENSES, INCLUDING INCENTIVE AND MANAGEMENT FEES, AND REFLECTING REINVESTMENT OF ALL DISTRIBUTIONS AND OTHER EARNINGS) AS A PERCENTAGE OF BEGINNING CAPITAL FOR AN INVESTOR WHO HAD INVESTED IN A T FUND SINCE INCEPTION UNDER A T FUND'S STANDARD FEE STRUCTURE. CERTAIN FACTORS, SUCH AS THE TREATMENT OF LOSS CARRYFORWARDS, MAY CAUSE THE MONTHLY PERFORMANCE OF A T FUND TO VARY FROM INVESTOR TO INVESTOR. ALL PERFORMANCE DATA PROVIDED IS HISTORICAL AND IS NOT INDICATIVE OF FUTURE RESULTS, AND THERE CAN BE NO ASSURANCE THAT THESE OR COMPARABLE RETURNS WILL BE ACHIEVED BY A T FUND OR THAT A T FUND'S INVESTMENT OBJECTIVE WILL BE ACHIEVED.

                        MONTHLY RETURNS OF A T FUND
                        ---------------------------
           JAN  FEB  MAR  APR   MAY  JUN  JUL  AUG  SEP  OCT  NOV  DEC  YTD
           ---- ---- ---- ---- ----- ---- ---- ---- ---- ---- ---- ---- ----
2005                           -0.27 0.24 0.78 0.25 0.22 0.56 0.31 0.25 2.37
2006       0.67 0.32 1.09 1.02  0.56 0.40                               4.13

                                                         CREDIT SUISSE/TREMONT
                                                           FIXED INCOME ARB
                                                A T FUND      INDEX /(1)/
                                                -------- ---------------------
  2005 RETURNS (MAY THROUGH DEC)                  2.37%          0.00%/(5)/
  2006 RETURNS (JANUARY THROUGH JUNE)             4.13%          5.65%
  SINCE INCEPTION OF A T FUND (MAY 2005)          6.60%          5.65%/(5)/
  AVERAGE ANNUAL TOTAL RETURN /(2)/               5.63%          4.82%
  AVERAGE MONTHLY RETURN                          0.46%          0.40%
  ANNUALIZED SHARPE RATIO (MAY 2005-JUNE 2006)
  /(3)/                                           1.22           0.27
  ANNUALIZED STANDARD DEVIATION (MAY 2005-JUNE
  2006) /(4)/                                     1.23%          2.90%

(1) Credit Suisse/TREMONT FIXED INCOME ARBITRAGE INDEX (the "Index") is a sub-index of the Credit Suisse /Tremont Index described in the index definitions below in this Appendix B, and its index universe is defined as funds that attempt to limit volatility and generate profits from price anomalies between related fixed income securities (i.e., funds that follow a fixed income arbitrage investment strategy) (the "Index Universe"). The Index is calculated and rebalanced monthly. Funds are reselected on a quarterly basis as necessary. The Index is an asset-weighted index. The Index uses a rules-based construction methodology, identifies its constituent funds, and seeks to minimize subjectivity in the Index member selection process. The Index aims at a maximum representation of the Index Universe. (Source: Credit Suisse Tremont Index website). The Index information is included because it is the index that, in the best judgment of the Subadviser, includes funds with investment objectives and types of investments most like those of A T Fund. However, use of the Index is not intended to imply that A T Fund will have a portfolio that replicates the portfolios of funds in the Index, which may vary considerably in the future both in composition and element of risk.

(2) AVERAGE ANNUAL TOTAL RETURN is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variation in performance; they are not the same as actual year-by-year results. The average annual total return calculation in the table above is CFA Institute (formerly the Association for Investment Management and Research (AIMR)) compliant. However, the CFA Institute has not been involved in the preparation or review of this information and the remainder of this performance presentation has not been prepared in compliance with the presentation standards set forth by the CFA Institute.

(3) THE SHARPE RATIO is a portfolio performance measure used to evaluate the return of a fund with respect to risk. The calculation is the return of the fund minus the "risk-free" rate divided by the fund's standard deviation. The risk free rate used by in the calculation of the Sharpe ratio in the above table is the average of the 3-Month U.S. Treasury Bill yield on a monthly basis, since May 2005. The Sharpe ratio provides you with a return for unit of risk measure.

For example, assume equity fund 1 returned 20% over the last five years, with a standard deviation of 2%. The risk free rate is generally the interest rate on a government security. Assume that the average return of a risk-free government bond fund over this period was 6%. The Sharpe ratio would be (the return of the portfolio - the risk free rate)/the standard deviation of the portfolio. In the case of equity fund 1, the Sharpe ratio is (20%-6%)/2%, or 7%. Therefore, for each unit of risk, the fund returned 7% over the risk-free rate.

Generally, investors evaluating the performance of a fund would compare its Sharpe ratio to a benchmark. This could include, but is not limited to, the average performance of similar funds, and an equity index. For example assume the S&P 500 was used as a benchmark. Further assume that the return of a S&P 500 index fund over the past five years was 10% with a standard deviation of 2%. The Sharpe ratio for this index fund is (10%-6%)/2, or 2%. An investor doing a side-by-side comparison between equity fund 1 and the S&P 500 index fund could conclude that the equity fund 1 provided a higher level of excess return for each unit of risk during that period.

(4) STANDARD DEVIATION is a statistical measure that measures the variability of a set of observations around its mean (or average). For example, suppose you have two equity funds. The annual return for equity fund 1 for the past five years is 8%, 9%, 10%, 11% and 12%. The mean (or average) of this sample is (8%+9%+10%+11%+12%)/5 = 10%. The annual return for equity fund 2 for the past three years is 0%, 5%, 10%, 15% and 20%. The mean of this sample is (0%+5%+10%+ 15%+20%)/5 = 10%.

Although the mean of both samples are the same, the variability around the mean is clearly different. An investor evaluating the two funds would view equity fund 2 as riskier than equity fund 1. The funds have the same average return, but the variability of fund 2 is much higher than fund 1. This concept of risk vs. return is fundamental to financial markets. Instruments with low variability of returns, like a money market fund, will provide less return than instruments with high variability of returns, like a high yield bond fund.

The formula for standard deviation is the square root of the sum of the squared differences of each observation from the mean divided by the number of observations less one. For equity fund 1, the standard deviation is 1.58%, while for equity fund 2, the standard deviation is 7.9%. Typically, the observations in the financial industry are made on a month-by-month basis over 36 months or 3-years.

(C) 2000 The McGraw-Hill Companies Inc.

(5) Performance of the Index is shown from the inception date of A T Fund.

HISTORICAL PERFORMANCE OF THE TREESDALE FUNDS

   The "Subadviser employs an investment program for the Treesdale Fixed Income Fund, Ltd. and the Treesdale Fixed Income Fund, L.P. (together, the "Treesdale Funds") that is substantially similar to the investment program that it employs in managing A T Fund. During the time periods prior to the commencement of investment operations by the A T Fund, the Treesdale Funds were, and from and after the commencement of investment operations by the A T Fund through the end of the periods shown below, the Treesdale Funds continued to be the only accounts (other than the A T Fund itself) managed by the Subadviser that had investment objectives, programs, policies and strategies that are substantially the same as those of A T Fund. Because of the similarity of investment programs, as a general matter, the Subadviser considers participation by A T Fund in all appropriate investment opportunities that are under consideration by the Subadviser for the Treesdale Funds. The Subadviser evaluates for A T Fund and for the Treesdale Funds a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for A T Fund or the Treesdale Funds at a particular time. Because these considerations may differ for A T Fund and the Treesdale Funds in the context of any particular investment opportunity and at any particular time, the investment activities and future investment performance of A T Fund and the Treesdale Funds will differ.

   THE FOLLOWING PERFORMANCE INFORMATION REFLECTS THE ACTUAL COMPOSITE INVESTMENT PERFORMANCE SOLELY OF THE TREESDALE FUNDS DURING THE INDICATED PERIODS, AND DOES NOT REFLECT THE PERFORMANCE OF A T FUND DURING ANY PERIOD PRESENTED (INCLUDING AFTER AT FUND COMMENCED INVESTMENT OPERATIONS ON MAY 1,
2005). PAST PERFORMANCE INFORMATION FOR THE TREESDALE FUNDS DOES NOT GUARANTEE OR DETERMINE THE FUTURE RESULTS OF EITHER THE TREESDALE FUNDS OR A T FUND. THE INVESTMENT ENVIRONMENT AND MARKET CONDITIONS MAY BE MARKEDLY DIFFERENT IN THE FUTURE AND INVESTMENT RESULTS WILL FLUCTUATE IN VALUE. THE FOLLOWING PERFORMANCE INFORMATION FOR THE TREESDALE FUNDS IS UNAUDITED AND HAS BEEN PREPARED ONLY FOR GENERAL INFORMATION PURPOSES FOR CONSIDERATION BY CURRENT OR PROSPECTIVE INVESTORS. THE PERFORMANCE INFORMATION BELOW IS PRESENTED IN ORDER TO ALLOW CURRENT OR PROSPECTIVE INVESTORS TO COMPARE THE ACTUAL HISTORICAL INVESTMENT PERFORMANCE OF A T FUND AND THE TREESDALE FUNDS DURING OVERLAPPING PERIODS OF INVESTMENT ACTIVITY AND TO CONSIDER THE COMPOSITE INVESTMENT PERFORMANCE OF AN INVESTMENT PROGRAM WITH SUBSTANTIALLY SIMILAR INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES (BUT HAVING SIGNIFICANT DISTINCTIONS AS DESCRIBED IN THE IMMEDIATELY FOLLOWING PARAGRAPH) AS A T FUND OVER A LONGER HISTORICAL

PERIOD THAN THE LIFE OF A T FUND. THE PERFORMANCE DATA IS CALCULATED IN ACCORDANCE WITH THE SEC STANDARDIZED METHOD.

   THE RETURNS SHOWN REFLECT THE ACTUAL FEES AND EXPENSES INCURRED BY THE TREESDALE FUNDS BUT DO NOT REFLECT PAYMENT OF ANY PLACEMENT FEES WHICH WOULD REDUCE RETURNS. THE RETURNS REPRESENT THE NET ASSET VALUE APPRECIATION (NET OF ALL THE TREESDALE FUNDS OPERATING EXPENSES, INCLUDING INCENTIVE AND MANAGEMENT FEES, AND REFLECTING REINVESTMENT OF ALL DISTRIBUTIONS AND OTHER EARNINGS) AS A PERCENTAGE OF BEGINNING CAPITAL FOR AN INVESTOR WHO HAD INVESTED IN THE TREESDALE FUNDS SINCE INCEPTION UNDER THE TREESDALE FUNDS' STANDARD FEE STRUCTURE. CERTAIN FACTORS, SUCH AS THE TREATMENT OF LOSS CARRYFORWARDS, MAY CAUSE THE MONTHLY PERFORMANCE OF THE TREESDALE FUNDS TO VARY FROM INVESTOR TO INVESTOR.

   THE STANDARD FEE STRUCTURE OF THE TREESDALE FUNDS DIFFERS SIGNIFICANTLY FROM THE FEE STRUCTURE OF A T FUND. A T FUND'S OPERATING EXPENSES ARE HIGHER THAN THOSE OF THE TREESDALE FUNDS. ACCORDINGLY, HAD THE TREESDALE FUNDS' PERFORMANCE RECORDS REFLECTED A T FUND'S FEES AND EXPENSES, THE TREESDALE FUNDS' RETURNS SHOWN BELOW WOULD HAVE BEEN LOWER. FURTHERMORE, THERE ARE CERTAIN DIFFERENCES BETWEEN THE INVESTMENT POLICIES OF A T FUND AND THE TREESDALE FUNDS. UNLIKE A T FUND, THE TREESDALE FUNDS ARE NOT SUBJECT TO CERTAIN INVESTMENT LIMITATIONS, DIVERSIFICATION REQUIREMENTS OR OTHER RESTRICTIONS IMPOSED BY APPLICABLE SECURITIES LAWS, INCLUDING THE 1940 ACT, WHICH, IF APPLICABLE, MAY HAVE ADVERSELY AFFECTED THE TREESDALE FUNDS' PERFORMANCE.

   ALL PERFORMANCE DATA PROVIDED IS HISTORICAL AND IS NOT INDICATIVE OF FUTURE RESULTS, AND THERE CAN BE NO ASSURANCE THAT THESE OR COMPARABLE RETURNS WILL BE ACHIEVED BY A T FUND OR THAT A T FUND'S INVESTMENT OBJECTIVE WILL BE ACHIEVED.

                      MONTHLY RETURNS OF TREESDALE FUNDS
                      ----------------------------------
           JAN  FEB   MAR  APR   MAY  JUN   JUL  AUG   SEP  OCT  NOV  DEC  YTD
           ---- ---- ----- ---- ----- ---- ----- ---- ----- ---- ---- ---- ----
2002                                                        1.57 1.53 1.61 4.78
2003       1.26 0.69 -0.41 0.08 -0.04 0.82 -0.18 0.54 -0.04 0.75 1.16 1.33 6.10
2004       0.99 1.16  0.83 0.86  0.53 0.78  0.68 0.72  0.67 0.80 0.80 0.60 9.84
2005       0.58 0.67  0.63 0.65  0.01 0.25  0.81 0.38  0.26 0.75 0.42 0.38 5.96
2006       0.74 0.32  0.96 0.95  0.55 0.53                                 4.12

                                                      CREDIT SUISSE/TREMONT
                                            TREESDALE FIXED INCOME ARB INDEX
                                              FUNDS           /(1)/
                                            --------- ----------------------
   2004 RETURNS                                9.84%           6.85%
   2005 RETURNS                                5.96%           0.63%
   2006 RETURNS (JANUARY THROUGH JUNE)         4.12%           5.65%
   SINCE INCEPTION OF TREESDALE FUNDS
     (OCTOBER 2002)                           34.72%          20.79%/(5)/
   AVERAGE ANNUAL TOTAL RETURN /(2)/           8.27%           5.17%
   AVERAGE MONTHLY RETURN                      0.67%           0.42%
   ANNUALIZED SHARPE RATIO (OCTOBER
     2002-JUNE 2006) /(3)/                     3.73            0.99
   ANNUALIZED STANDARD DEVIATION (OCTOBER
     2002-JUNE 2006) /(4)/                     1.54%           2.89%

(1) Credit Suisse/TREMONT FIXED INCOME ARBITRAGE INDEX (the "Index") is a sub-index of the Credit Suisse /Tremont Index described in the index definitions below in this Appendix B, and its index universe is defined as funds that attempt to limit volatility and generate profits from price anomalies between related fixed income securities (i.e., funds that follow a fixed income arbitrage investment strategy) (the "Index Universe"). The Index is calculated and rebalanced monthly. Funds are reselected on a quarterly basis as necessary. The Index is an asset-weighted index. The Index uses a rules-based construction methodology, identifies its constituent funds, and seeks to minimize subjectivity in the Index member selection process. The Index aims at a maximum representation of the Index Universe. (Source: Credit Suisse Tremont Index website). The Index information is included because it is the index that, in the best judgment of the Subadviser, includes funds with investment objectives and types of investments most like those of the Treesdale Funds and A T Fund. However, use of the Index is not intended to imply that the Treesdale Funds or A T Fund will have portfolios that replicate the portfolios of funds in the Index, which may vary considerably in the future both in composition and element of risk.

(2) AVERAGE ANNUAL TOTAL RETURN is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variation in performance; they are not the same as actual year-by-year results. The average annual total return calculation in the table above is CFA Institute (formerly the Association for Investment Management and Research (AIMR)) compliant. However, the CFA Institute has not been involved in the preparation or review of this information and the remainder of this performance presentation has not been prepared in compliance with the presentation standards set forth by the CFA Institute.

(3) THE SHARPE RATIO is a portfolio performance measure used to evaluate the return of a fund with respect to risk. The calculation is the return of the fund minus the "risk-free" rate divided by the fund's standard deviation. The risk free rate used by in the calculation of the Sharpe ratio in the above table is the average of the 3-Month U.S. Treasury Bill yield on a monthly basis, since October 2002. The Sharpe ratio provides you with a return for unit of risk measure.

For example, assume equity fund 1 returned 20% over the last five years, with a standard deviation of 2%. The risk free rate is generally the interest rate on a government security. Assume that the average return of a risk-free government bond fund over this period was 6%. The Sharpe ratio would be (the return of the portfolio - the risk free rate)/the standard deviation of the portfolio. In the case of equity fund 1, the Sharpe ratio is (20%-6%)/2%, or 7%. Therefore, for each unit of risk, the fund returned 7% over the risk-free rate.

Generally, investors evaluating the performance of a fund would compare its Sharpe ratio to a benchmark. This could include, but is not limited to, the average performance of similar funds, and an equity index. For example assume the S&P 500 was used as a benchmark. Further assume that the return of a S&P 500 index fund over the past five years was 10% with a standard deviation of 2%. The Sharpe ratio for this index fund is (10%-6%)/2, or 2%. An investor doing a side-by-side comparison between equity fund 1 and the S&P 500 index fund could conclude that the equity fund 1 provided a higher level of excess return for each unit of risk during that period.

(C) 2000 The McGraw-Hill Companies Inc.

(4) STANDARD DEVIATION is a statistical measure that measures the variability of a set of observations around its mean (or average). For example, suppose you have two equity funds. The annual return for equity fund 1 for the past five years is 8%, 9%, 10%, 11% and 12%. The mean (or average) of this sample is (8%+9%+10%+11%+12%)/5 = 10%. The annual return for equity fund 2 for the past three years is 0%, 5%, 10%, 15% and 20%. The mean of this sample is (0%+5%+10%+ 15%+20%)/5 = 10%.

Although the mean of both samples are the same, the variability around the mean is clearly different. An investor evaluating the two funds would view equity fund 2 as riskier than equity fund 1. The funds have the same average return, but the variability of fund 2 is much higher than fund 1. This concept of risk vs. return is fundamental to financial markets. Instruments with low variability of returns, like a money market fund, will provide less return than instruments with high variability of returns, like a high yield bond fund.

The formula for standard deviation is the square root of the sum of the squared differences of each observation from the mean divided by the number of observations less one. For equity fund 1, the standard deviation is 1.58%, while for equity fund 2, the standard deviation is 7.9%. Typically, the observations in the financial industry are made on a month-by-month basis over 36 months or 3-years.

(C) 2000 The McGraw-Hill Companies Inc.

(5) Performance of the Index is shown from the inception date of Treesdale
Funds.

                            HISTORICAL CORRELATIONS

   The following tables show correlation data among the actual historical investment performance results of A T Fund, the composite results of the Treesdale Funds and each of Lehman Brothers U.S. Aggregate Index, S&P 500 Index and Credit Suisse/Tremont Hedge Fund Index, respectively, for the indicated periods since the commencement of investment operations of the A T Fund and correlation data among all such products other than the A T Fund during the indicated periods prior to the inception of the A T Fund. The intent of the presentation below is to show correlation, not under or over performance by the A T Fund or the Treesdale Funds with respect to these indices. In the tables below, the data in each table grid correlates performance of the index named above of the particular table grid with the performance of the index named to the left of the particular table grid.

   Correlations compare the degree/percentage of the time two or more measures move in the same direction. Perfect correlation in two measures moving in the same direction 100% of the time is 1.0 and perfect inverse correlation in two measures moving in exactly the opposite direction 100% of the time is -1.0. The primary value of correlation data is to identify the value one class of securities has as an asset allocation diversifier to another for the investment of assets. The more non-correlated two measures are to each other, the greater diversification value they provide to each other, and in the process, the more they shrink the volatility of the return of the combination of the two and therefore improve the growth in value of the assets.

   The performance information shown here respectively for each of the A T Fund and the Treesdale Funds is unaudited and has been prepared for general information purposes for consideration by current or prospective investors in the A T Fund to illustrate the potential asset allocation diversity value of an investment in the A T Fund and an investment similar to the Treesdale Funds relative to common stocks, fixed income, and hedge fund components of portfolio level composition. The A T Fund began investment operations as of May 1, 2005. This performance information reflects the actual investment performance of the A T Fund and the Treesdale Funds, respectively, during the indicated periods. Subadviser employs an investment program for A T Fund that is substantially the same as the investment program that it employs in managing the Treesdale Funds. During the time periods prior to the commencement of investment operations by the A T Fund, the Treesdale Funds were, and from and after the commencement of investment operations by the A T Fund through the end of the period shown below, continued to be the only accounts (other than the A T Fund itself) managed by the Subadviser that had investment objectives, programs, policies and strategies that are substantially the same as those of the A T Fund. However, the past performance information for either the A T Fund or the Treesdale Funds presented here does not guarantee or determine the future results of either the Treesdale Funds or the A T Fund. The investment environment and market conditions may be markedly different in the future and investment results will fluctuate in value. The performance information for the A T Fund and the Treesdale Funds each represents the net asset value appreciation (net of all applicable operating expenses, including incentive and management fees, and reflecting reinvestment of all distributions and other earnings) as a percentage of beginning capital for an investor who had invested in the A T Fund and the Treesdale Funds, respectively, since inception under the standard fee structure for each respective investment product. Performance results do not reflect payment of placement fees which would reduce returns. The standard fee structure of the Treesdale Funds differs significantly from and may be materially lower than the fee structure of the A T Fund. Certain factors, such as the treatment of loss carryforwards, may cause monthly performance of the A T Fund and the Treesdale Funds to vary from investor to investor in the respective funds. All performance data provided is historical and is not indicative of future results, and there can be no assurance that these or comparable returns will be achieved by the A T Fund or that the A T Fund's investment objective will be achieved.

                                CORRELATION DATA WITH RESPECT TO EACH FUND NAMED IN THE
 MAY 2005 - JUNE 2006                             LEFT COLUMN
 --------------------           -------------------------------------------------------
                                                                              CREDIT
                                                                             SUISSE/
                                                        LEHMAN               TREMONT
                                           TREESDALE   BROS. US    S&P 500    HEDGE
                                A T FUND     FUNDS     AGG INDEX    INDEX   FUND INDEX
                                --------   ---------   ---------   -------  ----------
 A T FUND                         1.00
 TREESDALE FUNDS                  0.97        1.00
 LEHMAN BROS. US AGG INDEX       (0.65)      (0.63)       1.00
 S&P 500 INDEX                   (0.01)      (0.02)      (0.03)     1.00
 CREDIT SUISSE/TREMONT HEDGE
   FUND INDEX                     0.30        0.24       (0.06)     0.66       1.00

                               CORRELATION DATA WITH RESPECT TO EACH FUND NAMED IN THE
OCTOBER 2002 - JUNE 2006                          LEFT COLUMN
------------------------       -------------------------------------------------------
                                                                        CREDIT SUISSE
                                                                           TREMONT
                               TREESDALE   LEHMAN BROS.                  HEDGE FUND
                                 FUNDS     US AGG INDEX  S&P 500 INDEX      INDEX
                               ---------   ------------  -------------  -------------
TREESDALE FUNDS                  1.00
LEHMAN BROS. US AGG INDEX        0.00          1.00
S&P 500 INDEX                    0.00         (0.15)         1.00
CREDIT SUISSE/TREMONT HEDGE
  FUND INDEX                     0.06          0.15          0.47           1.00

                               INDEX DEFINITIONS
INDEXES ARE UNMANAGED AND AN INVESTMENT CANNOT BE MADE DIRECTLY INTO AN INDEX.

THE LEHMAN BROTHERS U.S. AGGREGATE INDEX is an unmanaged market-capitalization weighted benchmark including all securities that are SEC-registered, taxable, and dollar denominated, including U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. Securities must have at least one year to final maturity regardless of call features, have at least $250 million par amount outstanding, be rated investment grade (Baa3 or better), must be fixed rate, although it can carry a coupon that steps up or changes according to a predetermined schedule, be dollar-denominated and non-convertible and must be publicly issued. However, 144A securities with Registration Rights and Reg-S issues are included.

THE S&P 500 INDEX is Standard and Poor's unmanaged, capital-weighted index representing the aggregate market value of the common equity of 500 companies primarily traded on the New York Stock Exchange.

THE CREDIT SUISSE/TREMONT HEDGE FUND INDEX uses the TASS and CSFB/Tremont databases, which track more than 3000 funds. The Index Universe is defined as only the funds with a minimum of US $10 million assets under management ("AUM"), a minimum one-year track record, and current audited financial statements. Funds are separated into ten primary subcategories based on their investment style. The Index in all cases represents at least 85% of the AUM in each respective category of the Index Universe. CSFB/Tremont analyzes the percentage of assets invested in each subcategory and selects funds for the Index based on those percentages, matching the shape of the Index to the shape of the universe. The Index is calculated and rebalanced monthly. Funds are reselected on a quarterly basis as necessary. The Index is an asset-weighted index. The Index uses a rules-based construction methodology, identifies its constituent funds, and seeks to minimize subjectivity in the Index member selection process. It aims at a maximum representation of the Index Universe. (Source: CSFB/Tremont Index website)

                  PART B: STATEMENT OF ADDITIONAL INFORMATION
================================================================================

                          A T FUNDS INVESTMENT TRUST
                               -----------------

                      STATEMENT OF ADDITIONAL INFORMATION

                           as of September 19, 2006

                               -----------------
                                A T FUNDS, LLC
                                    Adviser
                               -----------------
                            TREESDALE PARTNERS, LLC
                                  Subadviser
                               -----------------
                     ALLEGIANCE INVESTMENT MANAGEMENT, LLC
                                 Administrator
                               -----------------

  CITIGROUP FUND SERVICES, LLC (formerly, Forum Administration Services, LLC)

                               Subadministrator
================================================================================

   This Statement of Additional Information ("SAI") is not a prospectus or offering memorandum. This SAI relates to and should be read in conjunction with the Private Placement Memorandum ("PPM") of A T Funds Investment Trust (the "Fund") dated as of September 19, 2006. A copy of the PPM may be obtained by contacting the Fund at the following address or telephone number: 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648; (714) 969-0521.

   The Shares have not been and will not be registered under the Securities Act, or the securities laws of any state. The Fund will issue Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This SAI shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this SAI.

   Capitalized terms not otherwise defined herein have the same meaning set forth in the PPM.

                      STATEMENT OF ADDITIONAL INFORMATION
                               TABLE OF CONTENTS

                                                                    SOAI
                                    -                               ----
       ITEM 16. GENERAL INFORMATION AND HISTORY....................  1
       ITEM 17. INVESTMENT OBJECTIVE AND POLICIES..................  1
       ITEM 18. MANAGEMENT.........................................  2
       Board of Trustees...........................................  2
       Trustees and Officers.......................................  2
              Independent Trustees.................................  2
              Non-Independent Trustees.............................  3
              Officers.............................................  3
       Beneficial Ownership........................................  5
       Compensation................................................  5
       Proxy Voting Policies.......................................  5
       ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES  5

       ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.............  6
       Adviser and Subadviser......................................  6
       Approval of Advisory Contracts..............................  6
       Accountants and Legal Counsel...............................  6
       ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES...........  6
       ITEM 22. TAX STATUS.........................................  7
       ITEM 23. FINANCIAL STATEMENTS...............................  7


ITEM 16. GENERAL INFORMATION AND HISTORY

   Inapplicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES

   The Fund's investment objective and policies are described under the headings "Investment Objective" and "Investment Strategy" in the PPM. The investment objective of the Fund is fundamental and may not be changed without a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. In addition, the following investment restrictions are fundamental policies and may not be changed without a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act:

  . Borrow money, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff. Generally, borrowing will be limited to 25% of the Fund's net asset value at the time of borrowing.

  . Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff. The Fund does not intend to issue senior securities.

  . Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

  . Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, or that are issued by companies that invest or deal in real estate or real estate investment trusts.

  . Invest in commodities or commodity contracts, except that the Fund may purchase and sell foreign currency, options, futures and forward contracts, including those related to indexes, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

  . Make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

  . The Subadviser will not allocate more than 20% of the Fund's assets to any single Portfolio Fund, measured at the time of investment.

  . The Fund will limit its investment in any one Portfolio Fund to 3% or less of the Portfolio Fund's voting securities, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) permitting investments constituting a greater percentage of such securities.

  . The Fund will not purchase voting and non-voting interest in a Portfolio Fund that in the aggregate represent 25% or more of a Portfolio Fund's outstanding equity, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) providing that investments of 25% or greater would not constitute control of a Portfolio Fund.

   The investment restrictions and other policies described in this PPM do not apply to Portfolio Funds; however, such investment restrictions will apply to accounts managed by Direct Allocation Portfolio Managers. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the value of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. All other investment strategies of the Fund are non-fundamental, and the extent to which the Fund may engage in such strategies is described in detail in the PPM. The risks inherent in the Fund's investment strategies are described under "TYPES OF INVESTMENTS AND RELATED RISKS" in the PPM.

ITEM 18. MANAGEMENT

BOARD OF TRUSTEES

   The Company's Board of Trustees has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operation, and has approved the Fund's investment program. It exercises similar powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. Seventy-five percent (75%) of the Board of Trustees is comprised of persons who are Independent Trustees. The Board of Trustees will monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business.

   Although the Trustees review policies regarding the management of the Fund and review information provided to them in connection with quarterly meetings of the Board of Trustees (and any special meetings called), they do not have an active role in reviewing or supervising the Fund's ongoing operations. This means, for example, that the Trustees do not select or approve the Portfolio Managers or the Portfolio Funds (other than Direct Allocation Portfolio Managers). By way of further example, the Trustees do not (and cannot) verify the valuation of the Fund's investments in Portfolio Funds and must rely on valuation information provided by the Portfolio Managers, the Adviser and the Subadviser without any investigation or independent verification.

   The Independent Trustees (identified below) serve as outside fiduciaries only and do not serve as officers or in an active management role for the Fund or its affiliates.

   To the fullest extent allowed by applicable law including the 1940 Act, the Trust Agreement also indemnifies the Trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as Trustees or officers. The 1940 Act prohibits indemnification for certain types of conduct (i.e., willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations and duties), for which the Fund's Trustees and officers will not be indemnified.

   The Trustees, in their capacity as such, are not Shareholders of the Fund and, accordingly, each Trustee in his capacity as such has no liability as a Shareholder. Trustees may subscribe for Shares, subject to the eligibility requirements described in the PPM, in which case such Trustees will be Shareholders.

   The identity and brief biographical information of each of the Trustees is set out below.

TRUSTEES AND OFFICERS

   The current Trustees and officers of the Company performing a policy-making function and their affiliations and principal occupations for the past five years are set forth below:

   INDEPENDENT TRUSTEES

                                                TERM OF                            NUMBER OF
                                               OFFICE AND                        PORTFOLIOS IN
                                               LENGTH OF          PRINCIPAL      FUND COMPLEX
                      POSITION(S) HELD WITH       TIME          OCCUPATION(S)     OVERSEEN BY  OTHER DIRECTORSHIPS HELD BY
NAME, ADDRESS AND AGE      THE COMPANY           SERVED      DURING PAST 5 YEARS    TRUSTEE              TRUSTEE
--------------------- --------------------- ---------------- ------------------- ------------- ---------------------------
 Jan W. Dash           Chairman/            Indefinite/      Financial                 1                    0
 963 Holmdel Road #1   Independent Trustee  December 2004 to Consultant, J. Dash
 Holmdel, NJ 07733                          present          Consultants
 Born: 1942                                                  (05/2003-present).
                                                             Director of

                                    SOAI-2

                                                TERM OF                            NUMBER OF
                                               OFFICE AND                        PORTFOLIOS IN
                                               LENGTH OF          PRINCIPAL      FUND COMPLEX
                      POSITION(S) HELD WITH       TIME          OCCUPATION(S)     OVERSEEN BY  OTHER DIRECTORSHIPS HELD BY
NAME, ADDRESS AND AGE      THE COMPANY           SERVED      DURING PAST 5 YEARS    TRUSTEE              TRUSTEE
--------------------- --------------------- ---------------- ------------------- ------------- ---------------------------
                                                             Quantitative              1                    0
                                                             Analysis, Solomon
                                                             Smith Barney
                                                             (02/1993-05/2003).
Laurie M. O'Loughlin   Independent Trustee  Indefinite/      Various positions         1                    0
2415 Landings Circle                        December 2004 to with Merrill Lynch
Bradenton, FL 34209                         present          (07/1987-12/2002),
Born: 1959                                                   including Managing
                                                             Director and Global
                                                             Head of Credit
                                                             Products for Market
                                                             Risk Management,
                                                             Merrill Lynch -
                                                             Capital Markets
                                                             Division (1998-
                                                             2002) and European
                                                             Head of Debt
                                                             Products for Market
                                                             Risk Management,
                                                             Merrill Lynch -
                                                             London, U.K.
                                                             (1996-1998).

J. Stephan Rapp        Independent Trustee  Indefinite/      Real Estate               1                    0
131 Cat Rock Road                           December 2004 to Developer and
Cos Cob, CT 06807                           present          Member,
Born: 1943                                                   Development
                                                             Corporation of
                                                             Greenwich, LLC
                                                             (01/2003-present),
                                                             and President,
                                                             Parrot Properties
                                                             Inc. (07/1998-
                                                             present).

   NON-INDEPENDENT TRUSTEES

                                                                                  NUMBER OF
                                              TERM OF                           PORTFOLIOS IN
                         POSITION(S)        OFFICE AND           PRINCIPAL      FUND COMPLEX
                        HELD WITH THE        LENGTH OF         OCCUPATION(S)     OVERSEEN BY  OTHER DIRECTORSHIPS HELD BY
NAME, ADDRESS AND AGE      COMPANY          TIME SERVED     DURING PAST 5 YEARS    TRUSTEE              TRUSTEE
--------------------- ----------------- ------------------- ------------------- ------------- ---------------------------
 Mark G. Torline      Trustee and Chief Indefinite/ October Chief Executive           1                    0
 300 Pacific Coast    Executive Officer 2004 to present     Officer of
 Highway, Suite 305                                         Allegiance
 Huntington Beach,                                          Investment
 CA 92648                                                   Management, LLC,
 Born: 1956                                                 the Administrator
                                                            (07/1993-present),
                                                            and Treasurer and
                                                            Secretary of
                                                            Allegiance
                                                            Investment
                                                            Management, LLC,
                                                            the Administrator
                                                            (07/1993-
                                                            01/2004). (1)

(1) Mr. Torline also serves as Chief Executive Officer and a member of the Management Committee of A T Funds, LLC, the Adviser (June 2004-present).
  OFFICERS

                                                                                              NUMBER OF
                                                                                            PORTFOLIOS IN
                                                                            PRINCIPAL       FUND COMPLEX
                      POSITION(S) HELD WITH THE  TERM OF OFFICE AND       OCCUPATION(S)      OVERSEEN BY  OTHER DIRECTORSHIPS
NAME, ADDRESS AND AGE          COMPANY          LENGTH OF TIME SERVED  DURING PAST 5 YEARS     OFFICER     HELD BY OFFICERS
--------------------- ------------------------- --------------------- --------------------- ------------- -------------------
 Mark G. Torline          Trustee and Chief      Indefinite/ October  Chief Executive             1                0
 300 Pacific Coast        Executive Officer      2004 to present      Officer of Allegiance
 Highway, Suite 305                                                   Investment
 Huntington Beach,                                                    Management, LLC,
                                                                      the Administrator
                                                                      (07/1993- 7/1993-

                                    SOAI-3

                                                                                               NUMBER OF
                                                                                             PORTFOLIOS IN
                                                                            PRINCIPAL        FUND COMPLEX
                      POSITION(S) HELD WITH THE  TERM OF OFFICE AND       OCCUPATION(S)       OVERSEEN BY  OTHER DIRECTORSHIPS
NAME, ADDRESS AND AGE          COMPANY          LENGTH OF TIME SERVED  DURING PAST 5 YEARS      OFFICER     HELD BY OFFICERS
--------------------- ------------------------- --------------------- ---------------------- ------------- -------------------
CA 92648                                                              present), and                1                0
Born: 1956                                                            Treasurer and
                                                                      Secretary of
                                                                      Allegiance
                                                                      Investment
                                                                      Management, LLC,
                                                                      the Administrator
                                                                      (07/1993-01/2004).
                                                                      (1)

Dennis Rhee             Chief Operating         Indefinite/ December  Managing Partner,            1                0
1325 Avenue of the      Officer and Vice        2004 to present       Investment Executive
Americas, Suite 2302    President                                     Committee member
New York,                                                             and Co-Founder of
NY 10019                                                              Treesdale Partners,
Born: 1964                                                            LLC, the Subadviser
                                                                      (08/2002-present).
                                                                      Senior Vice President
                                                                      and head of Mortgage
                                                                      Backed Securities at
                                                                      Pedestal (02/2000 to
                                                                      08/2001).
                                                                      Head of product
                                                                      management at
                                                                      Deutsche Bank's
                                                                      fixed income
                                                                      electronic trading
                                                                      division and trader in
                                                                      the mortgage-backed
                                                                      securities (MBS)
                                                                      trading department
                                                                      (11/1997 to 02/2000).

Yung Lim                Chief Investment        Indefinite/ December  Managing Partner,            1                0
1325 Avenue of the      Officer and Vice        2004 to present       Investment Executive
Americas, Suite 2302    President                                     Committee member
New York,                                                             and Co-Founder of
NY 10019                                                              Treesdale Partners,
Born: 1961                                                            LLC, the Subadviser
                                                                      (08/2002-present).
                                                                      Founder of Pedestal;
                                                                      served as Chief
                                                                      Executive Officer
                                                                      (03/1997) and then
                                                                      Chairman (08/1999-
                                                                      08/2001).

Alexander L. Popof      Chief Financial         Indefinite/ December  Chief Financial              1                0
300 Pacific Coast       Officer, Vice           2004 to present       Officer of Allegiance
Highway, Suite 305      President, Secretary                          Investment
Huntington Beach,       and Treasurer                                 Management, LLC,
CA 92648                                                              the Administrator
Born: 1955                                                            (01/2004-present).
                                                                      Chief Operating
                                                                      Officer and Chief
                                                                      Financial Officer of
                                                                      Hopkins Real Estate
                                                                      Group (07/2002-
                                                                      01/2004).
                                                                      Chief Financial
                                                                      Officer of Catellus
                                                                      Residential Group
                                                                      (03/1999-05/2002).

Sharon Goldberg         Chief Compliance        Indefinite/ December  Chief Compliance             1                0
300 Pacific Coast       Officer and Assistant   2004 to present       Officer and Director
Highway, Suite 305      Secretary                                     of Operations of
Huntington Beach,                                                     Allegiance
CA 92648                                                              Investment
Born: 1959                                                            Management, LLC,
                                                                      the Administrator
                                                                      (08/2001-present).
                                                                      Operations Manager
                                                                      of Pacific Life
                                                                      Insurance Company
                                                                      (06/1999-08/2001).

--------
(1)Mr. Torline also serves as Chief Executive Officer and a member of the Management Committee of A T Funds, LLC, the Adviser (June 2004-present).

                                    SOAI-4

BENEFICIAL OWNERSHIP

   The following table sets forth the dollar range of equity securities beneficially owned by each Trustee, as of June 30, 2006:

                                                    AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES OF
                          DOLLAR RANGE OF EQUITY    ALL REGISTERED INVESTMENT COMPANIES OVERSEEN
NAME OF TRUSTEE           SECURITIES OF THE FUND    BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES
---------------           ------------------------  ----------------------------------------------
Mark G. Torline           $1 - $10,000                         $1 - $10,000
Jan W. Dash               None                                 None
Laurie M. O'Loughlin      None                                 None
J. Stephan Rapp           None                                 None

   Mr. Torline's beneficial ownership of Fund Shares represents less than 0.1% of the interest in the Fund, and is attributable to his ownership in the Adviser, which made an initial investment in the Fund of $100,000 on or about April 4, 2005. No Independent Trustee owns beneficially or of record any security of the Adviser or the Subadviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Fund, the Adviser or the Subadviser.


COMPENSATION

   The officers and Trustees of the Company who are considered "interested persons" of the Company receive no compensation directly from the Company for performing the duties of their offices. However, those officers and Trustees who are officers or members of the Adviser, the Subadviser or the Administrator may receive remuneration indirectly because the Adviser will receive the Management Fee from the Company. The Independent Trustees receive a monthly retainer and fees and expenses for each regular Board of Trustees meeting attended. The aggregate compensation paid to each of the Independent Trustees during the Fund's fiscal year ending March 31, 2006 are set forth below:

                     COMPENSATION FROM THE COMPANY                                  TOTAL COMPENSATION FROM THE FUND
                      FOR THE FISCAL YEAR ENDING    PENSION OR RETIREMENT BENEFITS  AND FUND COMPLEX FOR THE FISCAL
NAME OF TRUSTEE             MARCH 31, 2006         ACCRUED AS PART OF FUND EXPENSES    YEAR ENDING MARCH 31, 2006
---------------      ----------------------------- -------------------------------- --------------------------------
Jan W. Dash                     $11,000(1)                       N/A                            $11,000(1)
Laurie M. O'Loughlin            $11,000(1)                       N/A                            $11,000(1)
J. Stephan Rapp                 $11,000(1)                       N/A                            $11,000(1)

(1) Independent Trustees receive a monthly retainer of $1,000, paid quarterly, plus $1,000 for each regular quarterly and special in person Board of Trustees meeting attended. In addition, each Independent Trustee who is a member of any committee of the Board of Trustees receives $500 for each in person meeting and each telephone meeting of such committee that is longer than 20 minutes in duration and that is held on a day when a Board of Trustees meeting is not also held.

PROXY VOTING POLICIES

   The Fund delegates proxy voting decisions to the Adviser, which follows its Proxy Voting Policy and Procedures to vote the Fund's proxies. The policies and procedures that the Registrant uses to determine how to vote proxies relating to portfolio securities are incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form N-2, File No. 811-21655, filed on April 4, 2005.

The Fund's record with respect to the voting of proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available
(i) without charge and upon request, by calling (800) 441-7288 and (ii) on the SEC's website at http://www.sec.gov.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

   The following table sets forth, as of July 31, 2006, (A) the name, address and holdings of each Shareholder known by the Fund to be a shareholder of record or beneficial owner of (i) more than 5% of the outstanding Shares of the Fund or (ii) more than 25% of the total outstanding voting Shares of the Fund; and (B) the percentage of the Shares owned by all officers and Trustees of the Fund as a group.

                                    SOAI-5

Share Owner                                                      Percentage Ownership
(of record or beneficial)                     Address                 of Shares
-------------------------          ----------------------------- --------------------
First National Bank of the Rockies 2452 HWY 6 & 50                      50.04
                                   Grand Junction, CO 81501-1108
SVB Banko Di Seguro Sosial         Pater Euwensweg #9                   16.63
                                   Curacao, Netherlands Antilles
Orco Bank Investments BV           Dr. H. Ferglsonweg 10                11.01
                                   Curacao, Netherlands Antilles
Ann L. Lokey TTEE                  C\o Greenrock Research, Inc.          5.70
Ann L. Lokey 1998 Revocable Trust  223 West Jackson, Suite 850
                                   Chicago, IL 60605

As of July 31, 2006, the percentage of shares owned by all officers and Trustees of the Fund as a group was less than 1% of the shares of either class of the Fund.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES

ADVISER AND SUBADVISER

   The Adviser is controlled equally by the Subadviser and Administrator. The Subadviser is controlled by Dennis Rhee and Yung Lim, as the direct owners of the Subadviser. The Administrator is controlled by Allegiance Capital, Inc. and Rosemont Partners I, L.P., as the direct owners of the Administrator. Allegiance Capital, Inc. was founded in 1988 and is the predecessor in business to the Administrator. The Administrator took over the business of Allegiance Capital, Inc. in April 2002 after an investment by Rosemont Partners I, L.P. in the Administrator. Rosemont Partners I, L.P. is an investment fund formed in May 2000 that, as of the date hereof, has a total of approximately $38 million invested in nine companies. The Administrator is also indirectly controlled by Rosemont Investment Partners LLC and KBC Bank NV, as owners of Rosemont Partners I, L.P., KBC Bank & Insurance Holding Co., as an owner of KBC Bank NV, Almanij NV, as an owner of KBC Bank & Insurance Holding Co., and Cera Holding CVBA, as an owner of Almanij NV, and by William K. Mawhorter, as an owner of Allegiance Capital Inc. Mr. Torline, a Trustee and officer of the Fund, and
Mr. Popof and Ms. Goldberg, officers of the Fund, are also executive officers of the Administrator. Messrs. Rhee and Lim, officers of the Fund, are also managing partners of the Subadviser.

APPROVAL OF ADVISORY CONTRACTS

A discussion summarizing the basis on which the Board most recently approved the Investment Management Agreement between the Trust and the Adviser with respect to the Fund is included in the Fund's Annual Report to Shareholders for the period ended March 31, 2005.

ACCOUNTANTS AND LEGAL COUNSEL

   The Board of Trustees has selected Ernst & Young LLP as the independent registered public accounting firm of the Fund, which is located at 725 South Figueroa Street, Los Angeles, California. Paul, Hastings, Janofsky & Walker LLP serves as legal counsel to the Fund, the Adviser and the Administrator, and is located at 55 Second Street, 24/th/ Floor, San Francisco, California.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

   Each Portfolio Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Portfolio Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally

                                    SOAI-6
applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

   The Subadviser expects that each Portfolio Manager will generally select brokers and dealers to effect transactions on behalf of its Portfolio Fund substantially as described below, although the Subadviser can give no assurance that a Portfolio Manager (including a Direct Allocation Portfolio Manager) will adhere to, and comply with, the described practices. The Subadviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of a Portfolio Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities. Subject to appropriate disclosure, however, Portfolio Managers of Portfolio Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Manager rather than its Portfolio Fund. The Subadviser generally considers the broker selection process employed by a Portfolio Manager in determining whether to invest in its Portfolio Fund. Each Portfolio Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

   Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Adviser and/or the Subadviser) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of a Portfolio Fund are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than a Portfolio Fund. In addition, not all of the supplemental information is used by the Portfolio Manager in connection with a Portfolio Fund in which the Fund invests. Conversely, the information provided to the Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager and its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to a Portfolio Fund. In accordance with provisions of the 1940 Act, an affiliate of the Adviser and/or the Subadviser may effect brokerage transactions for a Portfolio Fund.

ITEM 22. TAX STATUS

   A discussion of the Fund's tax status can be found under "CAPITAL ACCOUNTS AND ALLOCATION" and "TAX ASPECTS" in the PPM.

ITEM 23. FINANCIAL STATEMENTS

   The Fund's financial statements for the period ended March 31, 2006, including notes thereto and the report of Ernst & Young LLP thereon, are incorporated by reference into this SAI from the Fund's annual report to shareholders dated March 31, 2006 contained in its Form N-CSR filed with the SEC on June 9, 2006. A copy of such Annual Report to shareholders must accompany the delivery of this Statement of Additional Information.

                                     SOAI-7

PART C: OTHER INFORMATION

ITEM 24.FINANCIAL STATEMENTS AND EXHIBITS

Are contained in Part A of the Registration Statement.

The Fund's financial statements have been incorporated into Part B of the Registration Statement by reference to Registrant's March 31, 2006 Annual Report contained in its Form N-CSR as described on page 10 of the Statement of Additional Information.

      (2)Exhibits

          (a) Certificate of Trust*

          (b)(1) Agreement and Declaration of Trust*

          (b)(2) Appendix A to Agreement and Declaration of Trust***

          (b)(3) Bylaws (filed herewith)

          (c) Not Applicable

          (d) Not Applicable

          (e) Not Applicable

          (f) Not Applicable

          (g)(1) Investment Management Agreement***

          (g)(2) Investment Subadvisory Agreement***

          (g)(3) Proxy Voting Policy and Procedures of the Company***

          (g)(4) Proxy Voting Policy and Procedures of the Adviser***

          (h) Not Applicable

          (i) Not Applicable

          (j) Form of Custodian Agreement***

          (k)(1) Form of Administration Agreement**

          (k)(2) Form of Subadministration Agreement***

          (k)(3) Form of Fund Accounting Agreement***

          (k)(4) Form of Transfer Agency Agreement***

          (k)(5) Form of Fee Schedule***

          (k)(6) Power of Attorney of Independent Trustees**

          (k)(7) Form of Escrow Services Agreement***

          (k)(8) Power of Attorney of Interested Trustee****

          (l) Not Applicable

          (m) Not Applicable

          (n) Consent of Auditors (filed herewith)

          (o) Not Applicable

          (p) Form of Initial Subscription Agreement**

          (q) Not Applicable

          (r)(1) Code of Ethics of the Company**

          (r)(2) Code of Ethics of the Adviser***

          (r)(3) Code of Ethics of the Subadviser***

     * Incorporated by reference to the Company's Registration Statement on Form N-2, File No. 811-21655, filed on October 20, 2004.

     **  Incorporated by reference to Amendment No. 1 to the Company's
       Registration Statement on Form N-2, File No. 811-21655, filed on January 10, 2005.

     *** Incorporated by reference to Amendment No. 2 to the Company's
       Registration Statement on Form N-2, File No. 811-21655, filed on March 9, 2005.

     ****Incorporated by reference to Amendment No. 3 to the Company's
       Registration Statement on Form N-2, File No. 811-21655, filed on April 4, 2005.

ITEM 25. MARKETING ARRANGEMENTS

       Not Applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates for the fiscal year 2007

Registration Fees              $ 15,000
Trustee Fees                     53,000
Transfer Agency Fees             21,636
Legal Fees                       72,000
Amortization of Offering Costs   10,962
                               --------
Audit Fees                       50,000
                               --------
Total                          $222,598
                               --------

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

   After completion of the offering of Shares, the Company expects that no person will be directly or indirectly under common control with the Fund, except that the Fund may be deemed to be controlled by A T Funds, LLC (the "Adviser"), the investment adviser to the Fund, Treesdale Partners, LLC (the "Subadviser"), the investment subadviser to the Fund, or Allegiance Investment Management, LLC (the "Administrator"), the administrator to the Fund.

   The Adviser was formed under the laws of the State of Delaware on June 28, 2004, the Subadviser was formed under the laws of the State of Delaware on August 2, 2002, and the Administrator was formed under the laws of the State of Delaware on November 29, 2001.

   Information regarding the Adviser is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-63399). Information regarding the Subadviser is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-63622). Information regarding the Administrator is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-61172).

ITEM 28. NUMBER OF HOLDERS OF SECURITIES

Information set forth below is as of July 31, 2006.

              TITLE OF CLASS                 NUMBER OF RECORD HOLDERS
              --------------            ----------------------------------
           Beneficial Interest                          16

ITEM 29. INDEMNIFICATION

   The Company undertakes that it will apply the indemnification provision of the Trust Agreement in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect.

   The Company, in conjunction with the Adviser and the Company's Board of Trustees, maintains insurance on behalf of any person who is or was an Independent Trustee, officer, employee or agent of the Company, against certain liabilities incurred or arising out of such position. In no event, however, will the Company pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Company itself is not permitted to indemnify.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF ADVISER AND SUBADVISER

   A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, the Subadviser and each director, executive officer or partner of the Adviser or Subadviser, is or has been, at any time during the past two calendar years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set forth in the Fund's Statement of Additional Information under the heading "TRUSTEES AND OFFICERS".

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS

   The Administrator maintains certain required accounting related and financial books and records of the Company at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California, 92648, and the Subadministrator and Custodian maintain certain other required accounting related and financial books and records of the Company at Two Portland Square, Portland, Maine 04101, and 388 Greenwich Street, New York, New York, 10013, respectively. All other required books and records are maintained by the Adviser, also at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California, 92648.

ITEM 32. MANAGEMENT SERVICES

   Not applicable.

ITEM 33. UNDERTAKINGS

   The Company hereby undertakes to:

      (1) Send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, the Fund's Statement of Additional Information.

                                  SIGNATURES

   Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach and State of California, on the 19th day of September, 2006.


A T FUNDS INVESTMENT TRUST

By:    /s/ Mark G. Torline
       -------------------------

Name:  Mark G. Torline

Title: Chief Executive Officer